As filed with the Securities and Exchange Commission on                   , 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALONA GLOBAL MEDICAL DEVICE CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3330 Caminito Daniella

Del Mar, California 92014

1-800-760-6826

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Leslie Cross

Interim Chief Executive Officer

2800 Park Place

666 Burrard Street

Vancouver, British Columbia

V6C 2Z7

1-800-760-6826

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Raymer

Dorsey & Whitney LLP

TD Canada Trust Tower

Brookfield Place, 161 Bay Street, Suite 4310

Toronto, ON M5J 2S1

(416) 367-7388

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market and other conditions.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ⮽

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Smaller reporting company	⮽
Accelerated filer	☐	Emerging growth company	⮽
Non-accelerated filer	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ⮽

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (6)	Proposed Maximum Aggregate Offering Price (6)	Amount of Registration Fee (7)
Common shares underlying subscription receipts, without par value(1)	7,869,005	$0.59	$4,642,712.95	$506.52
Common shares underlying subscription receipts, without par value(2)	2,121,232	$1.06	$2,248,505.92	$245.31
Common shares underlying warrants, without par value(3)	2,121,232	$1.54	$3,266,697.28	$356.40
Common shares underlying options, without par value(4)	876,231	$0.59	$516,976.29	$56.40
Common shares underlying options, without par value(5)	243,675	$1.06	$258,295.50	$28.18
Total	13,231,375		$10,933,187.94	$1,192.81

____________________

(1) Represents common shares underlying the Salona Subscription Receipts which will be converted into common shares, without par value, upon the occurrence of certain specified events. See "Prospectus Summary-Related Transactions-Concurrent Financings" and "Change of Business and Related Transactions" for more information.

(2) Represents common shares underlying, indirectly, the Finco Subscription Receipts, which will be converted into common shares, without par value, upon the occurrence of certain specified events. See "Prospectus Summary-Related Transactions-Concurrent Financings" and "Change of Business and Related Transactions" for more information.

(3) Represents common shares, without par value, underlying Resulting Issuer Warrants exercisable at C$1.25 per share, subject to acceleration, expiring December 18, 2022. See "Prospectus Summary-Related Transactions-Amalgamation and Winding Up" and "Change of Business and Related Transactions" for more information.

(4) Represents common shares, without par value, underlying the Salona Compensation Options exercisable at C$0.4749 per share, expiring on December 18, 2022. See "Prospectus Summary-Related Transactions-Concurrent Financings" and "Change of Business and Related Transactions"  for more information.

(5) Represents common shares, without par value, underlying the Exchangeable Compensation Options exercisable at C$0.8548 per share, expiring on December 18, 2022. See "Prospectus Summary-Related Transactions-Concurrent Financings" and "Change of Business and Related Transactions"  for more information.

(6) Estimated solely for purposes of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. This is not any indication of the price at which shares may be sold hereunder, which is expected to be determined at the market for sales by selling shareholders.

(7) Calculated pursuant to Rule 457(o) under the Securities Act of 1933 based on the proposed maximum aggregate offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)                                          Date April 30, 2021

13,231,375 Common Shares

This prospectus relates to the resale by the selling shareholders listed herein of up to 13,231,375 common shares of Salona Global Medical Device Corporation ("Salona" or the "Company") acquirable upon conversion or exercise, as applicable, of subscription receipts, purchase warrants and options that were issued by the Company or its wholly-owned British Columbia incorporated subsidiary, Brattle Finco B.C. Ltd. ("Finco"), to such selling shareholders in private placements completed on December 18, 2020. For a complete description of these private placements, the subscription receipts, purchase warrants and options, please see "Prospectus Summary-Concurrent Financings" and "Change of Business and Related Transactions" in this prospectus.

Accordingly, the securities being registered include (i) 9,990,237 common shares underlying subscription receipts, (ii) 2,121,232 common shares underlying purchase warrants and (iii) 1,119,906 common shares underlying options.

We will not receive any proceeds from the sale of the common shares offered by the selling shareholders to the public.

The common shares will be offered by the selling shareholders at fixed prices, at then-prevailing market prices at the time of sale, at varying prices, or in negotiated transactions. See "Plan of Distribution" in this prospectus. Our common shares are listed on the TSX Venture Exchange (the "TSXV") under the symbol "SGMD."  Our common shares have been halted from trading on the TSXV since September 9, 2020 pending the completion of the Change of Business described in "Change of Business and Related Transactions" in this prospectus. The closing price per common share on September 8, 2020, the date immediately preceding the announcement of the proposed Change of Business, was C$0.12. The September 2020 market trading price may have little or no relation to the opening trading price for the common shares when trading resumes on the TSXV or the trading price when the shares being offered for resale pursuant to this prospectus are sold. The common shares will not be issued to the selling shareholders until on or about the day trading resumes on the TSXV.

The common shares will be offered by the selling shareholders at a price of C$0.4749 until trading resumes on the TSXV.

While we may in the future list our securities on a national exchange in the United States, we have no current plans to do so.

All dollar amounts reflected herein refer to U.S. Dollars unless otherwise noted.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration.

Certain selling shareholders and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. See "Selling Shareholders" and "Plan of Distribution" in this prospectus.

We are an "emerging growth company" under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements in this prospectus and may elect to do so in future filings.

Investing in our common shares involves a high degree of risk. We refer you to the section entitled "Risk Factors" on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2021.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act. You should read this prospectus together with additional information described under "Where You Can Find Additional Information."

We have not, and the selling shareholders have not, authorized anyone to provide you with information other than that contained in this prospectus and neither we nor the selling shareholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus.  Information contained in, and that can be accessed through, our web site, www.salonaglobal.com, does not constitute part of this prospectus.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. We have not taken any action to permit a public offering of our common shares or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States and Canada. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, (i) the common shares referenced hereunder are those of Salona Global Medical Device Corporation and not those of its subsidiaries, (ii) the terms "we," "us," "our" or the "Company" as used in this prospectus refer to Salona Global Medical Device Corporation together with its wholly-owned subsidiaries, and (iii) this prospectus assumes the completion of the Change of Business and the closing or completion, as applicable, of the Concurrent Financings, the Amalgamation and the Share Exchange (each as defined elsewhere in this prospectus and together, the "Related Transactions"). See "Prospectus Summary" and "Change of Business and Related Transactions" for more information.

Exchange Rate Information

Unless otherwise indicated, all references to “$” in this prospectus refer to United States dollars. Certain dollar amounts are expressed in Canadian dollars ("C$").

The annual average exchange rates for Canadian dollars in terms of the United States dollar for each of the three year periods ended December 31, 2020, 2019 and 2018, as quoted by the Bank of Canada, were as follows:

Year ended December 31
2020	2019	2018
C$1.3415	C$1.3269	C$1.2957

On April 28, 2021, the daily rate for United States dollars in terms of the Canadian dollar, as quoted by the Bank of Canada, was USD$1.00 = C$1.2357.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. Investing in our common shares involves a high degree of risk. For a more complete understanding of our Company and our common shares, we encourage you to read and consider the more detailed information included in this prospectus, including "Risk Factors," "Cautionary Note Regarding Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, interim financial statements and related notes and pro forma financial information and related notes. See also "Where You Can Find Additional Information."

Overview

We currently provide lending and credit in the U.S. healthcare industry. Our board of directors (our "Board") is proposing to complete a Change of Business (as defined below) to that of an acquisition-oriented, U.S.-based medical device ("MedTech") company, with plans to achieve scale through further acquisitions and organic growth. We intend to place an emphasis on products for those over 65, who provide steady demand by virtue of government-sponsored medical coverage in the U.S. Following the Change of Business, we plan to limit our lending and credit business in order to implement our strategy within the U.S. medical device market. We are registering for resale the common shares that underlie the subscription receipts, warrants and options issued in connection with the Concurrent Financings described below. These common shares will only be issued to the holders of subscription receipts, warrants and options once the Change of Business and Related Transactions have occurred.

Summary of the Change of Business

We plan to transition our business to an acquisition-oriented, U.S.-based MedTech company. In furtherance of that goal, on September 8, 2020, we entered into a definitive agreement through our wholly-owned subsidiary, Brattle Acquisition I Corp., a South Dakota corporation ("Brattle Acquireco"), with South Dakota Partners, a South Dakota corporation ("SDP"), and certain other parties, as sellers, pursuant to which Brattle Acquireco agreed to purchase, and the holders of capital stock of SDP (the "SDP Sellers") agreed to sell, the issued and outstanding capital stock of SDP (the "SDP Shares"), subject to the terms and conditions set forth therein (the "Definitive Agreement").

Our common shares are listed for trading on the TSXV under the symbol "SGMD". Completion of our acquisition of SDP, indirectly through Brattle Acquireco, along with the Related Transactions will result in a change of business, as defined under Policy 5.2 - Changes of Business and Reverse Takeovers (“Policy 5.2”) of the TSXV Corporate Finance Manual (the "Change of Business"). Pursuant to Policy 5.2, an issuer must notify the TSXV as soon as it has reached an agreement that will result in a Change of Business, and the securities of the issuer will immediately be subject to a trading halt until certain conditions have been satisfied. Our common shares have been halted from trading on the TSXV since September 9, 2020 pursuant to Policy 5.2 pending the TSXV approval of the Change of Business. The TSXV approval of the Change of Business is subject to several conditions, including approval of the Change of Business by our shareholders, which was obtained on March 11, 2021, and delivery of certain documents to the TSXV. Our common shares will resume trading on the TSXV upon approval of the Change of Business by the TSXV.

SDP operates a large state-of-the-art production facility located in the state of South Dakota, currently producing proprietary and white-label medical devices for pain management, cold and hot therapy, Transcutaneous Electrical Nerve Stimulation ("TENS"), Neuromuscular Electrical Stimulation ("NMES"), Pulsed electromagnetic field ("PEMF") and ultrasound therapy. See "Description of South Dakota Partners" for more information.

Upon the closing of the acquisition of the SDP Shares by Brattle Acquireco in accordance with the terms and conditions of the Definitive Agreement (the "Closing"), the SDP Sellers will hold less than 3% of all of the outstanding shares in Brattle Acquireco, with the Company owning the remaining shares of capital stock of Brattle Acquireco.

The Change of Business remains subject to several conditions precedent, including final approval of the TSXV, execution of non-competition agreements by major SDP shareholders and Leslie Cross, our Interim Chief Executive Officer, and other typical terms and conditions including accuracy of representations and warranties, no adverse change in the business of the target or material increase in indebtedness, and applicable shareholder approvals. Please see the below section entitled "Change of Business and Related Transactions" beginning on page 27 for more information.

Related Transactions

Concurrent Financings

In connection with the Change of Business, we, directly and through our wholly-owned subsidiary, Finco, completed financings consisting of the following two offerings (the "Concurrent Financings"). We intend to use the proceeds from the Concurrent Financings to operate the business and acquire other medical device businesses after the SDP transaction closes.

On December 18, 2020, we completed a financing of 7,869,005 subscription receipts ("Salona Subscription Receipts") on a non-brokered private placement basis at a price of C$0.4749 per Salona Subscription Receipt, for gross proceeds to us of C$3,736,982 (the "Concurrent Salona Financing"). Each Salona Subscription Receipt will automatically convert into one common share on the Escrow Release Date (as defined below). In connection with the Concurrent Salona Financing, registered dealers were entitled to cash compensation in the aggregate amount of C$166,449 (50% payable on the closing of the Concurrent Salona Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 876,231 options ("Salona Compensation Options"), each of which shall be exercisable to purchase one common share at a price of C$0.4749 per common share until December 18, 2022.

In addition, on December 18, 2020, Finco completed a financing of 2,121,232 subscription receipts ("Finco Subscription Receipts") on a non-brokered private placement basis, at a price of C$0.8548 per Finco Subscription Receipt, for gross proceeds to Finco of C$1,813,276 (the "Concurrent Finco Financing"). Each Finco Subscription Receipt will automatically convert into one unit (each, a "Unit") on the Escrow Release Date, without any further consideration on the part of the subscriber. Each Unit shall consist of one share of Finco (a "Finco Share") and one Finco Share purchase warrant (a "Finco Warrant"), with each Finco Warrant exercisable for one Finco Share at C$1.25 per share until December 18, 2022, subject to acceleration. In connection with the Concurrent Finco Financing, registered dealers were entitled to (i) cash compensation in the aggregate amount of C$83,320 (50% payable on closing of the Concurrent Finco Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 243,675 options ("Finco Compensation Options"), each of which shall be exercisable to purchase one Finco Share at a price of C$0.8548 per share until December 18, 2022. Please see the below section entitled "Change of Business and Related Transactions" beginning on page 27 for more information.

Amalgamation and Winding-Up

We anticipate that, immediately following the completion of the Change of Business and the conversion of the outstanding Finco Subscription Receipts into the Units consisting of Finco Shares and Finco Warrants, the Company, Finco and 1077863 B.C. Ltd. ("MergerSub") will complete a three-cornered amalgamation (the "Amalgamation") pursuant to the statutory procedure under Section 269 of the Business Corporations Act (British Columbia), as amended, including the regulations promulgated thereunder (the "BCBCA"). Pursuant to the Amalgamation, the holders of Finco Shares will receive the Company's common shares on a one for one basis, the holders of Finco Warrants will receive common share purchase warrants exercisable for the Company's common shares on a one for one basis (the "Resulting Issuer Warrants"), and the holders of Finco Compensation Options will receive those compensation options to purchase the Company's common shares which will be exchanged on a one for one basis for the Finco Compensation Options in connection with the Amalgamation (the "Exchangeable Compensation Options"), with the resulting entity being "Amalco".

It is our intention to dissolve and liquidate Amalco immediately following the Amalgamation and distribute all of its assets to the Company, as the resulting issuer. In addition, we also anticipate dissolving and liquidating Inspira Saas Billing Inc. and distributing its assets to the Company upon completion of the Change of Business. Please see the below section entitled "Change of Business and Related Transactions" beginning on page 27 for more information.

Corporate Information

We were originally incorporated as "Chrysalis Capital IX Corporation" on September 17, 2013 under the Canada Business Corporations Act (the "CBCA"). On July 7, 2015, we completed a transaction pursuant to which we and Inspira Financial Inc., a private British Columbia corporation, completed a triangular amalgamation, whereby Inspira Financial Inc. amalgamated with 1040096 B.C. Ltd., our wholly-owned subsidiary, to form an amalgamated corporation and, as a result of which, we became the sole beneficial owner of all of the outstanding shares of the amalgamated corporation. Immediately thereafter, we continued into British Columbia, amalgamated with the amalgamated corporation and changed our name to "Inspira Financial Inc."

On January 15, 2020, we changed our name from "Inspira Financial Inc." to "Brattle Street Investment Corp." and thereafter changed our name to "Salona Global Medical Device Corporation" on December 15, 2020. Please see the below section entitled "Business-Corporate History" for more information.

Our common shares are listed for trading on the TSXV under the symbol "SGMD".

Our principal executive office is located at 3330 Caminito Daniella, Del Mar, California, 92014. Our telephone number is 1-800-760-6826 and our website is www.salonaglobal.com.  The information found on our website is not part of this prospectus.

Corporate Structure

The following chart illustrates our corporate structure immediately prior to the completion of the Change of Business and Related Transactions, together with the governing law of each principal material subsidiary and the percentage of voting securities we beneficially own.

The following diagram illustrates our corporate structure following the completion of the Change of Business and Related Transactions:

Our Emerging Growth Company Status

As a company with less than $1.07 billion in revenue during our most recently completed fiscal year, we qualify as an "emerging growth company" as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the "JOBS Act") of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

• reduced disclosure about our executive compensation arrangements;

• exemptions from non-binding stockholder advisory votes on executive compensation or golden parachute arrangements; and

• exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Our Smaller Reporting Company Status

We are also currently a "smaller reporting company," meaning that we have either (a) a public float of less than $250 million or (b) annual revenues of less than $100 million and either no public float or a public float of less than $700 million. In the event that we are still considered a "smaller reporting company," at such time as we cease being an "emerging growth company," the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an "emerging growth company" or a "smaller reporting company." Specifically, similar to "emerging growth companies," "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings.

Accordingly, the information that we provide you may be different than what you may receive from other public companies in which you hold equity interests.

THE OFFERING

Shares Offered By the Selling Shareholders:

13,231,375 common shares consisting of:

  9,990,237 common shares underlying Salona Subscription Receipts and, indirectly, Finco Subscription Receipts;
  2,121,232 common shares underlying Resulting Issuer Warrants;
  1,119,906 common shares underlying Salona Compensation Options and Exchangeable Compensation Options

Offering Price:	Determined at the time of sale by the selling shareholders. Common shares will be offered by the selling shareholders at a price of C$0.4749 until trading resumes on the TSXV.

Common shares outstanding as of April 29, 2021:	33,813,308(1)

Trading Market and ticker symbol:

Our common shares are listed on the TSXV under the symbol "SGMD." Our common shares have been halted from trading on the TSXV since September 9, 2020 pending the completion of the Change of Business described in "Change of Business and Related Transactions" in this prospectus. Our common shares are not currently publicly traded on any U.S. securities exchange or market.

Use of proceeds:	We will not receive any proceeds from the sale of the common shares by selling shareholders covered by this prospectus. See "Use of Proceeds."

Plan of Distribution:

The selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common shares covered by this prospectus does not mean, however, that such common shares necessarily will be offered or sold. See "Plan of Distribution."

Risk factors:	You should read the "Risk Factors" section included in this prospectus for a discussion of factors to consider carefully before deciding to invest in our common shares.

(1) The number of common shares shown above to be outstanding prior to this offering is based on 33,813,308 common shares outstanding as of April 29, 2021 and excludes the following:

  7,869,005 common shares underlying Salona Subscription Receipts;
  2,121,232 common shares underlying, indirectly, Finco Subscription Receipts;
  2,121,232 common shares underlying Resulting Issuer Warrants;
  876,231 common shares underlying Salona Compensation Options;
  243,675 common shares underlying Exchangeable Compensation Options; and
  2,793,380 common shares underlying outstanding but unexercised Company Options.

In this prospectus, except as otherwise indicated or the context otherwise requires, all information regarding the common shares being offered hereunder is presented assuming the completion of the Change of Business and Related Transactions.

RISK FACTORS

Investing in our common shares involves a high degree of risk. The following are certain risk factors relating to our business and common shares and are not the only risks facing our Company. The below risk factors assume the completion of the Change of Business and Related Transactions unless otherwise noted. You should consider carefully the risks and uncertainties described below before making an investment decision. Our business, financial condition, operating results or growth prospects could be harmed by any of these risk factors or others which may not currently be known to us or which we may currently deem immaterial. In such an event, the trading price of our common shares could decline, and you may lose all or part of your investment. In assessing these risks, you should also refer to all of the other information contained in this prospectus, including our consolidated financial statements and related notes. Please also see the section captioned "Cautionary Note Regarding Forward-Looking Statements" beginning on page 26 of this prospectus.

Risks Related to Our Common Shares

Our common shares are a high risk investment.

Our common shares are listed in Canada on the TSXV and we are not listed on any U.S. national securities exchange. Consequently, there is a limited trading market for our common shares, which may affect the ability of shareholders to sell our common shares in the U.S. and the prices at which they may be able to sell our common shares. The TSXV is a smaller exchange in Canada and your broker may not facilitate trades in Canada.

The market price of our common shares has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common shares is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common shares.

Our common shares have been halted from trading on the TSXV since September 9, 2020 pending the completion of the Change of Business described in "Change of Business and Related Transactions" in this prospectus. Once our common shares resume trading on the TSXV, the common shares may be subject to increased price and market volatility given the duration of the halted trading period and the potential of shares from this offering being sold into the market.

Additionally, in connection with our acquisition of SDP, Brattle Street Acquisitionco, a subsidiary of the Company, will issue securities (the “Exchangeable Shares”) that will be exchangeable for up to 19,162,000 Class “A” Non-Voting Common Shares of the Company (“Consideration Shares”), on the basis of 10 Consideration Shares for every one Exchangeable Share. Beginning on the 12 month anniversary of our acquisition of SDP, each Consideration Share may be converted into one shares of common stock of the Company at the election of the holder. The Consideration Shares will not be available for sale into the market or resale by the holders, however, the Common Shares issuable upon the conversion of Consideration Shares can be sold into the market or resold by holders.  The issuance of Common Shares issuable upon the conversion of Consideration Shares will create additional dilution and the resale of such Common Shares may cause a reduction in our share price or increase volatility.

In the United States, our common shares are considered a “penny stock”, and our shares are not listed and trading on any U.S. exchange. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". These rules further restrict the trading activity and marketability of our common shares.

As a result of the foregoing, a purchase of our common shares should be considered a high risk investment.

If you purchase common shares in this offering, you cannot resell them in the United States unless you comply with state blue sky laws.

Common Shares purchased pursuant to this offering are not “covered securities” under Section 18(a) of the Securities Act of 1933, as amended, because the common shares will not be listed for trading on a U.S. national securities exchange.  Common Shares that are not covered securities must be resold in compliance with applicable state blue sky laws.  Applicability is based upon the residence of the purchaser.  While some states may have an exemption for resale without compliance with state blue sky laws, other states will require compliance with blue sky laws.  Such compliance can be costly and lengthy.  Any delays could result in burdensome wait times or the termination of the resale transaction.

We do not intend to pay dividends on our common shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common shares.

Because we have no near term plans to pay cash dividends on our common shares, investors must look solely to share appreciation for a return on their investment. We anticipate retaining all available funds and any future earnings for use in the operation and expansion of our business and there is no expectation that we will declare or pay any cash dividends on our common shares in the near term. Any future determination as to the declaration and payment of cash dividends will be at the discretion of the Board and will depend on then existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that the Board considers relevant. Accordingly, investors will only see a return on their investment if the value of our common shares appreciates.

We are subject to the continued listing criteria of the TSXV and our failure to satisfy these criteria may result in the suspension or delisting of the common shares.

Our common shares are currently listed on the TSXV. In order to maintain the listing, we must maintain certain financial and share distribution targets, including maintaining a minimum number of public shareholders. In addition to objective standards, the TSXV may delist or suspend from trading the securities of any issuer if, in the TSXV's opinion, the issuer or its principal operating subsidiary substantially reduces or impairs its principal operating assets, ceases or discontinues a substantial portion of its operations or business for any reason, or seeks protection or is placed under the protection of any insolvency or bankruptcy laws or is placed into receivership, or if any other event occurs or any condition exists which, in the opinion of the TSXV, makes continued listing on the TSXV inadvisable or not in the public interest.

If the TSXV suspends or delists our common shares, investors may face material adverse consequences, including, but not limited to, a lack of trading market for our common shares, reduced liquidity, decreased analyst coverage of the Company, and an inability for us to obtain additional financing to fund our operations.

We are eligible to be treated as an "emerging growth company" as defined in the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common shares less attractive to investors.

As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm;

•	rotate audit firms or provide a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on- frequency"; and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer's compensation to median employee compensation.

We will remain an "emerging growth company" until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period or (iv) the last day of the fiscal year in which we celebrate the fifth anniversary of our first sale of registered common equity securities pursuant to the Securities Act. Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our stock price may be more volatile.

It may be difficult to enforce judgments or bring actions outside the United States against us and our directors.

We are a British Columbia corporation and, as a result, it may be difficult or impossible for an investor to do the following:

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enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

•	bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

Risks Related to Our Business and Industry

We have a limited business history.

Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. We have limited financial resources and there is no assurance that additional funding will be available to us for further operations or to fulfill our obligations under applicable agreements. There is no assurance that we can generate revenues, operate profitably, or provide a return on investment, or that we will successfully implement our business plans.

We may be negatively impacted by challenging global economic conditions.

Our business, financial condition, results of operations and cash flow may be negatively impacted by challenging global economic conditions. For example and as discussed in more detail below, in early 2020, the U.S and other world economies have experienced turmoil due to the outbreak of a novel strain of coronavirus ("COVID-19"), which has resulted in global economic uncertainty.

A global economic slowdown would cause disruptions and extreme volatility in global financial markets, increased rates of default and bankruptcy and declining consumer and business confidence. The COVID-19 pandemic could potentially disrupt our supply chain or interfere with normal business operations due to the loss of employee availability.  The broader impact of the COVID-19 pandemic on investors, businesses, the global economy or financial and commodity markets may also have a material adverse impact on our results of operations, financial condition and the trading price of our common shares.

Additionally, the U.S. has imposed and may impose additional quotas, duties, tariffs, retaliatory or trade protection measures or other restrictions or regulations and may adversely adjust prevailing quota, duty or tariff levels, which can affect both the materials that we use in our products and the sale of finished products. For example, the tariffs imposed by the U.S. on materials from China are impacting materials that we import for use in packaging in the U.S. Measures to reduce the impact of tariff increases or trade restrictions, including geographical diversification of our sources of supply, adjustments in packaging design and fabrication or increased prices, could increase our costs, delay our time to market and/or decrease sales. Other governmental action related to tariffs or international trade agreements has the potential to adversely impact demand for our products and our costs, customers, suppliers and global economic conditions and cause higher volatility in financial markets. While we actively review existing and proposed measures to seek to assess the impact of them on our business, changes in tariff rates, import duties and other new or augmented trade restrictions could have a number of negative impacts on our business, including higher consumer prices and reduced demand for our products and higher input costs.

Our failure to comply with all regulatory, permit and license requirements could result in criminal or civil sanctions or an adverse effect on our business.

Upon completion of the Change of Business, we will be operating in an industry that is subject to extensive federal and state regulation. Failure to comply with applicable regulations, could result in severe criminal or civil sanctions or require us to make significant changes to our operations that could adversely affect our business, financial condition and operating results.

Our operations will also be subject to state laws governing, among other things, distribution of medical equipment and certain types of health activities, and we may be required to obtain and maintain licenses in each state to act as an equipment supplier. Additionally, accreditation is required by many payors. If we fail to obtain or maintain any required accreditation, it could have an impact on our business.

Increased regulatory burdens may result in significant loss of revenue, substantial out-of-pocket costs and loss of management focus on our business.

Increasing regulatory burdens, including premarketing approval delays, may result in significant loss of revenue, unpredictable costs and loss of management focus on developing and marketing products that improve the quality of healthcare. Medical device companies are increasingly burdened with bureaucratic and regulator demands that may not be reasonably related to assuring the safety or effectiveness of the devices that they provide.  Premarketing submission administrative burdens, and substantial "user fees" or notified body review fees, represent a significant non-clinical and/or non-scientific barrier to new product introduction, resulting in lack of investment or delays to revenues from new or improved devices.  The risks associated with such circumstances relate not only to substantial out-of-pocket costs, including potential litigation, but also loss of business and a diversion of attention of key employees for an extended period of time from managing their normal responsibilities, particularly in new product development and routine quality assurance activities.

Healthcare reform legislation may negatively impact us.

Healthcare reform laws significantly affect the U.S. healthcare services industry. In recent years, many legislative proposals have been introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. The ultimate content, timing or effect of any healthcare reform legislation and the impact of potential legislation on us is uncertain and difficult, if not impossible, to predict. That impact may be material to our business, financial condition or results of operations.

Legislative or executive order healthcare reform in the United States has the potential to render the U.S. medical device marketplace unpredictable. A fully government-run healthcare system might expand demand for healthcare services to previously uninsured populations, but may also reduce or eliminate healthcare consumer choice as well as commercial incentives for innovation.  Although SDP does not collect revenue by billing insurance providers, changes in reimbursement by public or private insurance could reduce the profitability of providing physical therapy services, and indirectly decrease demand for products produced by SDP or other acquisition targets.

We face intense competition.

The healthcare and medical device industry is highly competitive and dynamic and may become more competitive as new players enter the market. Certain competitors will be subsidiaries or divisions of larger, much better capitalized companies. Certain competitors will have vertically integrated production and services sectors of the market. We may have less capital and may encounter greater operational challenges in serving the market.

Better capitalized competitors may be able to borrow money or raise debt to purchase equipment more easily than us. Potential competitors could have significantly greater financial, research and development, production, and sales and marketing resources than we have and could utilize their greater resources to acquire or develop new technologies or products that could effectively compete with ours.  Additionally, demand for our products could be diminished by technological change or equivalent or superior products developed by competitors.

Competing in these markets could result in price-cutting, reduced profit margins and loss of market share, any of which would harm our business, financial condition and results of operations. Our ability to compete effectively depends upon our ability to distinguish ourselves from our competitors and their products, on such factors as safety and effectiveness, product pricing, compelling clinical data and quality of customer support.

We may be unable to identify and complete acquisitions.

We may not be able to successfully identify and complete corporate transactions on favorable terms or achieve anticipated synergies relating to any acquisitions, and such acquisitions could result in unforeseen operating difficulties and expenditures, or require significant management resources and significant charges.

As a part of our anticipated growth strategy, we will be regularly exploring potential acquisitions of complementary businesses, technologies, services or products. We may be unable to find suitable acquisition candidates. Even if we identify appropriate acquisition candidates, we may be unable to complete the acquisitions on favorable terms, if at all, as a result of changes in tax laws, regulations, financial market, or other economic or market conditions. We may incur material costs in pursuing successful or unsuccessful acquisitions. Acquisition activities can be thwarted by overtures from competitors for the targeted candidates, government regulation and replacement product developments within the industry in which we are expected to operate. Competition may intensify due to the ongoing consolidation in the healthcare industry, which may increase our acquisition costs. Competition from other buyers of medical device companies may drive asset prices to levels that we do not believe are justified in the long term, which could delay our acquisition strategy.  In addition, the process of integrating an acquired business, technology, service or product into existing operations could result in unforeseen difficulties and expenditures. Acquired businesses may require capital infusions for the possibility of future growth.  Integrating completed acquisitions into existing operations involves numerous short-term and long-term risks, including diversion of management's attention, failure to retain key personnel, long-term value of acquired intangible assets and acquisition expenses. In addition, we may be required to comply with laws, rules and regulations that may differ from those of the states in which our operations will be conducted upon completion of the Change of Business. Moreover, we may not realize the anticipated financial or other benefits of an acquisition.

Future acquisitions could also involve the issuance of equity securities, the incurrence of debt, assumption of actual or contingent liabilities or amortization of expenses related to other intangible assets, any of which could adversely impact our financial condition or results of operations. The issuance of shares for an acquisition may result in dilution to our shareholders and, depending on the number of shares that may be issued, the resale of such shares could affect the trading price of our common shares. In addition, equity or debt financing required for such acquisitions may not be available.  We may not be able to identify all actual or contingent liabilities associated with a particular acquisition, and representations and warranties in a purchase agreement, if any, may not be sufficient to allow for recovery of losses.

Any corporate transaction will be accompanied by certain risks including but not limited to: exposure to unknown liabilities of acquired companies and the unknown issues with any associated technologies or research; certain acquired businesses may have business models with lower operating margins, which could affect our overall operating results in future periods; higher than anticipated acquisition costs and expenses; the difficulty and expense of integrating operations, systems, and personnel of acquired companies; disruption of ongoing business; uncertainty that an acquired business will continue to maintain its pre-acquisition revenue and growth rates, or be profitable; inability to retain key customers, vendors, and other business partners of the acquired company; diversion of management's time and attention; the realization of financial and operating risks not fully anticipated; and potential challenges under antitrust laws, either before or after an acquisition is consummated, which could involve substantial legal costs and result in our having to abandon the transaction or make a divestiture.

We may not be able to successfully overcome these risks and other problems associated with acquisitions and this may adversely affect our business, financial condition or results of operations.

We may be unable to achieve our growth strategy.

We may have difficulty identifying or acquiring suitable acquisition targets and in achieving organic growth, which is a significant aspect of our proposed business model. In the event that we are successful in consummating acquisitions in the future, such acquisitions may negatively impact our business, financial condition, results of operations, cash flows and prospects due to a variety of factors, including the acquired company's business not achieving the anticipated revenue, earnings or cash flows, assumption of liabilities or risks beyond our estimates or the diversion of the attention of management from our then existing business. If we are unable to continue to grow or manage our growth for any of these reasons, we may be unable to achieve our proposed expansion strategy, which could adversely impact our earnings, revenue and profits.

We may be unable to execute on our planned international expansion.

A component of our proposed growth strategy is to expand our operations and sales internationally. There can be no assurance that we will be able to identify any targets in foreign jurisdictions, successfully market, distribute, sell and deliver our products in foreign markets, or otherwise be able to successfully expand our international sales. New trade or tariff policies and geopolitical tensions and disputes could make international markets less accessible or profitable.  Compliance with various regulations and laws of foreign nations may be costly, and require scale to be financially attractive.  Global operations could cause us to be subject to unexpected, uncontrollable and rapidly changing risks, events and circumstances.

We may fail in our efforts to manage growth.

The success of our business strategy depends, in part, on our ability to expand our operations in the future. Our anticipated growth strategy is expected to place demands on management, operational and financial information systems, and other resources. Expansion of our operations may require substantial financial resources and management attention. To accommodate anticipated future growth, and to compete effectively, we may need to improve our management, implement operational and financial information systems, and expand, train, manage, and motivate our workforce. Our personnel, systems, procedures, or controls may not be adequate to support our operations in the future. Further, focusing financial resources and diverting management's attention to the expansion of our operations may negatively impact our financial results. Any failure to improve our management, to implement operational and financial information systems, or expand, train, manage, or motivate our workforce, as required, may reduce or prevent our growth plans.

Following completion of the Change of Business, we will be dependent on key distributors.

SDP's reliance on third party distributors in some markets may result in less predictable revenues. Distributors may have varying expertise in marketing and selling specialty medical devices and may also sell other devices that could result in less focus on our products.

We are dependent on key customers, markets and products.

Following completion of the Change of Business, we expect to produce a limited number of products and have a concentration of orders from key customers, primarily in the U.S. market, from which we expect to derive a substantial portion of our revenue. The Richmar Supply Agreement (as defined herein) contributed 35% of SDP's total revenue in 2020 and 13% of SDP's total revenue in 2019, and the DJO Supply Agreement (as defined herein) contributed 48% of SDP's total revenue in 2020 and 75% of its total revenue in 2019. Each of these agreements (together, the "Supply Agreements") is further described in "Description of South Dakota Partners-History" and may be terminated by either party from time to time under certain conditions. Customers may cancel or choose not to renew their contracts. Changes in economic conditions could influence future actions of SDP's partners or other customers. To the extent that any significant agreement or agreements with SDP's customers are canceled, including, without limitation, either Supply Agreement, or are not renewed or replaced with other arrangements having at least as favorable terms, our business, financial condition and results of operations could be materially adversely affected. We seek to expand our product offerings, increase the number of customers and expand our markets, but there is no assurance that this plan will succeed.

SDP's customers depend on third-party coverage and reimbursements. The failure of healthcare programs to provide coverage and reimbursement, or reductions in levels of reimbursement, could have a material adverse effect on our business.

The ability of SDP's customers to obtain reimbursements for products they purchase from us or from intermediaries, or from therapies they provide using the products they purchase from us or intermediaries is important to our business. Demand for many of our existing and new medical products is, and will continue to be, affected by the extent to which government healthcare programs and private health insurers reimburse our customers for patients' medical expenses in the countries where we do business. Any reduction in the amount of reimbursements received by our customers could harm our business by reducing their selection of our products and the prices they are willing to pay.

In addition, as a result of their purchasing power, third-party payors are implementing cost-cutting measures such as seeking discounts, price reductions or other incentives from medical products suppliers and imposing limitations on coverage and reimbursements for medical technologies and procedures. These trends could compel us to reduce prices for our existing products and potential new products and could cause a decrease in the size of the market or a potential increase in competition that could have a material adverse effect on our business, results of operations, financial condition and cash flows.

We may be unable to successfully market our products and services.

We may not be successful in marketing our products and services. In order to sustain and increase revenues, our products and services must achieve a significant degree of market acceptance. If we are unable to promote, market and sell our products and services or secure relationships with customers, our business, financial condition and results of operations would be materially adversely affected.

Levels of market acceptance for products and services could be impacted by several factors, many of which are not within our control, including but not limited to: safety, efficacy, convenience and cost-effectiveness of our products and services; scope of approved uses and marketing approval; difficulty in, or excessive costs to, manufacturing; infringement or alleged infringement of the patents or intellectual property rights of others; maintenance of business arrangements with healthcare providers; availability of alternative products or services from competitors; and acceptance of the price of products and services.

If our competitors are able to develop and market products that are preferred over those offered by us, are able to grow service businesses that are preferred over our services or other businesses preferred over other products and services that may be developed, we may not be able to generate sufficient revenues to continue our operations. We may not be able to contend successfully with competitors. The medical device industry is highly competitive and subject to significant and rapid technological changes as new technologies, services and treatments are developed.

We plan to market our products in other countries besides the United States.  We may not succeed in our marketing efforts.  We may incur substantial initial costs associated with entering a new market.  It may take time to meet all the legal, regulatory and economic burdens of entering a new market, and those costs may not be recouped for some time or at all, which may have an impact upon our financial performance.

We may fail to keep pace with necessary technological changes.

The market for some of our products may be characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. SDP has derived, and it is expected that we will continue to derive, a substantial portion of revenues from the development and sale of products in the medical device industry. As a result, our success will depend, in part, on our ability to develop and market product offerings that respond in a timely manner to the technological advances of our competitors, evolving industry standards and changing patient preferences. There is no assurance that we will keep up with technological improvements.

We are a holding company and operate through our subsidiaries.

Upon completion of the Change of Business, it is expected that we will conduct our operations through our subsidiaries. Therefore, to the extent of these holdings, we (directly and indirectly) will be dependent on the cash flows of these subsidiaries to meet our obligations. The ability of these subsidiaries to make payments to their parent companies may be constrained by a variety of factors, including the level of taxation, particularly corporate profits and withholding taxes, in the jurisdiction in which each subsidiary operates, and the introduction of exchange controls or repatriation restrictions or the availability of hard currency to be repatriated. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us.

We may be subject to certain conflicts of interest.

Certain of our directors and officers will be engaged in, and will continue to engage in, other business activities on their own behalf and on behalf of other companies and, as a result of these and other activities, such directors and officers may become subject to conflicts of interest. GAP Partners, Inc., the current majority shareholder of SDP, continues to be the majority shareholder of StampSource, LLC.  SDP may continue to order products from StampSource LLC.  The Definitive Agreement provides that any such purchases will be made at or below market prices.  Following the Change of Business, we intend to have independent members of the Board review any such transactions, and report to the Audit Committee of the Board.

The BCBCA provides that in the event that a director has a material interest in a contract or proposed contract or agreement that is material to an issuer, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement, subject to and in accordance with the BCBCA. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the BCBCA.

Upon completion of the Change of Business, we will be subject to constraints on our control of our subsidiary, SDP.

Luke Faulstick and Steve Hollis, the current members of the SDP Board, have made personal guarantees (the "Personal Guarantees") in connection with the outstanding indebtedness, which we, through Brattle Acqurieco, will be required to use commercially reasonable efforts to have released pursuant to the Definitive Agreement. We, through Brattle Acquireco, have agreed, upon completion of the Change of Business, to vote to elect each of Mr. Faulstick and Mr. Hollis as the sole members of the SDP Board until the earlier of: (i) the termination of the Personal Guarantees; (ii) the acceptance by SDP of financing assistance from us or any affiliate thereof; or (ii) the termination of Mr. Faulstick's employment with SDP for "cause" or by reason of his death, disability or incapacity, in which case Mr. Hollis shall be elected as the sole director until such time as his resignation, death, disability or incapacity. It is a condition to the TSXV granting final approval in respect of the Change of Business that, to the extent any Personal Guarantees remain outstanding on Closing, the parties to the Definitive Agreement will agree that the Company will no longer be obligated to elect each of Mr. Faulstick and Mr. Hollis to act as directors of SDP after the third anniversary of Closing. For more information regarding the Personal Guarantees, see "Executive Officer and Director Compensation-SDP Compensation."

We have lost our foreign private issuer status.

As of March 1, 2020, the Company ceased to meet the definition of a "foreign private issuer" set out in Rule 405 of the Securities Act.  As a result, our equity securities will be deemed to be "restricted securities" as such term is defined in Rule 144 of the Securities Act.  Any such securities issued by us must be registered with the SEC or be issued on an exempt basis and carry resale restrictions.  As a result of the loss of foreign private issuer status, we are filing this registration statement in the United States on Form S-1 to register securities issued in connection with the Concurrent Financings and related financings.  This will result in our becoming subject to SEC rules and regulations regarding disclosure and will require us to file Forms 10-K, 10-Q and 8-K on a periodic basis.  These obligations significant financial and management resources.  We will also become subject to liability under the Securities Act and the Exchange Act. Liability under these acts can lead to monetary fines, limitations on future financings and, if imposed, may impede our ability to finance our business.

We may be subject to litigation.

We and/or our directors may be subject to a variety of civil or other legal proceedings, with or without merit, which may redirect substantial amounts of our resources. Our devices may be used in inherently risky situations to help physicians achieve a more positive outcome than what might otherwise be the case.  In any lawsuit where an individual plaintiff suffered permanent physical injury, the possibility of a large award for damages exists whether or not a causal relationship exists.  Moreover, even if we are successful in litigation, litigation can redirect significant resources including, but not limited to, our management's time and attention and our capital.

We face risks relating to our insurance coverage.

The marketing and sale of medical device products creates an inherent risk of claims for product liability. As a result, we will carry product liability insurance that we consider adequate to protect us from claims. There can be no assurance that we will have resources sufficient to satisfy liability claims in excess of policy limits if required to do so. Also, if we are subject to such liability claims, there is no assurance that our insurance provider will continue to insure us or that our insurance rates will not substantially rise, resulting in increased costs to us or forcing us to either pay higher premiums or reduce our coverage amounts, which would result in increased liability to claims.

We may be unable to maintain the intellectual property rights on which our future success is dependent.

It is anticipated that our trademarks, trade secrets and other intellectual property will be a component of our success. Effective trademark, trade secret and intellectual property protection may not be available to us in every jurisdiction in which our products may be available. In addition, if any third-party confidentiality agreements in our favor are breached, there may not be an adequate remedy available to us. If our trade secrets become publicly known, it may cause us to lose competitive advantages.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could subject us to significant liabilities and other costs.

Other companies, including our competitors, may obtain patents or other proprietary rights that would limit, interfere with, or otherwise circumscribe our ability to make, use, or sell products. Should there be a successful claim of infringement against us and if we could not license the alleged infringed technology at a reasonable cost, our business and operating results could be adversely affected. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. The validity and breadth of claims covered in medical technology patents involve complex legal and factual questions for which important legal principles remain unresolved. Any litigation claims against us, independent of their validity, may result in substantial costs and the diversion of resources with no assurance of success.

SDP's products may be subject to product recalls.

SDP's products may be subject to recall even after receiving United States Food and Drug Administration ("FDA") or foreign clearance or approval, which would harm our reputation and business. The FDA and similar governmental authorities in other countries have the authority to require the recall of medical device products in the event of material deficiencies or defects in design or manufacturing. A government mandated or voluntary recall by us could occur as a result of component failures, manufacturing errors or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm our reputation with customers. There can be no assurance that we will not have product recalls in the future or that such recalls would not have a material adverse effect on our business.

We face risks related to our information technology systems, and potential cyber-attacks and security breaches.

Increased sophistication and activities of perpetrators of cyber-attacks have resulted in an increase in information security risks in recent years. Hackers develop and deploy viruses, worms, and other malicious software programs that attack products and services and gain access to networks and data centers. If we were to experience difficulties maintaining existing systems or implementing new systems, we could incur significant losses due to disruptions in our operations. Additionally, these systems may contain valuable proprietary and confidential information and personal customer data. A security breach could result in disruptions of our internal systems and business applications, harm to our competitive position from the compromise of confidential business information, or subject us to liability under laws that protect personal data. As cyber threats continue to evolve, we may be required to expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities.  Any of these consequences would adversely affect our revenue and margins.

We are subject to antitrust laws, violations of which may incur substantial penalties that could have a material adverse effect on our business.

The U.S. healthcare industry is subject to close antitrust scrutiny. In recent years, U.S. regulatory authorities have taken increasing steps to review and, in some cases, take enforcement action against business conduct and acquisitions in the healthcare industry. Violations of antitrust laws may be punishable by substantial penalties including treble damages, significant monetary fines, civil penalties, criminal sanctions, and consent decrees and injunctions prohibiting certain activities or requiring divestiture or discontinuance of business operations. Any of these penalties could have material adverse effects on our financial condition and results of operations.

We are subject to debt instruments and restrictive covenants that may impede our ability to conduct our business.

SDP is subject to various restrictive covenants and events of default, including payment of interest and principal when due, under the business loan agreement entered into with Dacotah Bank on August 31, 2020 in connection with a $3,500,000 revolving loan facility (the "Business Loan Agreement").

If there is an event of default under the Business Loan Agreement, the principal amount owing thereunder, plus accrued and unpaid interest, may be declared immediately due and payable. If such an event occurs, it could have a material negative impact on SDP financially as well as us. Any extended default under the Business Loan Agreement could result in the loss of SDP's entire business and, correspondingly, ours.

In addition, the Business Loan Agreement includes various conditions and covenants that require SDP to obtain consents prior to carrying out certain activities and entering into certain transactions. The inability to meet these conditions and covenants or obtain lenders' consent to carry out restricted activities could materially and adversely affect the business and results of operations of SDP and us.

SDP is subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

SDP's operations are subject to state, federal and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal sanctions for violations. We believe that SDP is and has been operating its business and facility in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if SDP fails to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.

We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.

Our results of operations could be affected by currency fluctuations.

Our properties are all located in the United States and most costs associated with these properties are paid in U.S. dollars. At this time, all revenues are earned in U.S. dollars.  If we are successful in marketing products to Europe and Japan, revenues may be earned in euros, yen and other diverse currencies.  Marketing costs may also be incurred in such currencies. There can be significant swings in the exchange rate between these currencies and the Canadian dollar. There are no plans at this time to hedge against any exchange rate fluctuations in currencies.

Risks Related to Our Finances and Capital Requirements

We may be unable to obtain sufficient capital or liquidity to fulfill our business requirements.

Additional funds for the establishment of our business and growth plans may be required. No assurances can be given that we will be able to raise the additional funding that may be required for such activities, should such funding not be fully generated from operations. To meet such funding requirements, we may be required to undertake additional equity financing, which would be dilutive to shareholders. Debt financing, if available, may also involve restrictions on financing and operating activities. There is no assurance that additional financing will be available on terms acceptable us or at all. If we are unable to obtain additional financing as needed, we may be required to reduce the scope of our operations and pursue only activities or acquire targets that can be funded through cash flows generated from our existing operations, if any.

We may face difficulties acquiring additional or traditional financing.

We anticipate that we may have significant ongoing capital expenditure requirements. If we are unable to obtain necessary capital on favorable terms or at all, we may not be able to execute on our proposed business plans and our business, financial condition, results of operations, cash flows and prospects may be adversely affected.

The development of our business (including acquisitions) may require additional financing, which may involve high transaction costs, dilution to our shareholders, high interest rates or unfavorable terms and conditions. Failure to obtain sufficient financing may result in the delay or indefinite postponement of our business plans and our business, financial condition, results of operations and prospects may be adversely affected. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

We may invest in pre-revenue and other revenue-generating medical device companies which may not be able to meet anticipated revenue targets in the future.

We may make investments in companies with no significant sources of operating cash flow and no revenue from operations, or companies that have revenues but are introducing new product lines with no revenue history and a need to fund production and marketing expenses. Our investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that our investment in these pre-revenue companies or new products will not be able to meet anticipated revenue targets or will generate no revenue at all. The risk is that underperforming pre-revenue companies may lead to these businesses failing, which could have a material adverse effect on our business, prospects, revenue, results of operation and financial condition.

Our sales are difficult to forecast.

As a result of recent and ongoing regulatory and policy changes in the medical device industries, the market data available is limited and may be unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and our projections of estimated total retail sales, demographics, demand and similar consumer research, are based on assumptions from limited and unreliable market data. Projections are inherently subject to varying degrees of uncertainty and their achievability depends on the timing and probability of a complex series of future events. There is no assurance that the assumptions upon which these projections are based will be realized. Actual results may differ materially from projected results for a number of reasons including increases in operating expenses, changes or shifts in regulations or applicable laws, undiscovered or unanticipated adverse industry and economic conditions, and unanticipated competition. Accordingly, our investors should not rely on any projections to indicate the actual results we might achieve.

Changes in our customer, product or competition mix could cause our product margin to fluctuate.

From time to time, we may experience changes in our customer mix, our product mix or our competition mix. Changes in our customer mix may result from geographic expansion or contractions, legislative or enforcement priority changes affecting the products we distribute, selling activities within current geographic markets and targeted selling activities to new customer sectors. Changes in our product mix may result from marketing activities to existing customers, the needs communicated to us from existing and prospective customers and from legislative changes. Changes in our competition mix may result from well-financed competitors entering into our business segment. If customer demand for lower-margin products increases and demand for higher-margin products decreases, our business, results of operations and financial condition may suffer.

We may not achieve or maintain profitability in the future.

We intend to expend significant funds to make acquisitions and to fund our working capital. Our efforts to grow our business may be more costly than we expect and we may not be able to increase our revenue enough to offset higher operating expenses. We may incur significant losses in the future for a number of reasons, including as a result of unforeseen expenses, difficulties, complications and delays, the other risks described in this prospectus and other unknown events. The amount of future net losses will depend, in part, on the growth of our future expenses and our ability to generate revenue. If we continue to incur losses in the future, the net losses and negative cash flows incurred to date, together with any such future losses, will have an adverse effect on our stockholders' equity and working capital. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. If we are unable to achieve and sustain profitability, the market price of our common shares may significantly decrease and our ability to raise capital, expand our business or continue our operations may be impaired. A decline in our value may also cause you to lose all or part of your investment.

General Risk Factors

We heavily rely on management and key personnel and the loss of their services could have a material adverse effect on us.

Our success will be largely dependent upon the skills, experience and performance of our, and our subsidiaries', directors and officers and our ability to attract and retain key personnel. The loss of the services of these persons may have a material adverse effect on our business and prospects. We will compete with numerous other companies for the recruitment and retention of qualified employees and contractors. There is no assurance that we can maintain the service of our directors and officers or other qualified personnel required to operate our business. Failure to do so could have a material adverse effect on us and our prospects.

Additional issuances of common shares may result in further dilution.

We may issue additional common shares in the future to finance acquisitions or operations, which may dilute an existing investor's holdings. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of common shares will have on the market price of our common shares. Issuances of a substantial number of additional common shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for our common shares. With any additional issuance of common shares, our investors will suffer dilution to their voting power and economic interest.

Our share price may be volatile and as a result you could lose all or part of your investment.

In addition to volatility associated with equity securities in general, the value of your investment could decline due to the impact of any of the following factors upon the market price of our common shares:

• our ability to execute our business plan;

• period-to-period fluctuations in our financial results;

• changes in the economic performance or market valuations of companies in the industry in which we operate;

• addition or departure of our executive officers and other key personnel;

• sales or perceived sales of additional shares of our common shares;

• operating and financial performance that varies from the expectations of management, securities analysts and investors;

• regulatory changes affecting our industry generally and our business and operations both domestically and abroad;

• announcements of developments and other material events by us or our competitors;

• changes in global financial markets and global economies and general market conditions;

• significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors; and

• news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common shares.

We are subject to risks arising from epidemic diseases, such as the COVID-19 pandemic.

In December 2019, COVID-19 emerged in Wuhan, China. Since then, it has spread to several other countries and infections have been reported around the world. On March 11, 2020, the World Health Organization declared the outbreak of COVID-19 a global pandemic. A public health epidemic, including COVID-19, or the fear of a potential pandemic, poses the risk that we or our employees, contractors, suppliers, and other partners may be prevented from conducting business activities for an indefinite period of time, including due to shutdowns or other preventative measures taken to limit the potential impact from a public health epidemic that may be requested or mandated by governmental authorities.

Our priorities during the COVID-19 pandemic are protecting the health and safety of our employees and our customers, following the recommended actions of government and health authorities. Our ability to continue to operate without any significant negative operational impact from the COVID-19 pandemic will in part depend on our ability to protect our employees and supply chain, as well as our continued operation in jurisdictions that currently or in the future impose restrictions on business operations.

Changes in U.S. economic conditions may negatively impact our business.

Immediately following completion of the Change of Business, our business is expected to be concentrated in the U.S. market. Changes in the economic conditions in the U.S. may have a substantial impact on our financial performance, business, financial condition or results of operations.

Changes in U.S. tax law may adversely affect us or our investors.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect us or holders of our common shares. In recent years, many changes have been made and changes are likely to continue to occur in the future.

For example, the Tax Cuts and Jobs Act was enacted in 2017 and made significant changes to corporate taxation, including the reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, which is a historically low rate. On March 27, 2020, President Trump signed into law the Coronavirus Aid, Relief, and Economic Security Act, which included certain changes in tax law intended to stimulate the U.S. economy in light of the COVID-19 pandemic, including temporary beneficial changes to the treatment of net operating losses, interest deductibility limitations and payroll tax matters.

In light of the new presidential administration, it cannot be predicted whether, when, in what form, or with what effective dates, new tax laws may be enacted, or regulations and rulings may be enacted, promulgated or issued under existing or new tax laws, which could result in an increase in our or our investors' tax liability or require changes in the manner in which we operate in order to minimize or mitigate any adverse effects of changes in tax law or in the interpretation thereof.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of applicable securities legislation. Forward-looking statements are identified by the use of words such as, but not limited to, "anticipate," "believe," "continue," "could," "estimate," "prospects," "forecasts," "expect," "intend," "may," "will," "plan," "target," and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors discussed in the section entitled "Risk Factors" in this prospectus.

By way of example, and without implied limitation, such risks and uncertainties include:

• the completion of our Change of Business and the Related Transactions;

• our strategic plans to grow and expand our business and operations in the U.S.;

• our anticipated acquisition pipeline and estimated annual revenues thereof;

• the effect of risks related material acquisitions, dispositions and other strategic transactions;

• our intention to expand our product offerings;

• our intention to increase size and diversity of our customer base;

• our intention to expand product sales to Europe, Australia and other international markets;

• our intention to introduce more aggressive U.S. marketing;

• the likelihood of closing on the Definitive Agreement;

• the likelihood of completion of any other acquisitions;

• the effect of the volatility of the market price and liquidity risks on our common shares;

• our ability to attract and maintain key personnel;

• our ability to comply with state and federal regulations;

• the effect of restricted access to banking and other financial services;

• the effect of constraints on marketing and risks related to our products;

• the effect of security risks;

• the effect of infringement or misappropriation claims by third parties;

• our ability to comply with potential future FDA regulations;

• our ability to enforce our contracts;

• the effect of risks related to information technology systems;

• the effect of product liability claims and other litigation to which we may be subjected;

• the effect of intense competition in the industry;

• the effect of outbreaks of pandemic diseases, fear of such outbreaks or economic disturbances due to such outbreaks, particularly the impact of the COVID-19 illness; and

• the effect of general economic risks, such as the unemployment level, interest rates and inflation, and challenging global economic conditions.

For more information regarding these and other uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the section entitled "Risk Factors" in this prospectus. The risks and uncertainties described above and in the section entitled "Risk Factors" in this prospectus are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CHANGE OF BUSINESS AND RELATED TRANSACTIONS

Change of Business

We plan to focus on transitioning our business to an acquisition-oriented, U.S.-based MedTech company. In furtherance of that goal, on September 8, 2020, the Company, Brattle Acquireco, SDP, and certain other parties, as sellers, entered into the Definitive Agreement, pursuant to which the Company, through Brattle Acquireco, agreed to purchase, and the SDP Sellers agreed to sell, the issued and outstanding SDP Shares, subject to the terms and conditions set forth therein. Our completion of the acquisition of SDP, indirectly through our wholly-owned subsidiary, Brattle Acquireco, will result in a Change of Business. SDP operates a large state-of-the-art production facility located in the state of South Dakota, currently producing white-label medical devices for pain management, cold and hot therapy, TENS, NMES, PEMF and ultrasound.

Pursuant to the Definitive Agreement, subject to the terms and conditions set forth therein, Brattle Acquireco will acquire all the SDP Shares and in exchange the SDP Sellers will be issued an aggregate of 1,916,200 shares of common stock of Brattle Acquireco ("Exchangeable Shares") which shares will be exchangeable for up to 19,162,000 Class "A" Non-Voting Common Shares of the Company ("Consideration Shares"), on the basis of 10 Consideration Shares for every one Exchangeable Share. Each Consideration Share may be converted into one share common stock of the Company at the election of the holder. The Consideration Shares will not be available for sale into the market or resale by the holders.

Subject to the terms of the contribution agreement to be entered into among the Company and the SDP Sellers, pursuant to which the Exchangeable Shares may be exchanged for Consideration Shares (the "Contribution Agreement"), from time to time following the 12-calendar month period beginning on the first day of the first calendar month immediately following the month during which Closing occurs (the "Measurement Period"), the Consideration Shares will be issuable to the SDP Sellers in exchange for the Exchangeable Shares, and which number of Consideration Shares to be issued in exchange therefor may be decreased if SDP fails to meet certain targets for maintaining (a) revenue, and/or (b) Adjusted Net Assets (as defined below). For clarity, following the Measurement Period, in no case shall the number of Exchangeable Shares held by the SDP Sellers exceed 1,916,200 in the aggregate. "Adjusted Net Assets" means an amount equal to SDP's (A) cash, plus (B) accounts receivable (net of an allowance for returns and doubtful accounts), plus (C) raw material inventory, plus (D) work in progress inventory, plus (E) finished goods inventory, plus (F) all management or other fees paid by SDP to the Company or any affiliate or any fees paid by SDP to any third party on behalf of the Company during the Measurement Period, minus (G) with respect to SDP (i) accounts payable, (ii) other payables, (iii) credit card balances, (iv) income and other taxes payable (including any accrued amounts attributable to periods pre and post-closing), (v) the aggregate amount of all equity investments made by the Company or any of its affiliates into SDP during the Measurement Period, and (vi) all other indebtedness except for the portion of indebtedness set forth in the Definitive Agreement.

Notwithstanding the foregoing, the Company, in its sole discretion, may force the exchange of the Exchangeable Shares for Consideration Shares under certain circumstances, including, without limitation, (i) in connection with the occurrence of a change of control event, or (ii) in the event any Exchangeable Shares remain outstanding in the capital of Brattle Acquireco following the fifth anniversary of the end of the Measurement Period.

Upon the Closing, the SDP Sellers will hold less than 3% of all of the outstanding shares in Brattle Acquireco, with the Company owning the remaining shares of common stock in the capital of Brattle Acquireco.

During the Measurement Period, if SDP fails to achieve gross revenue of $11.9 million, the number of Consideration Shares the SDP Sellers will be able to receive shall be reduced by the number of U.S. dollars of gross revenue under $11.9 million multiplied by 4.422. In addition to and separate from the test for reduced revenue, there will also be a determination of whether SDP has maintained its Adjusted Net Assets. To the extent the Adjusted Net Assets at the end of the Measurement Period is below $2,148,685.94, then the number of Consideration Shares the SDP Sellers will be able to receive shall be reduced by the number of U.S. dollars below the baseline multiplied by 13.266. Any reduction related to a shortfall in Adjusted Net Assets is in addition to, not instead of, the reduction relating to a shortfall in revenue. Upon exchange of the Exchangeable Shares for Consideration Shares, we will own 100% of the shares of Brattle Acquireco, the sole shareholder of SDP.

We will provide notice to the SDP Sellers of our calculation of any shortfall in revenue or Adjusted Net Assets within 30 days of the end of the 12-month Measurement Period, and any disputes may be submitted to a neutral accountant for final determination of the number of shares to be awarded.

Notwithstanding the foregoing, any downward consideration adjustment in Consideration Shares issued to the  SDP Sellers shall not be so great as to allow the reduced number of shares to have a value of less than $5,000,000, with share value being determined by 10-day volume weighted average trading price of our common shares on the date of the determination. Each Consideration Share shall be convertible, at the option of the holder, into one common share from time to time, in each case provided that such holder holds no more than 9.99% of the number of the Company's common shares outstanding immediately after giving effect to the issuance of the Company's common shares issuable upon conversion of the Consideration Shares. In accordance with the Contribution Agreement, no SDP Seller will be permitted to convert the Consideration Shares held by such SDP Seller if, immediately following such conversion, the SDP Seller would hold, directly or indirectly, more than 368,500 of our common shares as a result of one or more conversions of Consideration Shares. Prior to converting all or some of the Consideration Shares held by an SDP Seller, such SDP Seller must provide satisfactory evidence to us that such conversion will not result in the SDP Seller holding, directly or indirectly, more than 368,500 of our common shares immediately thereafter, excluding common shares not acquired as a result of the conversion of Consideration Shares. Notwithstanding the foregoing, we will have the right to force the conversion of the Consideration Shares into our common shares under certain circumstances, including, without limitation, in connection with the occurrence of a change of control event.

The Change of Business remains subject to several conditions precedent, including final approval of the TSXV, execution of non-competition agreements by major SDP shareholders, and other typical terms and conditions including, accuracy of representations and warranties, no adverse change in the business of the target or material increase in indebtedness, and applicable shareholder approvals. We also have to ability to choose to waive some of these conditions.

Concurrent with the completion of the Change of Business, the current directors and officers of the Company are expected to continue to manage the Company, with the exception of Luke Faulstick, who is expected to be appointed to the role of Chief Operating Officer, and to remain the President, Chief Executive Officer and a director of SDP, and Mike Plunkett, Director of Purchasing and Sales, will continue to manage SDP with support from Mr. Faulstick. Each of Mr. Faulstick and Steve Hollis will continue to constitute the SDP Board following the completion of the Change of Business, until such time as their respective Personal Guarantees are terminated.

See "Description of South Dakota Partners" for more information on the business of SDP and for more information regarding the Personal Guarantees, see "Executive Officer and Director Compensation-SDP Compensation".

Post-Change of Business

Following the Change of Business, we anticipate that our acquisition oriented growth plan will leverage the liquid Canadian capital markets to target smaller U.S.-based private medical device companies offering stock and cash deals to acquire, integrate and grow a large, broad-based medical device company.

Our post-Closing organic growth strategy aims to increase our revenue and profits and therefore earnings per share by: (a) increasing revenues through international distribution by seeking to leverage management's existing sales distribution networks in Europe and Australia to increase sales for each acquired company; (b) increasing our product lines by developing, in-licensing or acquiring new intellectual property protected devices synergistic with the acquisitions; and (c) increasing profits through operational integration in an effort to reduce supply chain risks and increase cash flow and margin.

Related Transactions

Concurrent Financings

In connection with the Change of Business, we, both directly and through Finco, completed the Concurrent Financings consisting of the following two offerings.

On December 18, 2020, we completed the Concurrent Salona Financing, a non-brokered private placement of 7,869,005 common shares at a price of C$0.4749 per share, 20% of which common shares will be initially free trading upon the completion of the Change of Business and an additional 20% becoming unrestricted each month thereafter pursuant to the policies of the TSXV. The Concurrent Salona Financing was completed by way of a non-brokered private placement of Subscription Receipts at a price of C$0.4749 per Subscription Receipt, for gross proceeds to us of up to C$3,736,982. Subject to the completion of certain ancillary conditions, each Subscription Receipt will automatically convert, with no further consideration by the subscribers, into one common share on the date that is the later of (i) the satisfaction or waiver of all conditions precedent to the Change of Business, and (ii) the date on which the SEC declares a Form S-1 registration statement of the Company effective (the "Escrow Release Date"). In connection with the Concurrent Salona Financing, registered dealers were entitled to (i) cash compensation in the aggregate amount of C$166,449 (50% payable on the closing of the Concurrent Salona Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 876,231 Salona Compensation Options), each of which shall be exercisable to purchase one common share at a price of C$0.4749 per Common Share until December 18, 2022.

Also on December 18, 2020, we completed, through Finco, our wholly-owned British Columbia incorporated subsidiary, the Concurrent Finco Financing, a non-brokered private placement of 2,121,232 Finco Subscription Receipts at a price of C$0.8548 per Finco Subscription Receipt, for aggregate gross proceeds to Finco of C$1,813,276. Each Finco Subscription Receipt will automatically convert into one Unit on the Escrow Release Date, without any further consideration on the part of the subscriber. Each Unit shall consist of one Finco Share and one Finco Warrant, with each Finco Warrant exercisable for one Finco Share at C$1.25 per share until December 18, 2022, subject to acceleration provided that if at any time following the date that is the later of (a) four months and one day from the closing of the Concurrent Finco Financing, and (b) the Closing, the volume-weighted average trading price of the Company's common shares is greater than C$1.49 for 20 consecutive trading days, Finco may, within five business days, accelerate the expiry date of the warrants by issuing a news release disclosing the reduced warrant term whereupon the warrants will expire on the 20th calendar day after the date of such news release. In connection with the Concurrent Finco Financing, registered dealers were entitled to (i) cash compensation in the aggregate amount of C$83,320 (50% payable on closing of the Concurrent Finco Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 243,675 Finco Compensation Options, each of which shall be exercisable to purchase one Finco Share at a price of C$0.8548 per share until December 18, 2022.

In connection with the Concurrent Financings, we agreed to file a registration statement with the SEC in order to be able to issue the securities underlying the Salona Subscription Receipts, the Finco Shares, Resulting Issuer Warrants, Salona Compensation Options and Exchangeable Compensation Options, respectively, upon completion of the Change of Business, in each case on an unrestricted basis.  Our failure to register these securities by June 15, 2021 would result in our being required to refund all proceeds received from the Concurrent Financings, plus any interest earned on the proceeds, less any applicable withholding tax.

As of March 1, 2020, we ceased to meet the definition of a "foreign private issuer" set out in Rule 405 of the Securities Act.  As a result, our equity securities will be deemed "restricted securities" as such term is defined in Rule 144 of the Securities Act unless they are otherwise issued pursuant to an effective registration statement filed with the SEC.

We anticipate using the proceeds of the Concurrent Financings to assist in the execution of our plan to acquire medical device companies in the U.S. and expand their product reach globally, as well as for general working capital.

Amalgamation and Winding Up

Immediately following the completion of the Change of Business and the conversion of the outstanding Finco Subscription Receipts into the Units consisting of Finco Shares and Finco Warrants, we anticipate that the Company, Finco and MergerSub will complete a three-cornered amalgamation pursuant to the statutory procedure under Section 269 of the BCBCA pursuant to which the holders of Finco Shares, Finco Warrants and Finco Compensation Options will receive the Company's common shares, Resulting Issuer Warrants and Exchangeable Compensation Options, respectively, on a one for one basis in connection with the Amalgamation, with the resulting entity being "Amalco".

We then intend to dissolve and liquidate Amalco immediately following the Amalgamation and distribute all of its assets to the Company, as the resulting issuer. In addition, we also anticipate dissolving and liquidating Inspira Saas Billing Inc. and distributing its assets to the Company, as the resulting issuer, upon completion of the Change of Business.

Share Exchange

Concurrent with the completion of the Change of Business, we anticipate that Roger Greene, our former Chief Executive Officer and a former director on our Board, and Michael Dalsin, our former interim Chief Financial Officer and a former director on our Board, each of whom is currently a consultant of the Company and is expected to remain as such following the Change of Business, will enter into respective share exchange agreements (the "Share Exchange Agreements") with us pursuant to which the Company's common shares held by Mr. Greene and Mr. Dalsin, respectively (the "Exchanged Shares"), will be exchanged for 500,000 Consideration Shares and 1,018,000 Consideration Shares, respectively. In accordance with the Share Exchange Agreements, the Exchanged Shares acquired by the Company in consideration for the Consideration Shares issued in exchange therefor will be cancelled and returned to treasury. As a result of the transactions contemplated by the Share Exchange Agreements, neither Mr. Greene nor Mr. Dalsin is anticipated to own of record or beneficially, directly or indirectly, or exercise control or direction over, Company common shares carrying more than 10% of all voting rights attached to the outstanding common shares on completion of the Change of Business.

DESCRIPTION OF SOUTH DAKOTA PARTNERS

Overview

The central component of our Change of Business is our planned acquisition of SDP.

SDP operates a leased facility in Clear Lake, South Dakota (the "Clear Lake Facility"), as a packager and producer of private white-label medical devices in the United States, primarily focusing on devices for pain management, cold and hot therapy, TENS, NMES, PEMF and ultrasound therapy. At the year ended December 31, 2020, SDP had 65 employees, 57 of whom were full-time employees. The United States represents roughly 40% of the global medical device market2  with organic growth opportunities by virtue of a growing aging population. Recent threats of disruption in international trade markets, whether from trade disputes, pandemic or geopolitical factors, have made some companies seek to diversify sources of supply to include firms with operations in the United States, presenting another opportunity for organic growth.  The United States is a heavily regulated market, and as a result, medical device businesses that operate in the United States require expertise in the fields of compliance, production, product design, packaging, marketing and more. SDP's overall strategic plan has been to position itself as a respected, reliable, and successful partner offering production, packaging, marketing and other ancillary services within the medical device industry.

Products

As of the date of this prospectus, medical device services is SDP's only reporting segment.

Production Line of Services: The majority of SDP's revenue is derived from services related to production, production planning, shipping, and packaging and servicing products. SDP offers an end-to-end solution for the supply chain within the medical device industry. SDP not only assists in the development of medical device products but also provides the layout and design of the entire production process of a device, from sourcing to final fulfillment, which requires expertise from engineers of many different disciplines, compliance experts, and technical experts. This process often includes the production of specialized automated robotic systems for use in reducing cost and increasing efficiency and fidelity of the process. A typical onboarding starts with the outlining of customer expectations, current projected annual volumes, and order frequency. Once this information is assessed, SDP works with the customer to establish the resources required for design transfer, new infrastructure needs (if any), new equipment needs (if any) and supply chain details, and to evaluate potential risks. Once the logistical concerns have been assessed and considered, SDP commences a technical data review, during which it reviews the technical documentation provided by the customer to assess for accuracy, develops a full product specification and production plan, develops a product traceability and recall plan and ensures compliance with relevant regulatory and labeling requirements, to the extent they are already in place. Following completion of its technical review, SDP's production engineering and quality engineering teams commence the process of establishing new supply chains, production cells, protocols and begin the prototypic phase, if necessary. Once the initial phases are complete, SDP enters the production readiness phase to verify standard operating procedure (SOP) sufficiency and pilot procedures to ensure production meets necessary quality standards. Finally, SDP's production team will then commence process validation to train employees, prepare relevant procedures, and trouble shoot issues discovered in pilot production runs before undertaking the full production process of a device.

 2 Source: SelectUSA: Medical Technology Spotlight: The Medical Technology Industry in the United States

Above: Custom designed, robotic, automated production cells. These systems were designed and fabricated onsite by SDP.

Service & Sales Product Line: The process of servicing equipment and providing customer assistance is one that is often labor intensive and requires expertise, particularly when working with complex and sensitive technologies. Many medical device companies prefer to have these services offered by the very same experts who design and produce the devices. SDP offers repairs on damaged or malfunctioning products as well as the ability to interface and troubleshoot devices and answer questions from potential customers, the device end users. SDP only offers these services to end users of the devices produced by SDP. SDP offers these services to both domestic and international customers. SDP anticipates leveraging its service and sales product line in connection with its plans for international expansion following the Closing.

Fulfillment Service Line: Many medical device designers or producers lack the expertise, capacity, and bandwidth to contend with a growing and deeply fragmented customer base. SDP offers management of the interface with customers down to final fulfillment and tracking. Once production is complete, SDP will store products for existing customers that it has already sold to them in order to maintain, track and ultimately deliver finished goods directly to end users. What seems on its face to be a simple process, becomes increasingly difficult as the number of product variants increases and the numberof outgoing deliveries increases into the hundreds or thousands.

SDP's product line is designed to remove all but the development of intellectual property and sales channels from the purview of its customers. SDP's goal is to reduce the complexity and burdens of medical device operations of its customers once the technology has been developed by reducing cost, streamlining operations, managing quality to six sigma standards, and managing the end user interface. SDP believes that it is the only U.S. domestic company to offer such a wide and focused scope of services and products to its clients. Within the medical device market in which SDP operates, SDP focuses upon: TENS, NMES, PEMF, ultrasound, therapy supplies, combo devices, traction devices, laser treatment, hot/cold therapy, muscle stimulation, wound care, and bone growth, which are explained in greater detail below. End users of SDP's products include healthcare professionals, physical therapists or patients, however, SDP only contracts directly with the supplier of the products and not end users.

The services provided by SDP for its customers are part of an integrated service package, which is typically governed by a single agreement. As such, these services account for the vast majority of SDP's revenues. SDP's remaining revenue is derived from sales of scrap, obsolete inventory, and other customer prompted liquidation events. These events often occur during the development process for a new iteration of a product. To date, all SDP sales have been made to arm's length customers.

Technologies

SDP operates a large state-of-the-art facility incorporated and located in the state of South Dakota, currently producing proprietary and white-label medical devices for pain management, cold and hot therapy, NMES, PEMF and ultrasound. The products that SDP produces and operates its other services around, are predominantly focused on the pain management and post-surgical care space. The technologies used are myriad but some of the most important technologies are laid out below:

  Transcutaneous Electronic Nerve Stimulation (TENS): This technology operates by running electricity directly through the patient's skin to interfere with the typical functioning of neurons key to the pain feedback cycle. This technology falls into the much broader class of electronic stimulation products, which are SDP's specialty focus. These products have been around for some time and are generally well accepted in the medical community and by the FDA. SDP focuses primarily on producing large, capital equipment variants of these products typically used by physicians in their offices and workplaces as opposed to home use by the patient. The ultimate service provider will often bill an insurance provider for the use of the equipment on the patient.  Some patients pay for these services directly, and may or may not later seek reimbursement from an insurance provider.
  Pulsed Electromagnetic Field Technology (PEMF): This technology operates by generating magnetic fields around the device stimulating the activation of various cell types within patients. These products do not require the electrodes and wires of TENS products (although some manufacturers do make use of this delivery method) as magnetic fields do not need assistance in passing through the patients' skin. This technology was originally developed for use in bone stimulation but has since been applied to other issues as well in compliance with FDA rules and regulations. PEMF is part of the broader electronic stimulation device grouping. The ultimate service provider will often bill an insurance provider for the use of the equipment on the patient.  Some patients pay for these services directly, and may or may not later seek reimbursement from an insurance provider.
  Neuromuscular Electrical Stimulation (NMES): This technology utilizes similar systems as TENS. An electrical current is passed through the skin of the patient using electrodes. However, the goal and specifics of this technology are used not to interfere with nerve signaling, but to instead cause muscle contraction of a targeted muscle or muscle group. This technology is often used in rehabilitation of muscles post-surgery as well as for post-workout recovery in athletes. NMES is also a part of the larger electronic stimulation device grouping. The ultimate service provider will often bill an insurance provider for the use of the equipment on the patient.  Some patients pay for these services directly, and may or may not later seek reimbursement from an insurance provider.
  Hot/Cold Therapy: Hot and cold therapy has been a mainstay of recovery sciences for a very long time. The majority of this equipment is not regulated by the FDA medical device regulations; however, it is ubiquitous in its usage in the recovery sciences. Hot and cold therapy used in conjunction or separately, is used by both individual patients, sports trainers and medical practitioners to relieve pain, enhance recovery, and reduce swelling. The manufacture and development of these products requires specific knowledge and production strategies to create appropriate gel matrices, which are typically proprietary, to create a safe and effective product.
  Laser Treatment: The use of lasers of various wavelengths in healthcare is a somewhat more recent development with applications having been approved by the FDA for everything from the recovery sciences to cosmetic procedures. SDP specializes in working with laser medical device products that cater to the recovery science space. These products are usually delivered directly to practitioners for use on a patient. The effects of each specific laser product vary greatly across the wavelength and intensity spectrum.

  Continuous Passive Motion (CPM): CPM devices are used in post-surgical recovery, typically related to repair and/or damage to joints. Often in the recovery process it is important that a limb be moved to prevent excessive formation of scar tissue. CPM devices serve to fill this need by passively moving a limb during the recovery process without assistance from the patient. These devices are typically not owned by individual patients but are supplied by practitioners who then bill a patient's insurance provider for use of the equipment.

History

SDP was founded in 2016 by Luke Faulstick and Steve Hollis following the purchase of the Clear Lake Facility from DJO Global, Inc., with the goal of creating a "one stop shop" for medical devices. SDP sought to produce of recovery science products and to offload the majority of management, service and end customer interface from their businesses so that its direct customers could focus on their technological development and sales growth. SDP has had success in building a positive reputation within the medical device industry. SDP's unaudited year-over-year revenue growth is over 150% since commencing operations in 2016. SDP passes all material costs of development of products on to its customers.

SDP's first customer and supply agreement was entered into upon completion of the acquisition of the Clear Lake Facility and surrounding real estate.  This supply agreement between SDP and DJO, LLC was dated May 4, 2016 and was amended on January 10, 2019 (the "DJO Supply Agreement").  As SDP's revenues grew it began to seek out additional customers to diversify its sales and to create new opportunities for growth and profitability. To assist with this process the business entered into a sale-leaseback arrangement in respect of the Clear Lake Facility and surrounding real estate holdings in 2018. The Clear Lake Facility was sold and subsequently leased back to SDP by Stores Capital Acquisitions, LLC, an arm's length third party. SDP's search reached fruition in February of 2019 where, pursuant to an asset purchase agreement dated February 5, 2019 (as amended on April 1, 2020, the "Richmar Asset Purchase Agreement"), SDP agreed to acquire selected capital equipment from Compass Richmar, LLC and take over the production of its devices (the “Compass Richmar Acquisition”) , many of which utilized similar technologies to the devices already in production by SDP under the DJO Supply Agreement. The Compass Richmar Acquisition required an increase in spending to prepare the business for such aggressive growth. This process required substantial one-time costs which were incurred entirely in 2019, as indicated in SDP's financial statements. Concurrent with entering into the Richmar Asset Purchase Agreement, SDP and Compass Richmar, LLC entered into a supply agreement on February 5, 2019 (as amended on April 1, 2019, the "Richmar Supply Agreement"), pursuant to which SDP offers its full suite of services, including production, service, and fulfillment.

SDP does not anticipate that there will be any material changes to its business, as currently conducted, in the current financial year.

SDP offers a unique line of services and support, with a unique strategic advantage in the development of its revenue channel, without any known comparable competitors. However, SDP does have indirect competition in the form of other producers of medical device products, such as Electronic Systems Inc., located in South Dakota, and NeoTech Inc., located in San Marcos, California.

Description of the Business

Operations

SDP operates the Clearlake Facility and employs many different production techniques, including surface mount technology, soldering, injection molding, gel mixing and pouring, sew and stitch, and real time automated electrode production techniques. The services are performed by a dedicated team of engineers, specialists, and technicians on SDP's staff. The specific processes are myriad. SDP maintains an internal SOP library for the various processes with over 100 distinct and protected operation procedures for the service of customers and production of products.

All raw materials for SDP's business are either small specialty orders for specific products (printed long lasting labels for equipment interfaces for example) from specialty manufacturers (less than 10% of inventory value) or are commoditized manufacturing supplies (screws, nuts, bolts, blank SMT boards, SMT component reels, etc.).

SDP is granted licenses by its customers to produce products under such customer's intellectual property trademarks. These licenses are non-revocable, except through contract termination.

The majority of SDP's revenue is derived from supply agreements with its customers, none of which expire within twelve months of the filing of this prospectus, however, they do contain cancellation provisions, both for cause and upon notice. Among those, SDP derives a significant amount of its revenue from two principal supply agreements, namely the Richmar Supply Agreement and the DJO Supply Agreement. If either of the Supply Agreements were to be cancelled, the reduction in revenue and profitability would have a material adverse effect on SDP's business. In the event of the cancellation of a contract by a key customer, SDP anticipates that it would use any notice period to reduce payroll and costs in order to mitigate against any adverse effects of such cancellation.

Entities domiciled in the United States, such as SDP, are required to comply with federal, state and local environmental regulations.  All waste is disposed of in compliance with EPA regulations. To date, SDP has never received a notice regarding violation of any environmental law or regulation. SDP is not aware of any restrictions on profit repatriation.  Future political or economic conditions may affect any business, but SDP is not aware of any specific economic or political risks relevant to its products or services.  SDP expects that recession or depression would adversely affect its business. Although SDP generally does not sell directly to consumers, any decision by the government to restrict or reduce public or private health insurance would be expected to reduce demand in the healthcare industry generally, including the business of SDP.

SDP leases the Clear Lake Facility from an arm's length landlord, pursuant to a lease agreement dated October 19, 2018, which has an initial term expiration date of October 31, 2033 and is subject to four extensions of five years each at SDP's option, provided it is in good standing. As of the date hereof, the lease in respect of the Clear Lake facility is in good standing.

SDP employs various experts to ensure compliance with FDA regulatory matters, Occupational Safety and Health Administration of the United States Department of Labor ("OSHA") regulatory matters, restriction of hazardous substance directive in electrical and electronic equipment ("RoHS") regulatory matters, and other production and healthcare regulators. SDP also employs experienced process, design, and production engineers who have the expertise to design, plan for and actually produce compliant medical device products. At the year ended December 31, 2020, SDP had 65 employees, 57 of whom were full time employees.

SDP may, from time to time, import goods or raw materials produced in other nations, and a disruption of the supply from other nations, or even other U.S.-based suppliers, could slow production and reduce revenues. As of the date hereof, SDP does not have any foreign investments.

Production Controls and Quality

The Clear Lake Facility is FDA Registered and ISO 13485:2016 certified.  SDP manages all internal and external activities following the in place Quality Management System to ensure compliance with the requirements of ISO 13485:2016, current Good Manufacturing Practices (GMP), and drives continuous improvement using lean and six sigma tools.

SDP is vertically integrated and can build many of its products from the raw material level up. The internal automation teams have automated many production processes. Much of the automation has been specifically designed by SDP engineers for their customers. This automation serves as an additional barrier to entry as it makes it difficult for competitors to be competitive on cost and quality.

All SDP suppliers are approved by its quality and procurement teams. SDP manages the activities of the supply chain daily. SDP's procurement team partners directly with suppliers to find new materials and processes that will improve its products and services.

SDP designs many of its own testing processes, engages in design for manufacturability activities on new and existing products and has partnerships with several design companies to help with product design.

Specialized Skill and Knowledge

Over the past 30 plus years, SDP's management and production associates have developed specialized skills in producing, servicing, repairing and refurbishing medical devices that are sold into various orthopedic and healthcare markets. Key employees are trained in surface mount and selective solder technologies, chemical and gel mixing and coating, laminating, robotics, automated optical inspection, and more. All SDP processes are RoHS compliant and employees are trained to IPC -A-610, 7711 and 7721 standards for printed circuit board assembly and component level troubleshooting and repair. SDP is certified and all employees are trained in accordance with the ISO 13485 :2016 and FDA GMP standards.

Over the years, SDP's employees have repaired/refurbished thousands of handheld clinical devices developing procedures that are not easily replicated.  Many of the production processes have been designed and built by SDP's internal robotic automation engineers and are not easy to reproduce. All of SDP's suppliers are subject to quality approval and key incoming materials are inspected and tested for compliance before they are included in production.

All SDP employees are trained in lean and six sigma methodologies.

Customer, Professional and Technical Services

SDP works closely with each customer during new product introductions to define product and process requirements. The production team controls any subsequent changes through its engineering change order process, obtaining customer approval as appropriate.

Additionally, SDP maintains a process for obtaining feedback from its customers. The customer service team conducts customer surveys on a regular basis and adjusts its products and services based on the feedback.  Further, SDP conducts monthly product quality team meetings to monitor and analyze manufacturing issues, production test and inspection data, nonconforming material information, and post-production data such as complaints and repairs.  Non-conforming material and complaints are investigated and evaluated to determine whether Corrective and Preventive Action (CAPA) is needed.  SDP management informs its customers of any results or trends that could be used to improve product design.  The quality team monitors all complaints, non-conforming material reports, and CAPAs and confirms that corrective actions are implemented and effective.

Service and repair data are input directly into our customers' tracking systems.  Management meets monthly with key customers to review product data and repair metrics.  Members of SDP's repair department also provide technical support to its customers.

Regulatory

The FDA, Health Canada, and comparable agencies in other foreign countries impose requirements upon the design, development, manufacturing, marketing, and distribution of medical devices. The applicable regulations require that the device owner obtain clearance or approval before the devices can be sold. After the applicable approvals and/or clearances are granted the regulatory agencies require companies to comply with quality system requirements, investigate complaints, report and investigate certain adverse events and device malfunctions, comply with marketing restrictions and maintain annual registrations.

SDP is registered with the FDA as a contract manufacturer and as an importer of medical devices, and it maintains a quality system that is certified to ISO13485:2016.  SDP's specific responsibilities are defined in written quality agreements with its customers.  In general, SDP is responsible for investigating complaints and providing the results of the investigation to its customers.  The customers are responsible for reporting adverse events to appropriate regulatory authorities.

Market

SDP services medical device companies with operations across the globe. The largest concentration of customer orders are delivered to the U.S. operating arms of customers. The U.S. healthcare industry continues to grow rapidly as the population of 65+ individuals continues to climb. The U.S. healthcare industry is often seen as acyclical or recession resistant due to the critical nature of its services. The market is currently estimated at $156 billion and expected to grow to $208 billion by 2023.3

SDP strives to iterate and improve its products based on customer needs. However, SDP's products are not reliant on a single technology, process, or patent and as such is not subject to substantial obsolescence risk from a single technological innovation.

In the United States, facilities that build medical devices and the medical devices themselves must be cleared by the FDA. The level of rigor involved with this clearance process depends on the devices themselves as there are different levels of clearance. As an entity that operates within the U.S. medical device space, SDP employs FDA regulatory experts to ensure facility and product compliance with all appropriate regulations.

Marketing Strategies

SDP sells through reputation, word of mouth and contacts known within the industry. To date, all of SDP's sales have been with arm's length customers.

3 Source: selectusa.gov.

Competitive Conditions

SDP offers a one stop shop for development, planning, marketing, compliance, production and fulfillment. Most competitors offer one or two of the foregoing services. SDP's ability to offer a full suite of services to its customers is one of its most competitive aspects.

SDP believes it offers a competitive advantage by combining numerous services within one offering.  In the medical device industry, quality of production and product performance is critical.  But companies also compete based upon price and quality of after-market service.

Future Developments

At this time, the products and services offered by SDP do not require additional development or improvement, beyond normal course iterations and improvements upon existing products based on customer needs. SDP assists its customers with developing new products on request. Similarly, the onboarding of new clients may involve process engineering development, product engineering, FDA applications and more, the costs associated with which fluctuate as they depend on the specifics of each projects.  A particular contract with a customer will determine which party is responsible for those costs.

Proprietary Protection

With respect to patents and proprietary information in respect of products produced for SDP's customers, such intellectual property is that of the customer.

Before engaging in confidential discussions, SDP enters into non-disclosure agreements.

Lending

SDP has occasionally advanced loans to certain businesses, provided that such business have demonstrated historic revenue growth, a clear and short-term plan to achieve profitability, and experienced management. To date, SDP has not, at any one time, had loans outstanding which represent more than 20% of its asset base, in order to minimize credit risk. As of the date hereof, SDP no longer makes loans nor are any additional investments contemplated by it prior to the Closing.

Trends

The status, duration and ultimate long term effects of COVID-19 introduce material uncertainty about the future of all industry outlooks in the United States. SDP experienced a decrease in revenues as a result of the initial wave of COVID-19 related shutdowns across the United States as hospitals stopped performing elective procedures in the interest of freeing up room in their treatment areas for COVID-19 patients. Since then, revenues have greatly improved and are performing at or near previous levels. However, there is a risk of similar nationwide shutdowns occurring again as a result of COVID-19 or another global pandemic.

Consolidated Capitalization

The following table sets forth the share and loan capital of SDP, on a consolidated basis, since December 31, 2020. Since December 31, 2020 there have been no material changes in the share capital of SDP. This table should be read in conjunction with the condensed annual financial statements of SDP and the related notes and management's discussion and analysis of financial condition and results of operations.

	Amount authorized or to be authorized	Outstanding as at December 31, 2020
Shareholder Equity
SDP Shares	Unlimited	1,502
Deficit	-	($648,733)

SDP was party to a business loan agreement dated December 3, 2019 with Dacotah Bank, pursuant to which Dacotah Bank agreed to provide a revolving credit facility in favor of SDP in the aggregate principal amount of $3,500,000, and in connection with the agreement SDP issued a promissory note in favor of Dacotah Bank for the same principal amount, which note was due on July 15, 2020 and was subsequently extended pursuant to a change in terms agreement to September 1, 2020. On August 31, 2020, SDP and Dacotah Bank entered into the Business Loan Agreement and SDP issued a promissory note dated August 31, 2020 issued by SDP in favor of Dacotah Bank, in the principal amount of $3,500,000, which is due on August 1, 2021, each in full replacement of the original business loan agreement and promissory note described above and pursuant to which Dacotah Bank agreed to provide a revolving credit facility in the principal amount of $3,500,000 to SDP (the "Dacotah Bank Revolver"). The Dacotah Bank Revolver is secured against SDP's inventory and receivables. To date, SDP has drawn down $2,743,680 on the Dacotah Bank Revolver, which amounts have been used for working capital, the reduction of other credit lines, inventory purchases and payroll. SDP anticipates using additional funds drawn down on the Dacotah Bank Revolver for working capital needs.

On February 1, 2019, SDP issued a promissory note dated February 1, 2019 in favor of Dacotah Bank, in the principal amount of $1,500,120, as amended by a Change in Terms Agreement dated April 20, 2020, which is due on January 28, 2024 (the "Dacotah Bank Richmar Note"), in consideration for a loan advanced by Dacotah Bank to SDP in the principal amount of $1,500,102, which amount was used by SDP to pay the cash consideration portion in respect of the acquisition of assets pursuant to the Richmar Asset Purchase Agreement, the cost of which is being amortized across the 5 year life of the supply agreement. As of December 31, 2020, $318,275 has been repaid in respect of the Dacotah Bank Richmar Note and $1,106,537 remains outstanding thereunder.

Except as set forth in this prospectus, including in the financial statements herein, no other capital or loan transactions have taken place subsequent to SDP's financial year ended December 31, 2020.

As of the date hereof, there are no options outstanding to purchase securities of SDP.

SDP's balance sheet as at the end of the year ended December 31, 2020 provides for a deficit of SDP in the amount of $648,733.

SDP has not sold any SDP Shares or other securities. There are to be no sales of securities within the 12-month period before the date of this prospectus.

Material Contracts

Other than the Supply Agreements, Promissory Notes and Business Loan Agreement or as otherwise disclosed in this prospectus and in connection with the Change of Business, SDP is not a party to any material contracts, except contracts entered into in the ordinary course of business.

BUSINESS

Overview

This section describes our current business and our plans for the Company, assuming the Change of Business and Related Transactions are completed. For more information, see also "Change of Business and Related Transactions" and "Description of South Dakota Partners" elsewhere in this prospectus.

Corporate History

Year ended February 28, 2014

The Company was originally incorporated as "Chrysalis Capital IX Corporation" on September 17, 2013 under the CBCA. Originally, Chrysalis was a "capital pool company" pursuant to the policies of the TSXV. The principal business of Chrysalis was to identify and evaluate businesses and assets with a view to completing a "qualifying transaction", whereby it would acquire significant assets other than cash, by way of purchase, merger or arrangement with another company or by other means and, once identified and evaluated, to negotiate an acquisition or participation subject to acceptance for filing by the TSXV. Prior to the completion of its qualifying transaction, Chrysalis did not have business operations or assets other than cash, cash equivalents and deferred share issuance costs.

On September 26, 2013 and October 25, 2013, Chrysalis issued an aggregate of 221,232 common shares at a price of C$1.06 per share for gross proceeds of C$235,000, all of which were placed in escrow in accordance with the policies of the TSXV and a CPC escrow agreement.  On February 21, 2014, Chrysalis filed articles of amendment to delete share transfer restrictions.

Year ended February 28, 2015

On March 28, 2014, Chrysalis completed an initial public offering, whereby it sold 6,141,000 common shares at a price of $2.12 per share and raised gross proceeds of C$614,100 and its shares were listed and posted for trading on the TSXV under the symbol "NYN.P".

On October 20, 2014, Chrysalis announced the entering into of a binding engagement agreement with Inspira Financial Inc. relating to a proposed triangular amalgamation under the provisions of Section 271 of the BCBA whereby Inspira Financial Inc., a private British Columbia corporation, and 1040096 B.C. Ltd., a wholly-owned subsidiary of Chrysalis, would amalgamate (the "Inspira Amalgamation").

Year ended February 29, 2016

On July 7, 2015, the Company completed the qualifying transaction, pursuant to which Chrysalis and Inspira Financial Inc. completed the Inspira Amalgamation in accordance with an amalgamation agreement among Chrysalis, Inspira Financial Inc. and 1040096 B.C. Ltd. to form an amalgamated corporation, as a result of which Chrysalis became the sole beneficial owner of all of the outstanding shares of the amalgamated corporation. Immediately thereafter, Chrysalis continued into British Columbia, amalgamated with the amalgamated corporation and changed its name to "Inspira Financial Inc."

Year ended February 28, 2017

On February 14, 2017, the Company announced that it had secured space at IBM's former North American Research and Development facility in Boca Raton, Florida for its new headquarters. In addition, beginning in February 2017, the Company began expanding its software development team which is focused on additional coding of business rules and further improvements to automating the intensive components of the billing and collection process.

In January 2017, the Company announced the decision to move its headquarters to Boca Raton, Florida from San Francisco, California in order to better serve the addiction market. In addition, the Company began marketing its integrated billing and financing model, following the acquisition of Inspira Saas Billing Inc. (formerly RBP Healthcare Technologies), a company with a revenue management technology platform specific to the mental health and addiction services industry, in November 2016 and integration into the Company's operations.

On November 14, 2016, the Company declared a one-time special dividend of C$0.075 per common share, to be paid in cash to holders of record as of November 23, 2016.

On November 1, 2016, the Company announced the launch of a co-marketing website, www.inspira-financial.com in advance of the acquisition of Inspira Saas Billing Inc., which closed on November 3 , 2016.

On August 31, 2016, the Board announced that it declared a regular quarterly dividend. The dividend would be equal to C$0.02 per common share annually, paid quarterly, on outstanding common shares, with the first dividend payable on August 31, 2016 to holders of record at the close of business on August 17, 2016.

On May 31, 2016, the Company announced its planned expansion to include Software-as-a-Service (SaaS) based revenue management and business intelligence services through the proposed acquisition of Inspira Saas Billing Inc.

Year ended February 28, 2018

On April 28, 2017, the expiry dates of a total of 251,247 common share purchase warrants exercisable at C$3.5484 per share ($0.40 pre-consolidation on January 27, 2016) originally issued by the Company in its April/May 2015 offering of 4% non-convertible unsecured senior debentures for gross proceeds of C$2,228,750 were extended, following approval of the TSXV. Each warrant entitled the holder to purchase one common share. All such warrants have all expired.

During the first two quarters of 2017, the Company completed a strategic review of its loan book. In July 2017, the Company initiated a strategic review of its businesses within the context of the capital markets. In connection with the strategic review and until a final transaction, if any, is known, the Company suspended its quarterly dividend payments.

On October 21, 2017, the Company decided to prepay its outstanding debentures. The record date (and the date the register of the debentures closed) for the redemption was November 20, 2017, being 10 days prior to the redemption date. The debentures were halted at the close of the market on November 20, 2017 and were delisted from the TSXV on November 30, 2017.

In February 2018, the Company announced that it had developed technology to automatically track and organize collection queues which prioritize claims and follow ups according to a proprietary algorithm in an effort to improve time management and payment speed in collection activities.

Year ended February 28, 2019

There were no major events or conditions that occurred during the year ended February 28, 2019 that influenced the general development of the Company's business.

Year ended February 29, 2020

On July 25, 2019, the Company announced that it decided to discontinue its billing operations operated through Inspira Saas Billing Inc., an indirect wholly-owned subsidiary of the Company, in light of significant headwinds in the addiction rehabilitation industry. Starting August 1, 2019, the Company ceased to generate revenue from billing operations while it continued to operate its lending business.

On January 13, 2020, the Company announced that was changing its name from "Inspira Financial Inc." to "Brattle Street Investment Corp." and its TSXV stock symbol from "LND" to "BRTL", which commenced trading under the new name and symbol at the market open on January 15, 2020. The Company changed its name as reflection of a broader  investment strategy. The Company also announced, in addition to continuing to pursue traditional debt opportunities, it planned to look for equity or debt investment opportunities that provide oversized returns relative to risk.

March 1, 2020 to Present

On August 18, 2020, the Company announced its interest in pursuing investment opportunities in the U.S. medical device and healthcare industry.

On September 6, 2020, the Company entered into a debt conversion agreement with Leslie Cross for consulting services provided by Mr. Cross prior to his appointment as an officer and director of the Company. Pursuant to the agreement, the Company agreed to issue an aggregate of 737,000 common shares to Mr. Cross, at a deemed price of $0.156 per share, in full and final satisfaction of the debt of $88,000 for services owing to him by the Company. See "Transactions with Related Parties" for additional information.

On September 17, 2020, the Company announced its intention to complete the Consolidation (as described below), Change of Business, Concurrent Financings and to change its name to "Salona Global Medical Device Corporation". On December 15, 2020, the Company completed the name change and the Notice of Articles of the Company were amended to consolidate the issued and outstanding common shares (the "Consolidation") on the basis of 7.37 post-Consolidation Common Shares for 10 pre-Consolidation Common Shares, with any resulting fractional shares being either rounded up or down to the nearest whole common share. The Concurrent Financings were subsequently completed on December 18, 2020. The net proceeds of the Concurrent Financings will be used to increase cash to better enable the Company to execute its plan to acquire medical device companies in the U.S. and expand their product reach globally, as well as for general working capital. Please see the section entitled "Change of Business and Related Transactions" for more information on the Concurrent Financings.

Our common shares have been traded on the TSXV under the symbol "SGMD" since December 15, 2020, concurrent with the name change effected in connection with the Consolidation. Prior to such name change, our common shares traded on the TSXV under the symbol "BRTL" since January 15, 2020 and prior to that under the symbol "LND".

Corporate Structure

The following chart illustrates the Company's corporate structure immediately prior to the Change of Business, together with the governing law of each principal material subsidiary and the percentage of voting securities beneficially owned by the Company.

Following the Change of Business and Related Transactions, we will continue to be named "Salona Global Medical Device Corporation" and will continue to be governed by the BCBCA. Our registered office will remain located at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7 and our head office will remain located at 3330 Caminito Daniella, Del Mar, California, 92014.

The following chart illustrates our corporate structure immediately following completion of the Change of Business and Related Transactions, together with the governing law of each principal material subsidiary and the percentage of voting securities to be beneficially owned by us.

Current Business

We currently provide lending and credit in the U.S. healthcare industry. However, we plan to complete a change of our business under Canadian law to that of an acquisition-oriented, U.S.-based medical device company, with plans to achieve scale through further acquisitions and organic growth. We intend to place an emphasis on products for those over 65, who provide steady demand by virtue of government sponsored medical coverage in the U.S. Following the completion of the Change of Business and Related Transactions, we plan to limit our lending and credit business in order to implement our strategy within the U.S. medical device market.

Employees

The Company, through its wholly-owned subsidiary, Inspira Financial Company, employs 5 full-time employees.

Post-Change of Business Plan of Operation

Our primary objective is to become a leading supplier, producer and developer of medical device products through both acquisition and organically. Our first major step towards that goal is the acquisition of SDP and the Change of Business. Please see the section entitled "Description of South Dakota Partners" for information on the business of SDP, which will comprise our only reporting segment.

Growth Plan

Following the Change of Business, we anticipate that our acquisition-oriented growth plan will leverage the liquid Canadian capital markets to target smaller U.S.-based private medical device companies offering stock and cash to acquire and integrate into a large, broad-based medical device company.

Our post-Closing growth strategy is to increase our revenue and profits and therefore earnings per share by (a) increasing revenues through international distribution, by seeking to leverage management's existing sales distribution networks in Europe, Australia and other markets to increase sales for each acquired company; (b) increasing our product lines by developing, in-licensing or acquiring new intellectual property protected devices synergistic with the acquisitions; and (c) increasing profits through operational integration in an effort to reduce supply chain risks and increase cash flow and margin.

Acquisition Pipeline

Our management team has a deep pipeline of small, privately held, stand-alone and bolt-on medical device companies targeted for acquisition in the highly fragmented global market for injury, surgical prevention, rehabilitation and recovery for the aging population throughout the continuum of care, which fall into one of three primary categories:

  Private smaller medical device companies struggling with sufficient capitalization and operational expertise to fully realize the value of their intellectual property;

  Niche players that succeed in developing a handful of quality products often turn to larger listed companies that do not allow ownership to participate in the upside of including their device in a larger company; and

  Smaller U.S.-listed companies that lack liquidity and coverage to offer sufficient upside to vendors.

We expect to be well positioned to offer acquisition targets upside though stock/cash acquisitions with a liquid TSXV listing.

We expect to be able to proceed with several medical device targets in the acquisition pipeline using a structure similar to our proposed structure for acquiring SDP. This would mean that potential targets would primarily or solely receive Company equity as consideration for the potential acquisition rather than cash, which would reduce our requirement for additional capital. Additionally, to date, discussions are most advanced with targets that are operationally cash flow positive, which may enhance our ability to borrow for additional capital needs.

Selected Financial Information

The following table contains certain financial information regarding the Company once the Change of Business, Concurrent Financings and Shares for Debt Transaction have occurred. This table should be read in conjunction with the unaudited pro forma consolidated balance sheet of the Company included in the section "Unaudited Pro Forma Consolidated Financial Information" included elsewhere in this prospectus.

Unaudited Pro Forma Balance Sheet
Working Capital	C$12,706,937
Total Assets	C$27,326,071
Total Long and Short Term Liabilities	C$12,376,963
Cash Dividends Declared	Nil

Milestones

We expect to use our available working capital to finance identified and complementary acquisitions, and for general working capital. Our immediate short-term objectives will be to evaluate and acquire additional complementary medical device companies to expand our distribution networks and product lines.

Our long-term objectives will be to:

  leverage sales distribution networks in Europe and Australia to expand our distribution channels internationally;

  increase our product lines by developing, in-licensing or acquiring new intellectual property protected devices synergistic with the identified acquisitions; and

  increase profits through operational integration in an effort to reduce supply chain risks and increase cash flow and margin.

Fully-Diluted Share Capital

In addition to the information set out in the capitalization table above, the following table sets out our diluted share capital after giving effect to the Change of Business:

Number and Percentage of Securities After Giving Effect to the Change of Business
Common shares held by current Shareholders	33,813,308 (46.68%)
Common shares to be issued to holders of Subscription Receipts	7,869,005 (10.91%)
Common shares to be issued to holders of Finco Subscription Receipts immediately following the Amalgamation	2,121,232 (2.94%)
Common shares to be issued in connection with the Shares for Debt Transaction	737,000 (1.02%)
Total Common Shares Outstanding	44,540,545 (61.75%)

Reserved for issuance pursuant to Consideration Shares(1)	19,162,000 (26.56%)
Options outstanding upon completion of the Change of Business(2)(3)(4)	5,189,950 (7.19%)
Reserved for issuance pursuant to Resulting Issuer Warrants issued in exchange for Finco Warrants(5)	2,121,232 (2.94%)
Reserved for issuance pursuant to Salona Compensation Options(6)	876,231 (1.21%)
Reserved for issuance pursuant to Exchangeable Compensation Options issued in exchange for Finco Compensation Options(7)	243,675 (0.34%)
Total Common Shares Reserved for Issuance Following Amalgamation	26,532,807 (38.25%)
Total Number of Fully Diluted Securities Following Amalgamation	72,133,633 (100.00%)

Notes:

(1) Assuming 19,162,000 Consideration Shares are issued, being the maximum number of Consideration Shares that may be issued pursuant to the Definitive Agreement.

(2) See "Options to Purchase Securities" in "Executive Officer and Director Compensation-Company Compensation Following the Change of Business" for the definition, exercise price and expiry date of the Company Options.

(3) 663,300 Company Options are expected to be granted to Luke Faulstick upon completion of the Change of Business and following his appointment as the Chief Operating Officer of the Company.

(4) At the completion of the Change of Business, it is anticipated that the Company will grant 1,672,990 Company Options, in addition to those Company Options to be granted to Mr. Faulstick as indicated in Note (2) above.

(5) To be issued in exchange for the Finco Warrants in connection with the Amalgamation. Exercisable at C$1.25 per share until December 18, 2022.

(6) Exercisable at C$0.4749 per share until December 18, 2022.

(7) Exercisable at C$0.8548 per share until December 18, 2022.

Other than as disclosed above, no other securities will be outstanding which are convertible into, or exchangeable for, the Company's common shares following the completion of the Change of Business and Related Transactions.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, "we" or the "Company" refers to Salona Global Medical Device Corp. and its subsidiaries after completion of the Change of Business and the Related Transactions. Please see "Change of Business and Related Transactions" included elsewhere in this prospectus for more information.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

(In Canadian Dollars, unless otherwise indicated)

	Salona Global Medical Device Corp.	South Dakota Partners Inc.	South Dakota Partners Inc.		Proforma Adjustments	Proforma Consolidated
	As at February 28, 2021	As at December 31, 2020	As at December 31, 2020			As at February 28, 2021
		(USD$)
Assets
Cash and cash equivalents	7,080,768	596	759	(e)	5,425,374	12,206,901
				(c)	(300,000)
Restricted cash	5,425,374	-	-	(e)	(5,425,374)	-
Marketable securities	488,684	-	-		-	488,684
Accounts receivable	-	2,003,242	2,550,528		-	2,550,528
Inventories	-	4,343,562	5,530,223		-	5,530,223
Other investments	-	-	-		-	-
Prepaids and other Receivables	135,065	214,993	273,729		-	408,794
Total current assets	13,129,891	6,562,393	8,355,239		(300,000)	21,185,130

Restricted cash	-	381,930	486,273		-	486,273
Property and equipment, net	-	1,231,614	1,568,091		-	1,568,091
Right-of-use asset, net	-	1,986,837	2,529,641		-	2,529,641
Goodwill	-	-	-	(a)	199,821	199,821
Intangible assets, net	-	1,065,909	1,357,115		-	1,357,115
Total assets	13,129,891	11,228,683	14,296,359		(100,179)	27,326,071

Liabilities and shareholders' equity
Liabilities
Accounts payable and accrued liabilities	1,047,784	1,725,289	2,196,638	(f)	(116,081)	3,128,341
Subscription receipts	5,425,374	-	-	(e)	(5,425,374)	-
Line of credit	-	2,751,840	3,503,643		-	3,503,643
Current portion of debt	-	1,026,034	1,306,346		-	1,306,346
Current portion of lease liability	-	65,316	83,160		-	83,160
Other Liabilities	15,000	346,923	441,702		-	456,702
Total current liabilities	6,488,158	5,915,402	7,531,489		(5,541,455)	8,478,192

Deferred tax liability	-	-	-		-	-
Long-term portion of lease liabilities	-	2,037,937	2,594,701		-	2,594,701
Long-term portion of debt	-	1,024,245	1,304,069		-	1,304,069
Total liabilities	6,488,158	8,977,584	11,430,260		(5,541,455)	12,376,963

Shareholders' equity
Share capital	31,065,513	1,502	1,912	(e)	5,299,103	39,546,617
				(b)	(1,912)
				(a)	3,065,920
				(f)	116,081
Options reserve				(e)	223,641	2,229,483
				(g)	2,005,842
Warrants reserve	-	-	-	(e)	126,271	126,271
Contributed surplus	3,625,762	2,898,330	3,690,154	(b)	(3,690,154)	3,625,762
Accumulated other comprehensive income	943,320	-	-			943,320
Accumulated Deficit	(28,992,862)	(648,733)	(825,967)	(b)	825,967	(31,522,345)
				(c)	(300,000)
				(e)	(223,641)
				(g)	(2,005,842)

Total shareholders' equity	6,641,733	2,251,099	2,866,099		5,441,276	14,949,108
Total liabilities and shareholders' equity	13,129,891	11,228,683	14,296,359		(100,179)	27,326,071

a) The purchase price is determined as the fair value of the shares and options that are held by the current shareholders of SDP. For purposes of the pro-forma, the fair value of common shares has been determined to be $0.12 per share, reflecting the closing price per common share of the Company on September 8, 2020, the date immediately preceding the announcement of the proposed Change of Business and the halt of the Company’s common shares from trading on the TSXV. The excess of the amount paid over the fair value of the assets is charged to accumulated deficit and is an expense of listing. Accumulated deficit has been increased by $1,483,808 representing expense of listing. Accordingly the share capital of the accounting acquirer has been increased by $3,120,000 representing value of 26 million pre consolidation shares to be issued to SDP's shareholders on acquisition.

b) Share capital and deficit of the Company has been eliminated as a result of the above proposed acquisition.

UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS

12 months ended February 28, 2021

(In Canadian Dollars, unless otherwise indicated)

	Salona Global Medical Device Corp.	South Dakota Partners Inc.	South Dakota Partners Inc.	Proforma Adjustments	Proforma Consolidated
	Year ended February 28, 2021	Year ended December 31, 2020	Year ended December 31, 2020		Year ended February 28, 2021
		(USD$)
Revenue
Medical device service revenues	-	9,536,155	12,792,752		12,792,752
Loan Interest	42,838	-	-	-	42,838
Fees and Other	49,910	-	-	-	49,910
Interest, fees and other recovered	43,365	-	-	-	43,365
Investment income	14,618	-	-	-	14,618
Change in fair value of marketable securities	(812)	-	-	-	(812)
Impairment of other investments	(183,466)	-	-	-	(183,466)
Total revenue	(33,547)	9,536,155	12,792,752	-	12,759,205

Cost of revenue
Direct service labor	-	1,459,393	1,957,776	-	1,957,776
Rent & building costs	-	149,401	200,421	-	200,421
Direct Material Costs	-	5,254,865	7,049,401	-	7,049,401
Gross margin	(33,547)	2,672,496	3,585,153	-	3,551,606

Expenses
General and administrative	2,396,162	1,703,144	2,284,768		4,680,930
Executive compensation	-	297,639	399,283	-	399,283
Share based compensation	237,714	-	-	-	237,714
Amortization of intangible assets	-	345,708	463,767	-	463,767
Depreciation of property and equipment	-	187,539	251,584	-	251,584
Amortization of right-of-use asset	-	111,412	149,459	-	149,459
Interest (expense) income, net	-	371,189	497,950	-	497,950
Other expense, net	-	13,846	18,573	-	18,573
Total expenses	2,633,876	3,030,477	4,065,384	-	6,699,260

Net loss from continuing operations	(2,667,423)	(357,981)	(480,230)	-	(3,147,653)
Net loss from discontinued operations	-	-	-	-	-
Net loss before income tax	(2,667,423)	(357,981)	(480,230)	-	(3,147,653)

Income tax (expense) recovery	-	-	-	-	-
Net loss	(2,667,423)	(357,981)	(480,230)	-	(3,147,653)

Other comprehensive loss
Foreign currency translation loss	(430,428)	-	-	-	(430,428)
Comprehensive loss	(3,097,851)	(357,981)	(480,230)	-	(3,578,081)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements of the Company have been prepared by management as if our acquisition of SDP had occurred on March 1, 2019 and after giving effect to the assumptions and adjustments as described in Notes 2 and 3 of this section. The accompanying pro forma consolidated balance sheet was prepared assuming the transaction was consummated on the date of the latest balance sheet, February 28, 2021.

The unaudited pro forma consolidated financial statements have been prepared in relation to our acquisition of SDP, indirectly through our wholly-owned subsidiary, Brattle Acquireco. Completion of the acquisition is subject to customary closing conditions, including all necessary approvals and consents, as described elsewhere in this prospectus. In the opinion of the Company’s management, the unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the transactions contemplated in the Definitive Agreement.

2. Pro Forma Assumptions

On September 8, 2020, we entered into the Definitive Agreement with SDP. Pursuant to the terms of the Definitive Agreement, we intend to issue 26 million common shares (as adjusted for stock splits, stock combinations, recapitalizations and similar events) in exchange for all issued and outstanding SDP shares.

The unaudited pro forma consolidated financial statements of the Company have been compiled from and include:

1. the consolidated statement of financial position of the Company as at February 28, 2021;

2. the statement of financial position of SDP as at December 31, 2020;

3. the consolidated statement of operations and comprehensive loss for the Company for the year ended February 28, 2021;

4. the statement of operations and comprehensive loss for SDP for the year ended December 31, 2020; and

5. the additional information and assumptions set out in Notes 2 and 3 of this section.

SDP financial statements have been converted into Canadian Dollars using the following exchange rates:

- December 31, 2020 (closing rate)	CAD 1.2732
- January 1 - December 31, 2020 (average rate)	CAD 1.3415

The unaudited pro forma consolidated financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with the Company being the accounting and legal acquirer. It uses the fair value concepts defined in ASC 805, Fair Value Measurement, and was based on the historical financial statements of the Company and SDP.

Under the acquisition method of accounting, the assets acquired, and liabilities assumed are recorded as of the completion of the acquisition at their respective fair values. Under ASC Topic 805, acquisition-related transaction costs (i.e., advisory, legal, valuation, other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.

The accounting for the acquisition is dependent upon valuations, where available, that are provisional and are subject to change. Management will finalize the acquisition accounting for the acquisition no later than one year from the respective acquisition date as required under ASC Topic 805. Accordingly, certain pro forma adjustments are preliminary and have been prepared solely for the purpose of these unaudited pro forma consolidated financial statements. Differences between these provisional estimates and the final acquisition accounting may occur and these differences could have a material impact on our future financial performance. In addition, the unaudited pro forma consolidated statements of operations do not reflect any cost savings, operating synergies or revenue enhancements that the consolidated business may achieve, the costs to integrate the operations of the Company and SDP, or any costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

The unaudited pro forma consolidated financial statements are not intended to reflect the financial position of the Company which would have resulted had the proposed transactions not been effected on the date indicated. Actual amounts recorded upon consummation of the agreement will differ from those recorded in the unaudited pro forma consolidated financial statements. No adjustments have been made to reflect additional costs or cost savings that could result from the combination of the operations of the Company and SDP.

3. Pro Forma Adjustments

a) The purchase price is determined as the fair value of the shares and options that are held by the current shareholders of SDP. For purposes of these unaudited pro forma consolidated financial statements, the fair value of common shares has been determined to be $0.16 per share ($0.12 per share adjusted for consolidation per (d) below), reflecting the pre-halt market price of the Company’s shares. The excess of the preliminary estimated purchase price over the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed by the company is goodwill, which represents the value of intangible assets that do not qualify for separate recognition. For the purpose of these unaudited pro forma consolidated financial statements, fair value of the assets acquired is assumed to be book value of the net assets of SDP as at December 31, 2020. Accordingly, the share capital of the accounting acquirer has been increased by $3,065,920 representing value of 19,162,000 post consolidation shares to be issued to SDP’s shareholders on acquisition. Estimates of value assumed full award of the contingent consideration which management considers the most likely outcome. Management anticipates that for the purpose of the U.S. GAAP financial statements, an independent expert will be engaged to complete the valuation of identifiable intangibles to be acquired and the purchase price allocation to calculate the fair value of assets acquired and liability assumed, which will be recognized separately from goodwill, in accordance with ASC Topic 805, Business Combinations.

b) Share capital and deficit of SDP has been eliminated because of the above proposed acquisition.

c) Transaction costs related to the acquisition are estimated as follows:

Costs in connection with Concurrent Financings	$100,000
Costs of Change of Business	$100,000
Costs of SEC S-1 Filing	$100,000
Total	$300,000

d) The share capital of the company has been adjusted to reflect a pending consolidation of 1:.737, to be effective before relisting.

e) On December 18, 2020, we announced that, together with our wholly-owned subsidiary, Finco, we completed a previously announced private placement of subscription receipts. The Company and Finco issued a total of 9,990,237 subscription receipts for gross proceeds of $5,550,258. Registered dealers were paid $138,756, representing 50% of the total finders’ fee. Less dealer fees, proceeds were $5,425,374. Finco issued 2,121,232 Finco Subscription Receipts, each of which had a pre-Consolidation exercise price of $0.92 and will expire on December 18, 2022. These Finco Subscription Receipts will, upon certain conditions described elsewhere in this prospectus, each convert into one unit consisting of one Finco Share and one Finco Warrant. Fair value of the Finco Warrants determined using the Black Scholes Options pricing model was $126,761, which has been recorded in the Warrants reserve. Registered dealers will also be issued Salona Compensation Options to purchase 876,231 common shares of the Company at a post-Consolidation price of approximately $0.4749 per share with an expiration of December 18, 2022, and non-transferable Finco Compensation Options to purchase 243,675 common shares of Finco at a post-Consolidation price of approximately $0.8548 per share until December 18, 2022. Fair value of these Finco Compensation Options determined using the Black Scholes Options pricing model was $223,641, which has been recorded in the Options reserve with a corresponding debit to Accumulated Deficit. See “Change of Business and Related Transactions” for more information on these financings.

f) On September 6, 2020, we entered into a debt settlement agreement, pursuant to which we settled a debt amounting to $116,081 (USD$88,000) to a service provider, by issuance of 737,000 common shares. See “Transactions with Related Parties—Shares for Debt” for more information.

g) We announced that the Board and certain employees would be granted options to buy 2,586,290 shares of the Company on relisting with the TSXV following approval of the Change of Business, as compensation for managing the entire acquisition, consolidation and relisting process. Fair value of these options determined using the Black Scholes Options pricing model was $2,005,842, which has been recorded in the Options reserve with a corresponding debit to Accumulated Deficit.

4. Pro Forma Acquisition Accounting

Total purchase price for SDP:
Consideration Shares issued and outstanding - 26 million shares adjusted for consolidation 3(d)	19,162,000
Price per share based on Company share price- $0.12 adjusted for consolidation 3(d)	$0.16

Cost of acquisition, shares issued	$3,065,920
Total consideration	$3,065,920
Less: fair value of net assets of SDP	$2,866,099
Excess paid over net assets - Goodwill	$199,821

PROPERTIES

SDP leases the Clear Lake Facility, located in Clear Lake, South Dakota, from an arm's length landlord, pursuant to a lease agreement dated October 19, 2018, which has an initial term expiration date of October 31, 2033 and is subject to four extensions of five years each at SDP's option, provided it is in good standing. To the best of our knowledge, as of the date hereof, the lease in respect of the Clear Lake Facility is in good standing.

We do not own any real property. We currently operate out of the one leased location described above. While Clear Lake Facility lease would be material to our operations following completion of the Change of Business, we also believe that there are alternative locations that could be used for production if we needed to move or expand.  We currently do not have any office leases that we consider material or cannot be cancelled on notice of more than one month.

USE OF PROCEEDS

This prospectus relates to the sale or other disposition of our common shares by the selling shareholders listed under "Selling Shareholders" and their transferees.  We will not receive any proceeds from any sale of the common shares by the selling shareholders. However, we will receive proceeds from the exercise of the Resulting Issuer Warrants, as well as from the exercise of the Salona Compensation Options and Exchangeable Compensation Options. Any such proceeds will be used to support our plan to acquire medical device companies in the U.S. and expand their product reach globally, as well as for general working capital. We do not currently have any businesses targeted for acquisition.

The selling shareholders will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of the common shares. We will bear all costs, expenses and fees in connection with the registration of the common shares.

MARKET PRICE AND DIVIDEND POLICY

Market Price Information for our Common Shares

Our common shares have been traded on the TSXV under the symbol "SGMD" since December 15, 2020, concurrent with the name change effected in connection with the Consolidation. Prior to such name change, our common shares traded on the TSXV under the symbol "BRTL" since January 15, 2020 and prior to that under the symbol "LND". The TSXV is the only trading market for our common shares. The high and low sales prices for our common shares are as follows, (in CDN), for the following periods as reported by the TSXV:

Period	High (C$)(1)	Low (C$)(1)	Volume (C$)(1)
2021
March 2021(3)	-	-	-
Quarter Ended February 28, 2021	-	-	-
2020
Quarter Ended November 30, 2020(3)	-	-	-
Quarter Ended August 31, 2020	$0.239	$0.185	3,620,178
Quarter Ended May 31, 2020	$0.170	$0.109	1,395,664
Quarter Ended February 29, 2020	$0.190	$0.149	2,437,744
2019
Quarter Ended November 30, 2019	$0.197	$0.163	3,026,519
Quarter Ended August 31, 2019	$0.197	$0.142	2,996,083
Quarter Ended May 31, 2019	$0.197	$0.156	2,429,669
Quarter Ended February 28, 2019	$0.183	$0.136	5,451,608

(1) Source: TMX Money

(2) We completed the Consolidation on December 15, 2020. The figures presented above are on a post-Consolidation basis.

(3) Our  common shares have been halted from trading on the TSXV since September 9, 2020 pending the completion of the Change of Business.

The trading prices set forth above may not be reflective of the anticipated trading market for our common shares when trading resumes on the TSXV.

Holders

As of February 24, 2021, management believes there were approximately 852 Company non-objecting beneficial owners of record holding 16,170,734 common shares. As noted earlier in this prospectus, the Company's common shares have been halted from trading on the TSXV since September 9, 2020 pending the completion of the Change of Business. The number of non-objecting beneficial owners of record does not include an indeterminate number of shareholders whose shares are held by brokers in street name through depositaries, including CDS & Co and CEDE & Co.

The holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders and each common share shall confer the right to one vote in person or by proxy at all meetings of our shareholders. The holders of our common shares shall be entitled, subject to the prior rights, if any, of any other class of our shares, to receive such dividends payable in cash or property as may be declared thereon by the Board from time to time. The Board may declare no dividend payable in cash or property on our common shares unless the Board simultaneously declare a dividend payable in cash or property on our Consideration Shares, in an amount per Consideration Share equal to the amount of the dividend declared per common share. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of our shares, our remaining property and assets pari passu with the holders of our Consideration Shares, with the amount of such distribution per common share equal to the amount of such distribution per Consideration Share. Holders of our common shares have no preemptive rights and no right to convert their common shares into any other securities. There are no redemption or sinking fund provisions applicable to our common shares.

Dividends

Following the Change of Business, we do not intend to pay any cash dividends on our common shares in the foreseeable future. We do not have any restrictions on paying dividends, but if we generate earnings in the foreseeable future, we expect that they will be retained to finance growth, if any. Any future determination to pay distributions will be at the discretion of the Board and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of distributions and any other factors that the Board deems relevant. All of our common shares will be entitled to an equal share in any dividends declared and paid. Our future ability to pay cash dividends on our common shares may be limited by any future debt instruments or preferred securities. Accordingly, you may need to sell your common shares to realize a return on your investment and you may not be able to sell your shares at or above the price you paid for them.

SELLING SHAREHOLDERS

In accordance with the subscription agreements entered into in connection with the Concurrent Financings on December 18, 2020, we have agreed with the selling shareholders to register the common shares underlying the Salona Subscription Receipts, Finco Shares, Resulting Issuer Warrants, Salona Compensation Options and Exchangeable Compensation Options. See "Change of Business and Related Transactions-Concurrent Financings" for more information.

The shares offered by this prospectus may be offered from time to time by the selling shareholders listed in the following table. Each selling shareholder will determine the number of shares to be sold and the timing of the sales. Our registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares. Because the selling shareholders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling shareholders after such offering can be provided, and the following table has been prepared on the assumption that all common shares offered under this prospectus will ultimately be sold.

We do not have any arrangement with the registered dealers to whom we granted the Salona Compensation Options and Finco Compensation Options in the Concurrent Financings for any of them to act as a broker-dealer for the sale of the common shares included herein for the selling shareholders. However, such registered dealers may be deemed to be an underwriter with respect to their respective sales of shares to be offered by them in this prospectus. Each of the other selling shareholders has represented to us that it is not a FINRA member nor an affiliate or associate thereof.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common shares and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the common shares beneficially owned by them. Except as described in the footnotes to the following table and under "Transactions with Related Parties" below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any common shares in this table does not constitute an admission of beneficial ownership for the person named below.

The table below is based upon information supplied by the selling shareholders, which information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling shareholders named in the table below have sole voting and investment power with respect to all common shares that they beneficially own, subject to applicable laws. Applicable percentages are based on 33,813,308 outstanding on April 15, 2021, adjusted as required by Rule 13d-3(d)(1) of the Exchange Act.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to this Offering	Common Shares to be Received upon the Conversion of Salona Subscription Receipts (1)	Common Shares to be Received upon Exchange of Finco Shares(2)	Common Shares to be Received upon Exercise of Resulting Issuer Warrants(3)	Common Shares to be Received upon Exercise of Salona Compensation Options(4)	Common Shares to be Received upon Exercise of Exchangeable Compensation Options(5)	Number of Common Shares Available Pursuant to this Prospectus(6)	Common Shares Beneficially Owned After Offering	Percentage of Common Shares Beneficially Owned After Offering(7)
Anthony Oram	-	331,650	165,825	165,825	-	-	663,300	663,300	1.0%
682501 Alberta Ltd.	-	110,550	55,275	55,275	-	-	221,100	221,100	0.3%
Patrick McCarthy	-	110,550	55,275	55,275	-	-	221,100	221,100	0.3%
Thomas Sean Riley	-	110,550	55,275	55,275	-	-	221,100	221,100	0.3%
Victoria Ross	-	165,088	82,544	82,544	-	-	330,176	330,176	0.5%
Andrew B. MacDonald	-	829,862	414,931	414,931	-	-	1,659,724	1,659,724	2.6%
Michael Croxon	-	110,550	55,275	55,275	-	-	221,100	221,100	0.3%
Nitin Kaushal	-	56,012	28,006	28,006	-	-	112,024	112,024	0.2%
Hugh McCauley	-	232,247	46,449	46,449	-	-	325,145	325,145	0.5%
XIB International Master Fund by the fund's advisor XIB Asset Management Inc.	-	387,079	77,415	77,415	-	-	541,909	541,909	0.8%
BT Global Growth Fund LP	-	541,911	108,381	108,381	-	-	758,673	758,673	1.2%
Rob McLay	-	46,449	9,289	9,289	-	-	65,027	65,027	0.1%
Beacon Securities Limited(9)	-	387,079	77,415	77,415	454,817	90,962	1,087,688	1,087,688	1.7%
James Dale	-	154,831	30,965	30,965	-	-	216,761	216,761	0.3%
Hydra Fund LP	-	154,831	30,966	30,966	-	-	216,763	216,763	0.3%
HedgeOne Capital Fund Inc.	-	99,200	19,825	19,825	-	-	138,850	138,850	0.2%
Purpose Canadian Equity Growth Fund	-	914,320	182,893	182,893	-	-	1,280,106	1,280,106	2.0%
Stonecastle Investment Management Inc.	-	457,382	91,461	91,461	-	-	640,304	640,304	1.0%
Fountain Asset Corp.	-	77,415	15,482	15,482	-	-	108,379	108,379	0.2%
Cedarpoint Capital Inc.	357,445	185,798	37,159	37,159	-	-	260,116	617,561	1.0%
Jane E. Kiernan	-	95,762	19,152	19,152	-	-	134,066	134,066	0.2%
Leslie H. Cross & Deborah L. Cross Family Trust	-	196,714	39,342	39,342	-	-	275,398	275,398	0.4%
Andrew Cross	353,760	39,257	7,850	7,850	-	-	54,957	408,717	0.6%
Luke T. Faulstick	-	289,716	57,943	57,943	-	-	405,602	405,602	0.6%
Kenneth Kashkin	-	39,559	7,911	7,911	-	-	55,381	55,381	0.1%
Stephen Murphy		198,136	39,627	39,627	-	-	277,390	277,390	0.4%
Leede Jones Gable Inc.	-	-	-	-	421,414	152,713	574,127	574,127	0.9%

(1) Salona Subscription Receipts will automatically convert into one common share on the Escrow Release Date, with 20% of such common shares being initially free trading upon the completion of the Change of Business and an additional 20% becoming unrestricted each month thereafter pursuant to the policies of the TSXV.

(2) Finco Shares will be exchanged on a one for one basis for one common share in connection with the Amalgamation that it is anticipated will take place immediately following the Change of Business and the automatic conversion of the outstanding Finco Subscription Receipts into the Units consisting of Finco Shares and Finco Warrants.

(3) Resulting Issuer Warrants are exercisable for common shares on a one for one basis at C$1.25 per share, subject to acceleration and expiring on December 18, 2022.

(4) Salona Compensation Options are exercisable at C$0.4749 per share until December 18, 2022.

(5) Exchangeable Compensation Options, which the selling shareholders would have received on a one for one basis in exchange for their Finco Compensation Options in connection with the Amalgamation that is anticipated will take place immediately following the Change of Business, are exercisable at C$0.8548 per share until December 18, 2022.

(6) Represents the number of shares being registered on behalf of the selling shareholders pursuant to this registration statement, which may be less than the total number of common shares held by the selling shareholder.

(7) Assumes the conversion, exchange and exercise, as applicable, of all Salona Subscription Receipts, Finco Shares, Resulting Issuer Warrants, Salona Compensation Options and Exchangeable Compensation Options for common shares.

(8) Leslie Cross, who is a current member of the Company's Board, has provided consultant services to the Company, and has entered into that certain Debt Conversion Agreement with the Company, controls the Leslie H. Cross & Deborah L. Cross Family Trust.

(9) Beacon Securities Limited will be deemed an underwriter for the resale of Common Shares it receives upon (i) conversion of Subscription Receipts, (ii)  exchange of Finco Shares and (iii) exercise of Resulting Issuer Warrants.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SALONA GLOBAL MEDICAL DEVICE CORPORATION

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes, as well as the unaudited pro forma consolidated financial statements and related notes, each included elsewhere in this prospectus. This discussion contains "forward-looking statements" reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus, particularly in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We assume no obligation to update any of these forward-looking statements.

Financial information presented in this MD&A is presented in Canadian dollars ("C$"), unless otherwise indicated. Unless otherwise indicated, all references to years are to our fiscal year, which ends at the end of February.

Non-GAAP Measures

Throughout this management discussion and analysis ("MD&A"), our management uses a number of financial measures to assess its performance and these are intended to provide additional information to investors concerning the Company. This year and 2021 mean the fiscal year ended February 28, 2021. Last year and 2020 mean the fiscal year ended February 29, 2020. Some of these measures, including net profit (loss) from operations and Adjusted EBITDA are not calculated in accordance with Generally Accepted Accounting Principles (GAAP), which are based on the United States Generally Accepted Accounting Principles (U.S. GAAP), are not defined by GAAP, and do not have standardized meanings that would ensure consistency and comparability between companies using these measures. Readers are cautioned that the disclosure of these items is meant to add to, and not replace, the discussion of financial results as determined in accordance with U.S. GAAP. The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or uncontrollable items on our operating performance and who wish to separate revenues and related costs associated with client acquisition that may not be ongoing.

COVID-19

Our operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak and pandemic of respiratory illness caused by COVID-19. We cannot accurately predict the impact COVID-19 will have on our operations and the ability of others to meet their obligations with the Company, or predict with any certainty the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, or the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect our operations and ability to finance our operations. In addition, the current pandemic and associated economic uncertainties could significantly adversely affect the ability of the Company to find and pursue new opportunities to grow its business.  Our financial condition, liquidity and results of operations have been and will continue to be adversely impacted by these preventative actions and the disruption to our business and that of our suppliers and customers. As we cannot predict the duration or scope of the COVID-19 pandemic, the negative financial impact to our results cannot be reasonably estimated, but could be material.

Business Overview

The Company is a publicly traded company listed on the TSXV that is currently undergoing a Change of Business as defined by the TSX Venture Exchange. Upon completion of the Change of Business, we will focus on transitioning to an acquisition oriented, U.S. and internationally-based and revenue generating MedTech company. We aim to leverage the liquid Canadian capital markets to acquire small to midsize U.S. and internationally based medical device products and companies with the goal of expanding sales and improving operations. We also plan to focus on creating a large, broad-based medical device company with global reach.

For more information on our current Business, see the section on "Business" included in this prospectus.

RESULTS OF OPERATIONS

Results of Operations for the years ended February 28, 2021 and February 29, 2020

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
Revenues
Loan interest revenue	42,838	50,276	(7,438)	-15%
Fees and other	49,910	83,484	(33,574)	-40%
Interest, fees, and other from provisioned loans	43,365	145,635	(102,270)	-70%
Investment income	14,618	110,366	(95,748)	-87%
Other income	-	18,558	(18,558)	-100%
Change in fair value of marketable securities	(812)	(6,480)	(5,668)	-87%
Impairment of other investments	(183,466)	(49,710)	(133,756)	269%

Loan interest revenue decreased period over period principally due to the recovery or provision of remaining loans outstanding. Fees and Other income are also associated with the volume of un-provisioned loans outstanding. We are not currently making additional loans and expect loan revenues to continue to decline. Interest, fees and other from provisioned loans will vary substantially between periods as this revenue item relates to the recovery of loans management considers it unlikely to recover. Management continues to attempt to collect these loans. Unrealized gain on marketable securities will vary with the market over each period. As management has not exited these positions, they remain as unrealized. Once management sells an equity the change in value over time is reflected in Realized gains. Impairment of other investments refers to changes in fair value of less liquid investment. Investment income is the result of dividends and other sources of income that do not result from the change in value from the underlying security. Other income results from a myriad of minor sources typically related to recovery of assets.

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
Cost of revenue
Allowance for losses	-	17,760	(17,760)	-100%
Financial margin	(33,547)	334,369	(367,916)	-110%

Allowance for losses and financial margin both declined relative to previous year. As allowance for losses typically correlates with loan issuance and management activity, management continues to expect both to decline year over year as loans are collected on or provisioned.

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
General and administrative	752,570	1,623,446	(870,876)	-54%
Impairment of equipment	-	39,613	(39,613)	-100%
Share based compensation	237,714	21,962	215,752	982%

General and administrative costs decreased year over year with the decrease in operational activity. This decrease was anticipated and corresponded to reduced loan book activity. Management expects to maintain or increase operational activity over the coming periods as acquisitions, as further described the section "Business- Post-Change of Business Plan of Operation" included elsewhere in this prospectus, are completed. Impairment of equipment is anticipated to be non-recurring and was associated with the conclusion of our lease in Boca Raton, Florida. Share based compensation represents all expenses associated with the issuance of shares and stock options. Stock options are a key component of our compensation plans for key employees. We expect share-based compensation to increase along with operational activity.

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
Transaction costs including legal, audit, US Regulatory	(1,643,592)	-	(1,643,592)	NA

As a result of the ongoing Change of Business transaction and other regulatory, fundraising, and acquisition activities, the Company has incurred substantial expense outside the typical course of operations. These additional expenses are expected to be mostly non-recurring due to their transaction oriented nature and are expected to decrease over the coming periods as the Company completes its Change of Business and associated regulatory activity.

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
Foreign currency translation gain (loss)	(430,428)	160,300	(590,728)	-369%

Since we operate in the United States, we are exposed to foreign currency risk. Management is unable to effectively predict swings in the foreign exchange value of the US Dollar against the Canadian Dollar.

	Year ended		2021 vs 2020
	February 28, 2021	February 29, 2020	$ Change	% Change
(Loss) income after tax from discontinued operations	-	(573,496)	(573,496)	-100%

We discontinued our billing operations in August of 2019 and as such have implemented the discontinued operations treatment of these operations. We expect impact from the discontinued business to continue to decrease over the coming periods.

General and administrative

General and administrative expenses relate to sales and administration and consist of salaries and related general operational expenses.

.

General and Administrative Expenses	February 28, 2021	February 29, 2020
Included in general and administrative:
Labor & consulting expenses	$346,237	$1,168,466
Professional fees	68,376	192,577
Facility leases	-	39,201
General expenses	192,628	223,202
Public company expenses	145,329	-
Total General and Administrative Expenses	$752,570	$1,623,446

Summary of Quarterly Results and Fourth Quarter

The following table presents a summary of unaudited quarterly financial information for the last eight consecutive quarters:

	May 30, 2020	August 31, 2020	November 30, 2020		February 28, 2021
	$	$	$		$
Revenue	(8,618)	78,442	(117,241)		83,694
Net income (loss)	(194,846)	(281,183)	(775,498)		(1,891,925)
Basic & diluted loss per share	(0.01)	(0.01)	(0.0	2)	(0.06)

	May 30, 2019	August 31, 2019	November 30, 2019		February 29, 2020
	$	$	$		$
Revenue	331,633	458,963	197,583		(636,050)
Net income (loss)	(13,010)	(303,609)	57,217		(1,091,250)
Basic & diluted loss per share	(0.00)	(0.01)	0.00		(0.03)

Inflation and Pricing

Inflation has impacted our operations and reduced the value derived from our loan making business. While inflation has reduced the value of all loans, by management's estimates, all loans carried interest rates sufficient to outpace inflation. Management does not anticipate advancing new loans, except those that may be of strategic importance in connection with the planned Change of Business, thereby reducing the potential impact of inflation upon pricing of debt instruments.

Liquidity and Capital Resources

For the years ended February 28, 2021 and February 29, 2020

Our primary sources of short-term liquidity are cash and marketable securities. As at February 28, 2021, the Company had $12,994,826 of cash, restricted cash and marketable securities compared to $6,475,472 of liabilities. Management is not aware of any substantial demands, commitments, events, or uncertainties in the coming 24 months that could exceed the company's available short-term liquid capital.

Cash Flows

The following table shows cash flow information for the years ended February 28, 2021 and February 29, 2020:

For the years ended	February 28, 2021	February 29, 2020
Cash provided by (used in) operating activities	(975,174)	(197,607)
Cash provided by (used in) investing activities	74,870	(899,410)
Cash provided by financing activities	5,443,722	-
Net (decrease) increase in cash	(4,533,418)	(1,097,017)

Cash used in operating activities

During 2021, $975,174 was used in operating activities (in 2019 $197,607 was used). This cash flow was mostly used to ensure continued operation of the company and to fund the ongoing change of business, fundraise, and acquisition of SDP. Cash losses were substantially lower than the book loss of the company due to an increase in accounts payable of $878,606, reflecting expenses incurred but not yet paid. The majority of these payables are due to vendors in connection with the Change of Business. The cash loss was offset slightly by the recovery of $394,091 of outstanding credit receivable.

Cash used in investing activities

During the year ended February 28, 2021, $74,870 (in 2020 - $899,410 was used) was provided by investing activities. This cash was supplied by the sale of marketable securities. The company, during the period ended February 28, 2021, spent $370,231 on new investments and recovered $445,101 from the sale of previously purchased investments.

Cash provided by financing activities

During the year ended February 28, 2021 $5,443,722 (in 2020 - $Nil) was provided by financing activities. This influx was the result of  a small option exercise during the period. The option exercise by a single option holder resulted in the full amount of $5,348. In addition, $5,425,374 of subscription receipts were received, as held in trust.

Acquisition of SDP

Upon the acquisition of SDP, the Company will assume roughly US$4,802,000 of secured debt and USD$1,026,000 of current liabilities. The secured debt consists of five notes payable maturing in May 2021, October 2023, January 2024 and November 2024 with interest rates ranging from 2-9.00%. The secured debt is either guaranteed by the stockholders of SDP or secured by the assets of SDP. SDP plans to refinance the amounts outstanding under the two notes maturing in May 2021. In addition, SDP has roughly USD$2,743,000 outstanding under the Dacotah Bank Revolver. In accordance with the Dacotah Bank Revolver, SDP is subject to a financial covenant and is required to maintain a minimum debt service coverage ratio of 1.25 to 1.00 financial covenant. For the year ended December 31, 2020, SDP was in compliance with the financial covenant.

The Company intends to satisfy its short- and long-term liquidity requirements through its existing cash, current assets and cash flow from operating activities.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements during the periods covered by this MD&A.

Critical Accounting Policies and Estimates

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP.

The following is a summary of the critical accounting policies used to prepare the consolidated financial statements:

a) Fair Value of Financial instruments

The Company's financial instruments, including cash and cash equivalents, restricted cash, marketable securities, other investments, billing receivables, credit receivables, other receivable, accounts payable, and other liabilities, the carrying amounts approximate their fair values due to their short term maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization, low risk of counterparty default and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -

Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of February 28, 2021 and February 29, 2020, the Company did not identify any financial assets and liabilities required to be presented on the balance sheet at fair value, except for marketable securities which are carried at fair value using Level 1 inputs.

b) Revenue recognition -from Contracts

In accordance with Accounting Standards Codification 606 Revenue from Contracts with Customers ("ASC 606"), the Company recognizes revenue upon the transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services. The principles in ASC 606 are applied using the following five steps:

(i) Identify the contract with a customer;

(ii) Identify the performance obligation(s) in the contract;

(iii) Determine the transaction price;

(iv) Allocate the transaction price to the performance obligation(s) in the contract; and

(v) Recognize revenue when (or as) the Company satisfies our performance obligation(s).

Revenue principally comprises interest and fees from the Company's recourse and nonrecourse revolving line of credit business and billing service fees (which were discontinued in 2019 (note 18)) from the Company's medical billing business. Other revenues, such as management fees, banking fees, and standby fees, are recognized as revenue when earned.

Revenue recognition - from financial instruments

Interest and fees revenues are recognized in the consolidated statements of income and comprehensive income using the effective interest method. Interest and fees revenues include the company's share of any fees received, as well as the effect of any discount or premium on the loan.  Interest revenue is calculated on the gross carrying amount for credit and loan receivable which are current and on the net carrying amount for receivable which are in default; such interest is recognized only if the Company receives or expects the interest to be received based on the financial condition of the credit and loan receivable counterparty.

The effective interest method derives the interest rate that discounts the estimated future cash receipts during the expected life of the credit and loan receivable (which is the contractual life, if a shorter period is not expected) to its carrying amount. The calculation of the effective interest rate includes all fees and transaction costs paid or received. Fees and transaction costs include incremental revenues and costs that are directly attributable to the acquisition or issuance of the credit and loan receivable.

c) Credit receivables

The Company provides asset-based revolving lines of credit to its clients, secured by their accounts receivables, assets of the company, and in most cases personal indemnifications. Credit receivables are non-derivative financial assets with fixed or determinable payments (United States prime rate plus a spread) that are not quoted in an active market and that the Company does not intend to sell immediately or in the near term. Credit receivables to clients are initially measured at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest rate method.

d) Allowances for losses

The Company makes judgments as to its ability to collect outstanding receivables and provides an allowance for specific receivables if and when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding balances as well as a review of the overall quality and age of those receivables not specifically reviewed. In determining the provision for invoices not specifically reviewed, the Company analyzes historical collection experience and current economic trends.

e) Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

f) Foreign subsidiaries

The Company's foreign subsidiaries functional currencies are US dollars and their functional currencies and assets and liabilities are translated into Canadian dollars at the exchange rate prevailing at the reporting date. Revenue and expenses are translated into Canadian dollars at the average exchange rate then prevailing. Resulting translation gains and losses are credited or charged to other comprehensive income or loss and presented in the accumulated other comprehensive income or loss component of equity.

g) Foreign currency transactions

Monetary assets and liabilities denominated in currencies other than the Canadian dollar for the parent company are translated into Canadian dollars at the exchange rate prevailing at the reporting date. Any non-monetary assets and liabilities denominated in foreign currencies are translated at historical rates. Revenue and expenses are translated into Canadian dollars at the prevailing average exchange rate. Translation gains and losses are credited or charged to earnings.

h) Cash and cash equivalents

Cash and cash equivalents comprise highly liquid interest-bearing securities that are readily convertible to cash and are subject to an insignificant risk of changes in value. The maturities of these securities as at the purchase date are three months or less. A variable amount of the cash is held in cash backed, liquid US money market funds with high institutional credit ratings. Most of these money market funds are composed of the United States dollar and securities issued by the United States Government.

i) Restricted Cash

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on the Company's consolidated balance sheets.

j) Share-based compensation

The Company measures equity settled share-based payments based on their fair value at the grant date and recognizes compensation expense over the vesting period based on the Company's estimate of equity instruments that will eventually vest. Fair value is measured using the Black-Scholes option pricing model. Expected forfeitures are estimated at the date of grant and subsequently adjusted if further information indicates actual forfeitures may vary from the original estimate. Any revisions are recognized in profit or loss such that the cumulative expense reflects the revised estimate.

k) Offsetting

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to set off the recognized amounts and it intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. Revenue and expenses are presented on a net basis only when permitted under US GAAP, or for gains and losses arising from a group of similar transactions.

l) Earnings per share

Basic earnings (loss) per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

m) Financial instruments

Financial instruments includes cash and cash equivalents, marketable securities, credit and other receivables, accounts payable and accrued liabilities which are all initially measured at fair value.

Marketable securities represents a non- discretionary portfolio of fixed maturity investments managed by a portfolio manager. Marketable securities include  callable stock, short term bond exchange traded fund (ETF) and publicly traded common stock which are carried at fair value with changes in fair value recognized in earnings.

Dividend, interest, profit or loss on sale of marketable securities and other returns are recorded in the consolidated statements of income and comprehensive income when received from the portfolio manager.

n) Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. This applies in particular to allowance for doubtful accounts, credit losses, impairment of other investments, valuation of stock-based compensation expense and valuation allowance for deferred tax assets. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

o) Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components. All operating segments' operating results are reviewed regularly by the Company's CEO to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. During 2019, the Company discontinued its Billings operating segment. As at February 28, 2021, the Company has one segment, providing asset-based financial services to healthcare providers in the United States. Assets, liabilities, revenues and expense from these segments are disclosed in the statement of financial position and statement of income and comprehensive income.

p) Adoption of new standards

Adoption of ASC 842

On March 1, 2019, the Company adopted Accounting Standards Codification Topic 842, "Leases" ("ASC 842") to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board ("FASB"), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet.

Right-of-use ("ROU") asset represents the Company's right to use an underlying asset for the lease term and lease obligations represent the Company's obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of operations and comprehensive loss. The Company determines the lease term based on the lease agreement.

As the Company's lease of office space, at the commencement, had a term of less than 12 months given the lease was terminated during the fiscal year, the Company elected not to apply the recognition requirements of ASC 842 to the short-term lease. Instead lease payments are recognized in statement of operations and comprehensive loss on a straight-line basis over the lease term. The adoption of ASC 842 did not have any significant impact on the Company's consolidated financial statements.

q) Standards, amendments, and interpretations issued but not yet adopted

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses ("ASU 2016-13"), which changes the accounting for recognizing impairments of financial assets. Under the new guidance, credit losses for certain types of financial instruments will be estimated based on expected losses. The new guidance also modifies the impairment models for available-for-sale debt securities and for purchased financial assets with credit deterioration since their origination. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its Consolidated Financial Statements as well as whether to early adopt the new guidance.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which modifies Accounting Standard Codification 740 - Income Taxes, to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions for intraperiod tax allocation, recognizing deferred taxes for investments and simplifies guidance to reduce complexity in certain areas. This update is effective for annual periods beginning after December 15, 2020, and interim periods within those periods, and early adoption is permitted.

The Company is in the process of determining the impact the adoption will have on its consolidated financial statements as well as whether to early adopt the new guidance.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

r) Share consolidation

On December 21, 2020, the Company effected a 7.37 post consolidation common shares for 10 pre-consolidation common shares. Unless otherwise noted, impacted amounts and share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first period presented.

s) Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty fails to meet its contractual obligations or commitment. In the Company's case, credit risk arises with respect to its cash and cash equivalents, the lines of credit to clients and any other financial transaction with a counterparty including amounts advanced as loans.

The Company manages credit risk in respect of cash and cash equivalents, by maintaining the majority of cash and cash equivalents at high credit rated financial institutions. The carrying amount of these lines of credit represents the Company's maximum credit exposure and is the most significant measurable risk that it faces. The nature of the Company's asset-based lending business involves funding the receivables offered to it by its clients. Typically, the Company files a lien against the pledged receivables and requires either a single or double virtual lockbox arrangement.

The Company does not lend on an unsecured basis. No new asset-based loans were provided in the fiscal 2020 year. The maximum credit risk is the full value of the credit and loans receivable.

The Company monitors and controls its risks and exposures through financial, credit, legal and technology-based systems and, accordingly, believes that it has procedures in place for evaluating and limiting the credit risks to which it is subject. Credit is subject to ongoing management review. Nevertheless, for a variety of reasons, there will inevitably be defaults by clients or their customers.

The Company's billing customers have varying payment terms depending on the industries in which they operate, although most customers have payment terms of 30 to 60 days from the invoice date. Clients' receivables generally become "ineligible" for further credit when they reach a certain predetermined age, usually above 90 or 120 days from the due date.

The Company employs a 5-step client approval process to assess credit risk, which reviews, amongst other things, the financial strength of each client and the Company's underlying security. Credit risk is primarily managed by ensuring that, as far as possible, the receivables financed are of the highest quality, that being due from the US Government healthcare programs such as Medicare and Medicaid. The Company does not lend against any patient pay ("co-pay"), inventory, equipment or any other tangible asset.

The Company also minimizes credit risk by limiting the maximum amount that it will lend to any one client, enforcing strict advance rates, disallowing certain types of receivables and making receivables ineligible for lending purposes as they become older.

The Company generally mandates the use of a single or double virtual lockbox system, where the clients' receivables are flowed through bank accounts controlled by the Company, thereby allowing it to quickly identify problems as and when they arise and act promptly to minimize credit losses.

The Company's credit exposure at February 28, 2021 relates to its gross credit receivables and interest and other receivables. As at February 28, 2021 and February 29, 2020 no unprovisioned receivables were outstanding.

u) Concentration

Concentration risk arises as a result of the concentration of exposures within a single client. The Company minimizes concentration risk by limiting the maximum amount that it will lend to any one client.

Concentrations of risk arises as a result in the concentration of customers.  During fiscal 2021, Inspira SaaS Billing Services, Inc. had no customers (2020 - one customer) with one of those customers accounting for over 90% of revenues, which is a material concentration of risks. In August 2019, this business was discontinued.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SOUTH DAKOTA PARTNERS INC.

The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes, as well as the unaudited pro forma consolidated financial statements and related notes, each included elsewhere in this prospectus. This discussion contains "forward-looking statements" reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed below and elsewhere in this prospectus, particularly in "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements," all of which are difficult to predict. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. We assume no obligation to update any of these forward-looking statements.

Financial information presented in this MD&A is presented in United States dollars ("US$"), unless otherwise indicated. Unless otherwise indicated, all references to years are to SDP's fiscal year, which ends at the end of December.

Non-GAAP Measures

Throughout this management discussion and analysis ("MD&A"), management uses a number of financial measures to assess SDP's performance and these are intended to provide additional information to investors concerning SDP. This year and 2020 mean the fiscal year ended December 31, 2020. Last year and 2019 mean the fiscal year ended December 31, 2019. Some of these measures, including net profit (loss) from operations and Adjusted EBITDA are not calculated in accordance with Generally Accepted Accounting Principles (GAAP), which are based on the United States Generally Accepted Accounting Principles (U.S. GAAP), are not defined by GAAP, and do not have standardized meanings that would ensure consistency and comparability between companies using these measures. Readers are cautioned that the disclosure of these items is meant to add to, and not replace, the discussion of financial results as determined in accordance with U.S. GAAP. The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or uncontrollable items on our operating performance and who wish to separate revenues and related costs associated with client acquisition that may not be ongoing.

General

The majority of SDP's revenue is derived from supply agreements with its customers, none of which expire within twelve months of the date hereof, however, they do contain cancellation provisions, both for cause and upon notice. Among those, SDP derives a significant amount of its revenue from two principal supply agreements, namely the Richmar Supply Agreement and the DJO Supply Agreement. If either of the Supply Agreements were to be cancelled, the reduction in revenue and profitability would have a material adverse effect on SDP's business. In the event of the cancellation of a contract by a key customer, SDP anticipates that it would use any notice period to reduce payroll and costs in order to mitigate against any adverse effects of such cancellation.

Entities domiciled in the United States, such as SDP, are required to comply with federal, state and local environmental regulations. All waste is disposed of in compliance with EPA regulations. To date, SDP has never received a notice regarding violation of any environmental law or regulation. SDP is not aware of any restrictions on profit repatriation. Future political or economic conditions may affect any business, but SDP is not aware of any specific economic or political risks relevant to its products or services. SDP expects that recession or depression would adversely affect its business. Although SDP generally does not sell directly to consumers, any decision by the government to restrict or reduce public or private health insurance would be expected to reduce demand in the healthcare industry generally, including the business of SDP.

SDP employs various experts to ensure compliance with FDA regulatory matters, OSHA regulatory matters, RoHS regulatory matters, and other production and healthcare regulators. SDP also employs experienced process, design, and production engineers who have the expertise to design, plan for and produce compliant medical device products. At the year ended December 31, 2020, SDP had 67 employees, 57 of which were full time employees.

SDP may, from time to time, import goods or raw materials produced in other nations, and a disruption of the supply from other nations, or even other U.S.-based suppliers, could slow production and reduce revenues. As of the date hereof, SDP does not have any foreign investments.

Results of Operations for the years ended December 31, 2020 and December 31, 2019

	Year ended		2020 vs 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Revenue	9,536,155	11,969,662	(2,433,507)	(20%)

Revenue decreased period over period predominantly as a result of the negative impacts of the COVID-19 pandemic on operations. Due to the COVID-19 pandemic, many elective surgery procedures were deferred, either because the hospital or other health care provider needed to defer a procedure, or because patients sought to delay the procedure until the risk of the pandemic was mitigated. As many of the products produced by SDP service patients recovering from elective surgeries, this cessation of procedures had substantial negative downstream effects on the industries that typically purchase products from SDP’s customers. As a result, SDP’s customers cancelled and/or amended orders reducing sales volumes. Management anticipates revenues returning to 2019 levels in the coming periods as the majority of locations in the United States are resuming elective surgeries and patients find less risk in the procedure because of vaccination and reduced risk, thereby causing customer order volume to increase.

	Year ended		2020 vs 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Cost of revenue
Direct Service Personnel	1,458,393	1,860,827	(402,434)	-22%
Rent and building costs	149,401	181,805	(32,404)	-18%
Direct material costs	5,254,865	6,834,778	(1,579,913)	-23%
New products infrastructure costs	-	774,228	(774,228)	-100%
Gross margin	2,672,496	2,318,024	354,472	16%

Cost of revenues decreased year over year, predominantly as a result of reduced revenue. Reduced demand for products reduced the number of staff necessary as well as the costs associated with utilized inventory. The change in rent and building costs is within a normal  range of fluctuation for our business. The needs for repairs and maintenance of the building is usually limited in nature and can vary significantly year over year. Management expects these costs to increase with the anticipated increase in revenue projected in 2021.

New products infrastructure costs reflects the cost of revenues allocation of expenses related to the Compass Richmar Acquisition in FY 2019. These costs were a result of this specific project. Management does not expect further project expenses to be incurred in the coming period.

	Year ended		2020 vs 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Selling, general and administrative expenses	793,733	638,052	155,681	24%
Administrative personnel	909,411	1,324,979	(415,568)	-31%
Executive compensation	297,639	304,450	(6,811)	-2%

Selling, general and administrative costs increased year over year as the company reflected the new protocols and operational expenses associated with the Compass Richmar Acquisition during the previous period. SDP’s decrease in administrative personnel costs correlates with the reduced revenue activity and the COVID-19 pandemic issues discussed above. These costs are expected to return to baseline in the coming periods. Executive compensation remained steady year over year. Management does not anticipate any major changes to this expense category in the coming periods.

	Year ended		2020 vs 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Amortization of intangible asset	(345,708)	(316,894)	(28,814)	9%
Depreciation of property and equipment	(187,539)	(106,017)	(81,522)	77%
Amortization of right-of-use asset	(111,412)	(111,412)	-	0%
Interest expense	(371,189)	(465,774)	94,585	-20%
Other income	2,377	-	2,377	NA
Other expense	(16,223)	(43,999)	27,766	-63%
Impairment of loan receivable	-	(199,000)	(199,000)	-100%
New products infrastructure costs	-	(370,761)	(370,761)	-100%

SDP amortizes on a monthly basis, all intangibles with finite lives. Management expects Amortization of intangible asset to continue roughly unchanged throughout the life of the intangible asset. The increase in this expense reflects that 2020 was the first full year of amortizing this asset which was created during the Compass Richmar Acquistion. Similarly, Management expects the Amortization of the right-of-use asset to be similar throughout the life of SDP’s lease. Depreciation of property and equipment increased year over year due in part to the acquisition of new equipment in the Compass Richmar Acquisition. Management expects depreciation expense to remain the same or to increase slightly with revenue growth. The year over year decrease in interest expense reflects the overall decrease in structured debt outstanding for the company and favorable refinancing. Management continues to expect interest expense to decrease as loans are paid off with cash flow from operations. Other income and expenses represents gains and losses on disposals, sales and use tax, and other minor non-typical expenses. Management expects these expense and income categories to continue to be minimal going forward. Impairment of loan receivable expense decreased year over year as management fully provisioned all loan receivables in 2019. Management does not anticipate new loans and as a result, does not expect this expense category to increase in subsequent periods. New products infrastructure costs expense represents the non-cost of sales allocation of the project expenses associated with the Compass Richmar Acquisition. As this project was completed in 2019, Management does not expect this expense category to increase in coming periods.

	Year ended		2020 vs 2019
	December 31, 2020	December 31, 2019	$ Change	% Change
Income tax recovery (expense)	-	164,445	(164,445)	-100%

In fiscal year ending December 31, 2019 SDP was able to obtain a refund of $164,445. SDP does not anticipate having additional refunds from tax authorities going forward.

Selling, general and administrative

Selling, general and administrative expenses relate to sales and administration and consist of salaries and related general operational expenses.

Selling, General and Administrative Expenses	December 31, 2020	December 31, 2019
Included in Selling, general and administrative:
Rent and occupancy costs	$34,063	$35,342
Office and administration	235,973	326,212
Penalty and interest	17,126	-
Professional fees	209,907	44,271
Selling, marketing and promotion	125,278	44,913
Travel and accommodation	20,126	53,474
Research and development	26,189	44,903
Repair and Maintenance	125,071	88,937
Total General and Administrative Expenses	$793,733	$638,052

Results of Operations for the quarter ended March 31, 2021 and March 31, 2020

	Quarter ended		2021 vs 2020
	March 31, 2021	March 31, 2020	$ Change	% Change
Revenue	2,569,409	2,981,654	(412,245)	(14%)

Revenue decreased period over period predominantly as a result of the negative impacts of the COVID-19 pandemic on operations. Due to the COVID-19 pandemic, many elective surgery procedures were deferred, either because the hospital or other health care provider needed to defer a procedure, or because patients sought to delay the procedure until the risk of the pandemic was mitigated. As many of the products produced by SDP service patients recovering from elective surgeries, this cessation of procedures had substantial negative downstream effects on the industries that typically purchase products from SDP’s customers. As a result, SDP’s customers cancelled and/or amended orders reducing sales volumes. Although the effects of COVID-19 had not yet affected SDP’s sales during the first quarter of 2020., sales improved significantly following year end 2020, as reflected in the quarterly revenue breakdown below. Management anticipates revenues returning to 2019 levels in the coming periods as the majority of locations in the United States are resuming elective surgeries and patients find less risk in the procedure because of vaccination and reduced risk, thereby causing customer order volume to increase.

	Quarter ended		2021 vs 2020
	March 31, 2021	March 31, 2020	$ Change	% Change
Cost of revenue
Direct Service Personnel	367,124	540,318	(173,194)	(32%	)
Rent and building costs	42,052	44,984	(2,932)	(7%)
Direct material costs	1,613,512	1,589,837	23,675	1%
Gross margin	546,721	806,515	(259,794)	(32%	)

Cost of revenues decreased year over year, predominantly as a result of reduced revenue. Reduced demand for products reduced the number of staff necessary. Inventory costs remained roughly the same, as inventory use increased dramatically with the increase in revenues. Inventory costs also increased as a result of higher prices for certain items as a result of COVID-19-related supply chain disruption, which management expects to be temporary. The change in rent and building costs is within a normal range of fluctuation for our business. The needs for repairs and maintenance of the building is usually limited in nature and can vary significantly year over year. Management expects these costs to increase with the anticipated increase in revenue projected in the second quarter of 2021.

	Quarter ended		2021 vs 2020
	March 31, 2021	March 31, 2020	$ Change	% Change
Selling, general and administrative expenses	285,741	157,856	127,885	81%
Administrative personnel	196,009	282,329	(86,320)	(31%	)
Executive compensation	65,269	113,536	(48,267)	(43%	)

Selling, general and administrative costs increased period over period as a result of the ongoing transaction costs associated with SDP’s sale to Salona Global Medical Device Corp. These additional costs were mostly in accounting fees and legal fees. SDP’s decrease in administrative personnel costs correlates with the reduced revenue activity and the COVID-19 pandemic issues discussed above. These costs are expected to return to baseline in the coming periods. Executive compensation decreased in the first quarter of 2021 in anticipation of the upcoming transaction closing and changes in management structure. Management does not anticipate any major changes to this expense category in the coming periods.

	Quarter ended		2021 vs 2020
	March 31, 2021	March 31, 2020	$ Change	% Change
Amortization of intangible asset	(86,427)	(86,427)	-	0%
Depreciation of property and equipment	(48,300)	(45,475)	(2,825)	6%
Amortization of right-of-use asset	(27,853)	(27,853)	-	0%
Interest expense	(84,383)	(104,637)	20,254	(19%	)
Other expense	(5,092)	(3,473)	(1,619)	47%

SDP amortizes on a monthly basis, all intangibles with finite lives. Management expects Amortization of intangible asset to continue roughly unchanged throughout the life of the intangible asset. Similarly, Management expects the Amortization of the right-of-use asset to be similar throughout the life of SDP’s lease. Depreciation of property and equipment increased year over year due in part to the acquisition of new equipment in the Compass Richmar Acquisition. Management expects depreciation expense to remain the same or to increase slightly with revenue growth. The year over year decrease in interest expense reflects the overall decrease in structured debt outstanding for the company and favorable refinancing. Management continues to expect interest expense to decrease as loans are paid off with cash flow from operations. Other expenses represent losses on disposals, sales and use tax, and other non-material expenses. Management expects these expense and income categories to continue to be minimal going forward.

	Quarter ended			2021 vs 2020
	March 31, 2021	March 31, 2020	$	Change	% Change
Income tax recovery (expense)	-	-		-	0%

In fiscal year ending December 31, 2019 SDP was able to obtain a refund of $164,445. SDP does not anticipate having additional refunds from tax authorities going forward.

Selling, general and administrative

Selling, general and administrative expenses relate to sales and administration and consist of salaries and related general operational expenses.

Selling, General and Administrative Expenses	March 31, 2021	March 31, 2020
Included in Selling, general and administrative:
Rent and occupancy costs	$6,884	$7,996
Office and administration	49,904	50,266
Penalty and interest	-	14,626
Professional fees	139,278	11,744
Selling, marketing and promotion	35,823	30,056
Travel and accommodation	3,183	7,158
Research and development	5,448	5,283
Repair and Maintenance	45,221	30,727
Total General and Administrative Expenses	$285,741	$157,856

Summary of Quarterly Results

The following table presents a summary of unaudited quarterly financial information for the last eight consecutive quarters:

	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021
	$	$	$	$
Revenue	1,819,432	2,446,928	2,288,141	2,569,409
Net income (loss)	(74,829)	(24,204)	(224,838)	(252,353)
Basic & diluted loss per share	(50)	(16)	(149)	(168)

	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
	$	$	$	$
Revenue	3,450,381	2,848,215	2,758,497	2,981,654
Net income (loss)	(51,511)	(495,363)	(816,065)	(15,071)
Basic & diluted loss per share	(35)	(330)	(551)	(10)

Liquidity and Capital Resources

For the years ended December 31, 2020 and December 31, 2019

The Company's primary sources of short-term liquidity are cash, the remaining draw balance of the revolving line of credit, bank borrowings and equity funding including private placements. As at December 31, 2020, the Company had $2,760,157 of cash, draw balance and accounts receivable, $1,555,467 of accounts payable and other liabilities of $346,923.

Cash Flows

The following table shows cash flow information for the years ended December 31, 2020 and December 31, 2019:

For the years ended	December 31, 2020	December 31, 2019
Cash provided by (used in) operating activities	(25,101)	(1,919,291)
Cash provided by (used in) investing activities	(41,567)	(2,645,396)
Cash provided by financing activities	36,339	4,592,252
Net (decrease) increase in cash	(30,328)	27,565

Cash used in operating activities

During 2020, $25,101 was used in operating activities (in 2019 $1,919,291 was used). This improvement in cash flow is the result of the completion of the Compass Richmar Acquisition in 2019. While cashflow was negatively impacted by COVID-19, SDP invested a substantial amount of cash in 2019 in the Compass Richmar Acquisition. Management expects cash flow from operating activities to continue to improve year over year.

Cash used in investing activities

During the year ended December 31, 2020 $41,567 (in 2019 - $2,645,396 was used) was used in investing activities. The year over year improvement is attributable to the completion of the Compass Richmar Acquisition which required substantial upfront investment in equipment. Management expects cash used in investing activities to remain low in the coming periods as no major equipment acquisitions are anticipated at this time.

Cash provided by financing activities

During the year ended December 31, 2020 $36,339 (in 2020 - $4,592,252) was provided by financing activities. SDP does not maintain cash on hand as a result of the revolving line of credit agreement they have in place. All excess cash from operations is used to pay off the existing obligations of the business. The year over year decrease in the cash provided by financing activities represents a substantial improvement in cash flow for the company as SDP did not have to rely heavily on debt to fund operations. Management continues to expect cash provided by financing activities to decease as positive cash flow is generated and, in turn, used to pay off the revolving line of credit SDP has in place.

For the quarters ended March 31, 2021 and March 31, 2020

The Company's primary sources of short-term liquidity are cash, the remaining draw balance of the revolving line of credit, bank borrowings and equity funding including private placements. As at March 31, 2021, the Company had $3,003,389 of cash, draw balance and accounts receivable, $1,257,379 of accounts payable and other liabilities of $347,937.

Cash Flows

The following table shows cash flow information for the quarters ended March 31, 2021 and March 31, 2020:

For the years ended	March 31, 2021	March 31, 2020
Cash (used in) provided by operating activities	(847,778)	226,859
Cash (used in) investing activities	(9,583)	(2,639)
Cash provided by (used in) financing activities	857,313	(254,645)
Net decrease in cash	(48)	(30,425)

Cash used in operating activities

During the period ended March 31, 2021, $847,778 was used in operating activities (in 2020 $226,859 was provided). This use of cash flow resulted from a combination of two major factors: 1) the use of PPP funds to reduce outstanding payables of the Company ($298,088) and 2) a substantial increase in accounts receivable resulting from the increase of revenues during this period ($465,447). The Company expects cash flows from operations to improve over the coming periods as revenues and costs continue to normalize.

Cash used in investing activities

During the period ended March 31, 2021, $9,583 (in 2020 $2,639 was used) was used in investing activities. SDP does not anticipate substantial investments in property and equipment over the coming periods. Management expects cash used in investing activities to remain low in the coming periods as no major equipment acquisitions are anticipated at this time.

Cash provided by financing activities

During the period ended March 31, 2021, $857,313 (in 2020 $254,645 was used in) was provided by financing activities. SDP does not maintain cash on hand as a result of the revolving line of credit agreement it has in place. All excess cash from operations is used to pay off the existing obligations of the business. The vast majority of the proceeds provided by financing activities $812,972 resulted from grants and forgivable loans related to the ongoing COVID-19 pandemic. Management intends to resume utilizing cash flow generated from operating activities to reduce the financial obligations of the Company in the coming periods.

Selected Financial Information

The following information provides selected financial data about SDP and should be read in conjunction with the financial statements.

	March 31, 2021	December 31, 2020	December 31, 2019
	$	$	$

Total assets	11,448,196	11,228,683	13,247,537
Total liabilities	9,449,450	8,977,584	10,638,457
Revenue	2,569,409	9,536,155	11,969,662
Net loss	(252,353)	(357,981)	(1,398,869)

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements during the periods covered by this MD&A.

Critical Accounting Policies and Estimates

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP.

The following is a summary of the critical accounting policies used to prepare the consolidated financial statements:

Recent accounting pronouncements not yet adopted

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses ("ASU 2016-13"), which changes the accounting for recognizing impairments of financial assets. Under the new guidance, credit losses for certain types of financial instruments will be estimated based on expected losses. The new guidance also modifies the impairment models for available-for-sale debt securities and for purchased financial assets with credit deterioration since their origination. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements as well as whether to early adopt the new guidance.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which modifies Accounting Standard Codification 740 - Income Taxes, to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions for intraperiod tax allocation, recognizing deferred taxes for investments and simplifies guidance to reduce complexity in certain areas. This update is effective for annual periods beginning after December 15, 2020, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements.

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. The new guidance also requires the if-converted method to be applied for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. The Company is in the process of determining the impact the adoption will have on its financial statements as well as whether to early adopt the new guidance.

Recently adopted accounting standards

In August 2018, the FASB issued Accounting Standards Update No. 2018-13, Fair Value Measurement: Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"), which adds and modifies certain disclosure requirements for fair value measurements. Under the new guidance, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, or valuation processes for Level 3 fair value measurements. However, public companies will be required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and related changes in unrealized gains and losses included in other comprehensive income. This update is effective for annual periods beginning after December 15, 2019, and interim periods within those periods, and early adoption is permitted. The Company adopted ASU 2018-13 on January 1, 2020. The impact of adoption of this standard on the financial statements, including accounting policies, processes, and systems, was not material.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 - Leases, which introduced a new comprehensive lease accounting model. The standard effectively replaced Accounting Standards Codification 840 with Accounting Standards Codification 842 ("ASC 842"). In summary, the changes to the guidance for lease accounting under ASC 842 requires lessees to recognize right-of-use assets and corresponding lease liabilities for all leases with lease terms of greater than twelve months on the balance sheet. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The Company adopted ASC 842 as of January 1, 2019. As a result of the adoption, the Company recorded right-of-use asset of $2,209,661 and lease liability of $2,209,661. The adoption had no cumulative impact to retained earnings. See Note 16 to the financial statements for further disclosure on the Company's leasing arrangements.

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity, Derivatives and Hedging ("ASU 2017-11"), which changed the accounting treatment and the earnings per share calculation for certain instruments with down round features. The amendments in this update are applied using a cumulative-effect adjustment as of the beginning of the fiscal year of adoption or retrospective adjustment to each period presented. The Company adopted ASU 2017-11 as of January 1, 2019. The adoption did not have any impact on the Company's financial statements.

Cash

Cash includes cash on hand and balances with banks.

Restricted cash

Cash balances that are subject to legal or contractual restrictions on their use are classified separately as restricted cash within non-current assets.

Fair value of financial instruments

The Company's financial instruments consist principally of cash, restricted cash, accounts receivable, accounts payable, accrued expenses, line of credit, long term debt, and other payables.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization, low risk of counterparty default and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 —	Quoted prices in active markets for identical assets or liabilities.
Level 2 —

Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 —	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the ability to observe valuation inputs may result in a reclassification of levels for certain assets or liabilities within the fair value hierarchy. The Company did not have any transfers of assets and liabilities between the levels of the fair value measurement hierarchy during the years presented.

As of December 31, 2020 and 2019, respectively, the Company did not identify any financial assets and liabilities required to be presented on the balance sheet at fair value.

Concentration risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. During fiscal 2020, SDP had 805 customers (2019 - 158 customers) with two of those customers accounting for over 83% (2019 - 89%) of revenues, which is a material concentration of risks.

Accounts receivable

Accounts receivable in the accompanying balance sheets are presented net of allowances for doubtful accounts. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company makes judgments as to its ability to collect outstanding receivables and provides an allowance for specific receivables if and when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices as well as a review of the overall quality and age of those invoices not specifically reviewed. In determining the provision for invoices not specifically reviewed, the Company analyzes historical collection experience and current economic trends.

Inventories

Inventories comprises of raw-material, work-in-progress and finished goods, which consist principally of electrodes, electronic components, subassemblies, steel, hardware, and fasteners and are stated at the lower of cost (first-in, first-out) or net realizable value and include direct labor, materials, and manufacturing overhead. The Company periodically reviews inventory for evidence of slow-moving or obsolete items, and writes inventory down to net realizable value, as needed.

This write-down is based on management's review of inventories on hand, compared to estimated future usage and sales, shelf life assumptions, and assumptions about the likelihood of obsolescence. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required. Inventory impairment charges establish a new cost basis for inventory and charges are not reversed subsequently to income, even if circumstances later suggest that increased carrying amounts are recoverable.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Asset	Life
Building	25 - 30 years
Machinery and equipment	3 - 10 years
Computer equipment and software	3 - 5 years
Furniture and fixtures	7 - 10 years
Leasehold improvements	Lower of 15 years or lease period

Right-of-use asset

The Company's right-of-use asset consist of leased asset recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company's right to use an underlying asset for the lease term and lease liability represents the Company's obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the balance sheet and are expensed on a straight-line basis over the lease term in the statement of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company's incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets, including right-of-use assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and 2019, the Company believes there was no impairment of its long-lived assets.

Intangible asset

Intangible asset consists of a supply agreement with Compass Richmar, LLC (Note 10). The amortization term for the supply agreement is based on the contractual terms of the agreements, which is 5 years.  Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives and are measured at cost less accumulated amortization and accumulated impairment losses.

The intangible assets with finite useful lives are reviewed for impairment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Based on its reviews at December 31, 2020 and 2019, the Company believes there was no impairment of its intangible assets.

Long-term debt

Long-term debt is initially recognized at fair value, net of financing costs incurred. Debt is subsequently measured at amortized cost. Any difference between the amounts received and the redemption value of the debt is recognized in the statements of operations and comprehensive loss over the period to maturity using the effective interest method.

Revenue recognition

In accordance with Accounting Standards Codification 606 Revenue from Contracts with Customers ("ASC 606"), the Company recognizes revenue upon the transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services. The principles in ASC 606 are applied using the following five steps:

(i) Identify the contract with a customer;

(ii) Identify the performance obligation(s) in the contract;

(iii) Determine the transaction price;

(iv) Allocate the transaction price to the performance obligation(s) in the contract; and

(v) Recognize revenue when (or as) the performance obligation(s) are satisfied.

Revenue is recognized at a point-in-time upon transfer of control of goods or services to customers, which is generally upon shipment or delivery, depending on the delivery terms set forth in the customer contract, at an amount that reflects the consideration the Company expects to receive in exchange for the goods or services.

Revenue comprises of goods and services provided to the Company's contracted customers.

Provisions for discounts, returns and other adjustments are provided for in the period the related sales are recorded.

The Company has concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

The Company typically provides warranties for general repairs of defects that existed at the time of sale. These assurance-type warranties are accounted for as warranty provisions, if any.

Income taxes

The Company is subject to income taxes in the United States. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the deferred tax asset or liability is expected to be realized or settled.

In evaluating its ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income. Based on the level of historical losses, the Company have established a valuation allowance to reduce our net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in our financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized.

Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components.  As at December 31, 2020 and 2019, the Company has one segment, involved in the development, marketing, packaging, and manufacturing of medical devices

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 260-10 which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at December 31, 2020 and 2019.

DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information regarding the individuals who will serve as our directors and executive officers assuming the completion of the Change of Business and Related Transactions, including their ages as of March 1, 2021.

Name and Place of Residence	Age	Position	Date Appointed as Director
Leslie Cross Del Mar, California	70	Chairman of the Board, Interim Chief Executive Officer and Corporate Secretary	September 16, 2020
Jane Kiernan Chicago, Illinois	59	Vice Chairwoman of the Board	September 16, 2020
Dr. Ken Kashkin Sparta, New Jersey	70	Director	September 16, 2020
Kyle Wilks Huntington Beach, California	44	Director	September 16, 2020
Kyle Appleby Toronto, Ontario	46	Interim Chief Financial Officer	N/A
Luke Faulstick Clear Lake, South Dakota	57	Chief Operating Officer	N/A

Director and Executive Officer Biographies

Leslie Cross - Chairman of the Board, Interim Chief Executive Officer and Corporate Secretary

Mr. Cross is currently the interim Chief Executive Officer and Corporate Secretary of the Company and Chairman of the Board, positions in which he has served since 2020. From 1990 to 2010, Mr. Cross held the positions of President and Chief Executive Officer of DJO Global, Inc. (NYSE:DJO), a manufacturer and worldwide distributor of electrotherapy products for pain therapy and rehabilitation, clinical devices for the treatment of patients in physical therapy clinics, knee, hip and shoulder implant products, and orthopedic rehabilitation products, including rigid knee bracing, orthopedic soft goods, cold therapy systems, vascular systems and bone growth stimulation devices. Mr. Cross is the former chairman of the board of directors and former Chief Executive Officer of Alphatec Spine Inc. (NASDAQ:ATEC), a medical device company that provides physician-inspired solutions for patients with spinal disorders, positions he held from 2011 to 2017.  Mr. Cross has also served since 2012 on the board of directors of Prosomnus Sleep Technologies, providing sleep apnea solutions to dental practices in the United States and Canada. Mr. Cross contributes executive leadership experience from his extensive service at both DJO Global, Inc. and Alphatec Spine Inc., where he oversaw a wide range of corporate functions including corporate communications, community affairs, government relations, human resources, enterprise services, strategic and operational planning, and retirement plans. The Board also benefits from Mr. Cross's expertise developed over the course of his career in the medical device sector as well as insights from his public company experience in governance, leadership, and strategy. Mr. Cross makes valuable contributions to the Board based on his extensive director-level and executive-management experience, domestic and international business development experience in a wide range of medical device categories and contributions to growing several organizations across the manufacturing and medical device arenas. Mr. Cross will devote such time as is required in connection with the management of the Company following the completion of the Change of Business and Related Transactions.

Jane Kiernan - Vice Chairwoman of the Board

From 2001 through to 2010, Ms. Kiernan held executive and general management positions with Baxter Healthcare Corporation.  In 2006, Ms. Kiernan was selected to serve on the board of directors of American Medical Systems, a Minneapolis-based medical device company, where she served as the chair on the nominating and governance committee and the audit committee.  Prior to 2001, Ms. Kiernan held senior level roles in finance and operations for Allegiance Healthcare. Ms. Kiernan started her professional career with American Hospital Supply. From 2010 to 2017, Ms. Kiernan served as a board member and as the Chief Executive Officer and President of Salter Labs, a manufacturer of specialty respiratory, airway management and anesthesia single-use, disposable products for hospitals, home, and other patient-care facilities. While at Salter Labs, Ms. Kiernan created and executed a strategy that doubled the size of Salter Labs by building a portfolio of specialty products for adult, pediatric and neonatal patients, and establishing an efficient, scalable platform. In 2019, Ms. Kiernan joined the board of directors of Axonics Modulation Technologies, Inc. (NASDAQ: AXNX), which is based in Irvine, California, and is focused on the development and commercialization of a novel implantable SNM system for patients with urinary and bowel dysfunction. In 2017, Ms. Kiernan co-founded K2 Biotechnology Ventures, an enterprise engaged in developing and commercializing portfolios of university and medical center innovations in partnership with venture capital, health care corporations and philanthropic health care foundation partners. Ms. Kiernan's extensive experience in the medical device space and as a director on both public and private company boards will make her a valuable member of the Board. As a director of the Company following the completion of the Change of Business and Related Transactions, Ms. Kiernan will devote her time to the Company on an as needed basis.

Dr. Ken Kashkin - Director

Kenneth Kashkin. M.D. trained and served on the faculties of the University of California, Los Angeles (UCLA) and Yale University Schools of Medicine followed by a career as a healthcare business senior executive and biotechnology investor. In 2017, Dr. Kashkin co-founded K2 Biotechnology Ventures, engaged in developing and commercializing portfolios of university and medical center innovations in partnership with venture capital, health care corporations and philanthropic health care foundation partners. From 2014 to 2020, Dr. Kashkin served as the Chief Operating Officer and Head of Therapeutics for Chromocell Corporation where he coordinated a series of organizational changes to improve cost structures as well as oversaw the negotiation of key license and research agreements for emerging therapeutics. From 2011 to 2014, Dr. Kashkin served as the President & CEO of Catholic Health Initiatives (CHI, now CommonSpirit Health), Institute for Research and Innovation (CIRI) where he was responsible for CHI's Centers for Translational Research, Clinical Research, Healthcare Innovation (Venture Arm of CHI). Prior to that, from 2008 to 2011, Dr. Kashkin held the position of Vice President, Research & Development, Intravenous Therapies (IVT) at Baxter Healthcare Corporation. Dr. Kashkin's experience as a professor at Yale University and UCLA School of Medicine and leadership of R&D life science companies commercializing novel medical technologies will make him an expert board member in evaluating the value of proposed acquisition targets and their portfolios of medical products. Dr. Kashkin's years of expertise in the financial management of health sciences organization operations will be an asset both in acquisitions and responsible fiscal structure and oversight. As a director of the Company following the completion of the Change of Business and Related Transactions, Dr. Kashkin will devote his time to the Company on an as needed basis.

Kyle Wilks - Director

Mr. Kyle L. Wilks graduated from the United States Naval Academy, Annapolis, MD with a Bachelor's of Science Degree in Mathematics.  Mr. Wilks spent seven years as a naval officer with multiple combat tours, eventually ending his time in uniform as a professor of leadership and naval science at the U.S. Naval Academy.  Post military, Mr. Wilks worked as an Executive Director for a private equity group focusing on mid-market healthcare companies prior to his senior manager roles within Baxter International and Shire plc. From 2009 to 2015, Mr. Wilks  headed numerous fractionation divisions at Baxter International and acted as liaison for its foreign regulatory agencies of Pharmaceuticals and Medical Devices Agency (PMDA) and Therapeutic Goods Administration (TGA).  From 2015 to 2019, Mr. Wilks headed the manufacturing process of Shire plc's AHF-M therapy and acted as the Los Angeles, California, site representative for worldwide production.  Beyond daily production accountability requirements, Mr. Wilks managed the AHF-M department during routine regulatory audits by the Food and Drug Administration (FDA) and European Medicines Agency (EMA) and eventually oversaw the manufacturing of numerous plasma-derived rare disease therapies.  Mr. Wilks's management experience in medical device manufacturing and in private equity will enable him to provide valuable insights to the Board. As a director of the Company following the completion of the Change of Business and Related Transactions, Mr. Wilks will focus on compliance, management and compensation-specific issues and will devote his time to the Company on an as needed basis.

Kyle Appleby - Interim Chief Financial Officer

Mr. Appleby, CPA, CA, is a graduate of York University and, since 2009 has been the Founder and Chief Executive of CFO Advantage Inc., a company that provides chief financial officer, and other financial accounting, reporting and compliance services to companies in various industries including healthcare, technology, junior mining, cannabis, agriculture, manufacturing and distribution. Mr. Appleby is also currently the financial officer or director of several Canadian reporting issuers.

Prior to founding CFO Advantage Inc., Mr. Appleby worked in public accounting for more than 10 years and is a member in good standing of the Chartered Professional Accountants of Canada and Ontario.

Luke Faulstick - Chief Operating Officer of the Company following the Change of Business and President, Chief Executive Officer and Director of SDP

Mr. Faulstick, has been the President, Chief Executive Officer and a director of SDP since 2012. Following completion of the Change of Business, Mr. Faulstick is anticipated to be appointed as the Chief Operating Officer of the Company and continue in his management and board role with SDP. Mr. Faulstick studied at both Michigan State University and Rochester Institute of Technology and currently serves as the Chief Executive Officer of SDP. In his executive career, Mr. Faulstick has held leadership positions at DJO Global Inc. (EVP/COO); Tyco Healthcare (General Manager); Graphic Controls (General Manager); Mitsubishi Consumer Electronics (Plant Manager); and Eastman Kodak. He previously served on the boards of Alphatec Spine (NASDAQ:ATEC) and Orthofix (NASDAQ:OFIX).

Other Reporting Issuer Experience

The following table sets out the directors of the Company after the completion of the Change of Business that are, or have been within the last five years, directors of other reporting issuers:

Name	Name of other Reporting Issuer	Position	To - From (Date)
Jane Kiernan	Endologix Inc. (NASDAQ:ELGXQ	Director	March 2020 - September 2020
	Axonics Modulation Technologies Inc. (NASDAQ:AXNX)	Director	April 2019 - Present
Leslie Cross	Alphatec Spine Inc. (NASDAQ:ATEC)	Chairman of the Board of Directors	August 2011 - June 2017

Family Relationships

There are no family relationships among the directors or executive officers of the Company.

Involvement in Certain Legal Proceedings

Other than as set out below, during the past ten years none of the persons serving as executive officers and/or directors of the Company and with respect to promoter or control persons for the past five years none have been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the CFTC to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

Ms. Kiernan was appointed to the board of directors of Endologix, Inc. effective March 12, 2020. Endologix Inc.'s common stock ceased trading on Nasdaq and all other mediums. On August 11, 2020, Nasdaq filed a Form 25 (Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act) with the Securities and Exchange Commission striking Endologix, Inc.'s common stock from listing. On September 16, 2020, the United States Bankruptcy Court for the Northern District of Texas entered an order confirming the Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Docket No. 390 of Endologix, Inc. and certain of its affiliates thereof. On October 1, 2020, the plan became effective in accordance with its terms and Endologix, Inc. and certain of its affiliates emerged from Chapter 11 protection, at which time all agreements, instruments and other documents evidencing any equity interest of Endologix Inc., including outstanding shares of then existing equity interests, and any rights of any holders thereof were deemed canceled, discharged and of no further force or effect.

In February 2011, Kyle Wilks sought relief under Chapter 7 of the Bankruptcy Code given financial business hardships incurred by him as a result of the collapse of housing prices and the demand for rental properties, such as those in which Mr. Wilks then had an interest, following the 2008 recession. In June 2011, Mr. Wilks emerged from Chapter 7 bankruptcy and, as of the date hereof, is in good standing with any and all of his creditors, as applicable.

Employment Status

None of the proposed management of the Company following the Change of Business and Related Transactions has entered into a non-competition or non-disclosure agreement with the Company or SDP. Luke Faulstick has agreed, as a condition of closing, to enter into a non-competition agreement in connection with his continued employment with SDP following completion of the Change of Business. All of the executive officers of the Company upon completion of the Change of Business are expected to independent contractors of the Company, except for Leslie Cross, who is an employee of Inspira Financial Company, a wholly-owned subsidiary of the Company, and Luke Faulstick, who will be continue to be an employee of SDP.

CORPORATE GOVERNANCE

Director Independence

The directors have determined that Jane Kiernan, Dr. Ken Kashkin and Kyle Wilks, three of our four current and prospective members of the Board, are independent as such term is defined in Canada's National Instrument 58-101 - Disclosure of Corporate Governance Practices ("NI 58-101") and in Rule 5605 of the Nasdaq Stock Market.

Board Leadership

The Board operates, and plans to continue operating following the completion of the Change of Business and Related Transactions, through the leadership of a Chair and Vice-Chair and four committees of the Board, each made up of a majority of independent directors.

Position Descriptions

The Board has not adopted a written description for the Chair and Vice-Chair of the Board and the Chair of each Board committee. The Chair of the Board, with advice from the Vice-Chair, is responsible for the administration, development and efficient operation of the Board. The Chair, with advice from the Vice-Chair, assists in overseeing the operational aspects involved in managing the Company. In addition, the Chair ensures that the Board adequately discharges its mandate and that the Board's responsibilities and lines of delineation between the Board and management are well understood by the directors. The Chair of each committee is to manage efficiently his or her respective committee. Each committee Chair must ensure that the committee adequately discharges its mandate pursuant to its charter.

Committee Chairs must report regularly to the Board on the business of their committee.

The Board has not developed a written position description for the Chief Executive Officer. The Board expects the (interim) Chief Executive Officer and the Company's senior management team to be responsible for the management of the Company's strategic and operational agenda and for the execution of the decisions of the Board and its committees.

Orientation and Continuing Education

While the Company does not currently have a formal orientation and education program for new members of the Board, the Company provides such orientation and education on an ad hoc and informal basis. The Corporate Governance & Nominating Committee ("CG&N") is responsible for coordinating the continuing education programs for directors in order to maintain or enhance their skills and abilities as directors, as well as ensuring that their knowledge and understanding of the Company and its business remains current.

Directors are encouraged to communicate with management, auditors and technical consultants; and to keep themselves current with industry trends and developments and changes in legislation with management's assistance. Directors have full access to the Company's records.

Ethical Business Conduct

The directors maintain that the Company must conduct and be seen to conduct its business dealings in accordance with all applicable laws and the highest ethical standards. The Company's reputation for honesty and integrity amongst its shareholders and other stakeholders is key to the success of its business. No employee or director will be permitted to achieve results through violation of laws or regulations, or through unscrupulous dealings.

Any director with a conflict of interest or who is capable of being perceived as being in conflict of interest with respect to the Company must abstain from discussion and voting by the Board or any committee of the Board on any motion to recommend or approve the relevant agreement or transaction. The Board must comply with the conflict of interest provisions of the BCBCA.

Assessments

The CG&N Committee, in consultation with the Chair of the Board, is responsible for ensuring that an appropriate system is in place to evaluate the effectiveness of the Board, the Board committees and individual directors, with a view to ensuring that they are fulfilling their respective responsibilities and duties and working effectively together as a unit.

The CG&N Committee informally monitors director performance throughout the year (noting particularly any directors who have had a change in their primary job responsibilities or who have assumed additional directorships since their last assessment) to ensure that the Board, the Board committees and individual directors are performing effectively. From time to time the CG&N Committee may also choose to complete a formal assessment process consisting of completion of a written survey by each member of the Board, on request, conducting one-on-one discussions in order to assess such matters as the composition of the Board, the conduct of and agendas for meetings of the Board and its committees, and the role and impact of the Board. The results of such surveys and interviews are then summarized to identify strengths, opportunities and further suggestions with respect to each area of discussion and the Chair of the Board is to report on such summary to the CG&N Committee and to the rest of the Board.

Board Committees

Audit Committee

Canada's National Instrument 52-110 - Audit Committees ("NI 52-110") requires the Company, as a venture issuer, to disclose annually in its circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor. The Company's Audit Committee is governed by an audit committee charter and is comprised of three directors, Jane Kiernan, Dr. Ken Kashkin and Leslie Cross. Each member of the Audit Committee is financially literate, as such term is defined in NI 52-110, and two members (Ms. Kiernan and Dr. Kashkin), are independent, as such term is defined in NI 52-110 and in the BCBCA. Ms. Kiernan serves as Chair of the Audit Committee. The Audit Committee was established on September 16, 2020.

As a "venture issuer" as defined in NI 52-110 the Company is relying on the exemption contained in Section 6.1 of NI 52- 110, which exempts the Company from the requirements of Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

Corporate Governance and Nominating Committee

The CG&N Committee is a standing committee appointed by the Board and is governed by a charter. The members of the CG&N Committee are: Kyle Wilks (Chair) and Dr. Ken Kashkin, both of whom are independent, as such term is defined in NI 52-110. The CG&N Committee was established on September 16, 2020.

The CG&N Committee will act on behalf of and subject to the direction of the Board in all matters pertaining to corporate governance issues, new director nominees, as well as the size and composition of the Board and Board committees. The CG&N Committee is responsible for: developing and enforcing policy in the area of corporate governance and the practices of the Board in light of the Company's particular circumstances, the changing needs of investors and the Company, and changes in corporate governance guidelines; preparing and recommending to the Board annually a statement of corporate governance practices to be included in the Company's information circular and ensure that such disclosure is complete and provided in accordance with the regulatory requirements; monitoring developments in the area of corporate governance and the practices of the Board and advising the Board accordingly; developing, implementing and maintaining appropriate policies with respect to disclosure, confidentiality and insider trading; adopting a process for determining what competencies and skills the Board as a whole should have, and applying this result to the recruitment process for new directors; in consultation with the Chair of the Board and the (interim) Chief Executive Officer, identifying individuals qualified to become new Board members and recommend to the Board the new director nominees for the next annual meeting of shareholders; recognizing that shareholding by directors is appropriate in aligning director and shareholder interests; annually reviewing credentials of existing Board members to assess suitability for re-election; establishing procedures for, and approving and ensuring provision of, an appropriate orientation and education program for new recruits to the Board and continuing education for Board members; considering and, if thought fit (and after obtaining the consent of the Chair of the Board, which consent may not be unreasonably withheld), approving requests from individual directors for an engagement of special outside advisors at the expense of the Company; and reviewing, on a periodic basis, the size and composition of the Board and Board committees and make appropriate recommendations to the Board.

Compensation Committee

The members of the Compensation Committee are: Kyle Wilks (Chairman) and Leslie Cross. Kyle Wilks is independent, as such term is defined in NI 52-110. The Board has adopted a written charter for the Compensation Committee setting out its responsibilities for compensation matters. The Compensation Committee was established on September 16, 2020. It is responsible for administrating the Company's executive compensation program, which, prior to its establishment, was previously administered by the Board.

The Compensation Committee assists the Board in discharging the directors' oversight responsibilities relating to the compensation and retention of key senior management employees, and in particular the Chief Executive Officer. In determining the total compensation of any member of senior management, the Compensation Committee will consider all elements of compensation in total rather than one element in isolation. The Compensation Committee is also responsible for examining the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

Pursuant to the charter of the Compensation Committee, the Compensation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to: setting policies for senior officers' remuneration; reviewing and approving and then recommending to the Board salary, bonus, and other benefits, direct or indirect, and any change-of-control packages of the Chief Executive Officer; considering the recommendations of the Chief Executive Officer and setting the terms and conditions of employment including, approving the salary, bonus, and other benefits, direct or indirect, and any change-of-control packages, of the key executives of the Company; undertaking an annual review of the Chief Executive Officer goals for the coming year and reviewing progress in achieving those goals; reviewing compensation of the Board on at least an annual basis; overseeing the administration of the Company's compensation plans, including stock option plans, compensation plans for outside directors, and such other compensation plans or structures as are adopted by the Company from time to time; reviewing and approving executive compensation disclosure to be made in the proxy circular prepared in connection with each annual meeting of shareholders of the Company; and undertaking on behalf of the Board such other compensation initiatives as may be necessary or desirable to contribute to the success of the Company and enhance shareholder value.

Finance & Acquisition Committee

The members of the Finance & Acquisition ("F&A") Committee are: Kyle Wilks (Chairman) and Jane Kiernan, both of whom are independent, as such term is defined in NI 52-110. The Board has adopted a written charter for the F&A Committee setting out its responsibilities. The F&A Committee was established on September 16, 2020.

The F&A Committee assists the Board in discharging its oversight responsibilities relating to the evaluation and acquisition of companies, debt financings, and equity financings. The F&A Committee assists the Board in fulfilling its oversight responsibilities by, among other things, evaluating the due diligence materials and business opportunities presented by proposed acquisitions, including pricing and all related terms and deal costs, evaluating the terms, value and timing of equity raises, evaluating the terms, value and timing of debt raises, undertaking an annual review of the capital needs of the Company, and providing evaluations and recommendations in respect of the foregoing to the Board.

The F&A Committee makes recommendations to the Board as to whether an acquisition is appropriate for the Company as well as the terms upon which a target should be acquired. In addition, the F&A Committee from time to time assesses the capital needs of the Company in regards to its operations, proposed acquisitions and other capital needs. Based on these assessments, the F&A Committee makes recommendations to the Board on whether the fundraising process should begin and the form thereof.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following disclosure describes the material components of the compensation for the Company's principal executive officer and its next two highly compensated executive officers, who are referred to in this section as "Named Executive Officers," and the directors for the fiscal year ended February 28, 2021. This section provides information in accordance with the scaled SEC disclosure rules available to "smaller reporting companies" and "emerging growth companies." In addition, we have set forth below our known plans with regard to compensation for Named Executive Officers and directors following the completion of the Change of Business and Related Transactions.

Management Transition

On September 17, 2020, the Company announced the acquisition of SDP, the Change of Business, name change and the appointment of its new management team. The Company’s existing board and management team resigned in favor of the current management team, whose expertise in healthcare and medical device will better serve the Company’s new direction.

Compensation Overview

During the fiscal year ended February 28, 2021, the Company's executive compensation program was administered by the Board and the Compensation Committee. The Compensation Committee was established and its charter adopted on September 16, 2020. The Company's executive compensation program has the objective of attracting and retaining a qualified and cohesive group of executives, motivating team performance and the aligning of the interests of executives with the interests of shareholders through a package of compensation that is simple and easy to understand and implement. Compensation under the program was designed to achieve both current and longer term goals of the Company and to optimize returns to shareholders. In addition, in order to further align the interests of executives with the interests of shareholders, the Company has implemented share ownership incentives through incentive stock options. The Company's overall compensation objectives are in line with its peer group of healthcare companies with opportunities to participate in equity.

In determining the total compensation of any member of senior management, the directors of the Company consider all elements of compensation in total rather than one element in isolation. The directors of the Company also examine the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

Base Salary

While there is no official set of benchmarks that the Company relies on and there is not a defined list of issuers that the Company uses as a benchmark, the Company makes itself aware of, and is cognizant of, how comparable issuers in its business compensate their executives. The base salary for each executive officer is reviewed and established near the end of the fiscal year. Base salaries are established taking into consideration the executive officer's personal performance and seniority, comparability within industry norms, and contribution to the Company's growth and profitability. The Company believes that a competitive base salary is an imperative element of any compensation program that is designed to attract talented and experienced executives.

Bonus Framework

At the discretion of the Board, and, if applicable, at the recommendation of management, executives are provided with annual cash incentive bonuses based on annual financial performance. Also at its discretion, the Board may tie annual cash bonuses to the achievement of other financial and non-financial goals. If the targets set are not met, the bonuses are not paid.

Group Benefits

The Company offers a group benefits plan, which includes medical benefits. The benefits plan is available to all full-time employees who choose to enroll, including officers of the Company.

Perquisites and Personal Benefits

While the Company reimburses its Named Executive Officers for expenses incurred in the course of performing their duties as executive officers of the Company, the Company did not provide any compensation that would be considered a perquisite or personal benefit to its Named Executive Officers.

Option-Based Awards

An important part of the Company's compensation program is to offer the opportunity and incentive for executives and staff to own common shares. The directors of the Company believe that ownership of the Company's shares will align the interests of executives and future staff with the interests of shareholders.

Incentive stock options are not granted on a regular schedule but rather as the compensation is reviewed by the directors of the Company from time to time. When reviewing incentive stock option grants, consideration is given to the total compensation package of the executives and staff and a weighting of appropriate incentives groupings at the senior, mid and junior levels of the staff, including past grants. At the time of any incentive stock option grant, consideration is also given to the available incentive stock option pool remaining for new positions being contemplated by the Company.

Incentive stock options are currently granted under the 2015 Option Plan, which was approved by the shareholders on May 22, 2015 (the "2015 Option Plan"). Pursuant to the 2015 Option Plan, the Board may from time to time, in its discretion and in accordance with the TSXV requirements, grant to directors, officers and employees of the Company as well as "Management Company Employees" and "Consultants" (as such terms are defined in Policy 4.4 of the TSXV, as amended from time to time), non-transferable options to purchase common shares, provided that the number of common shares reserved for issuance will not exceed 5,317,993 common shares (20% of the issued and outstanding common shares at the time the 2015 Option Plan was approved) unless disinterested shareholder approval is obtained, exercisable for a period of up to ten (10) years from the date of the grant. The number of common shares reserved for issuance to any individual director or officer of the Company will not exceed 5% of the issued and outstanding common shares (2% in the case of optionees providing investor relations services to the Company) unless disinterested shareholder approval is obtained. Options granted pursuant to the 2015 Option Plan are non-assignable, except by means of a will or pursuant to the laws of descent and distribution.

The options may be exercised no later than one (1) year following the date the optionee ceases to be a director, officer or consultant of the Company, as determined by the Board at the time of each grant. However, if the employment of an employee or consultant is terminated for cause or as a result of an order of any regulatory body, no option held by such optionee may be exercised following the date upon which termination occurred.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid to the Company's principal executive officer for the fiscal year ended February 28, 2021 (expressed in United States dollars). The compensation of the Company's other Named Executive Officers did not rise to the level requiring disclosure in this table.

Name and principal position	Year	Salary ($)	Option Awards(1) ($)	All other compensation ($)	Total compensation ($)
Jaime Gerber Former CEO and director(2)	2021 2020	N/A Nil	N/A 7,217(7)	N/A 14,593	N/A 21,810
Michael Dalsin Former CFO and director(3)	2021	17,707	75,694(7)	97,000	190,401
Roger Greene Former CEO and director (4)	2021 2020	3,840 N/A	73,674 N/A	92,500 42,500(5)	170,014 42,500
Leslie Cross CEO and Chairman (6)	2021	3,840	Nil	88,000	91,840

Notes:

(1) The amounts reported in this column reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation-Stock Compensation, using the Black-Scholes options pricing model with the following assumptions: Risk free interest rate of 1.40%; Dividend yield of Nil; Expected volatility of 115%; Option life of 10 years. These amounts reflect our calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the Named Executive Officer. For more detail on the assumptions used in the calculation of these amounts, see Note 9 to our consolidated financial statements for the fiscal years ended February 28, 2021 and February 29, 2020, which are included in elsewhere in this registration statement.

(2) Mr. Gerber was the Chief Executive Officer of the Company from January 11, 2019 to August 6, 2019, and he was a director of the Company from June 8, 2016 to August 6, 2019, and is a current consultant to the Company.

(3) Mr. Dalsin was the Chief Financial Officer of the Company from August 6, 2019 to September 16, 2020 and is a current consultant to the Company.

(4) Mr. Greene was the Chief Executive Officer and a director of the Company from August 6, 2019 to September 16, 2020 and is a current consultant to the Company.

(5) Mr. Greene received a one-time payment of $42,500 for work completed in fiscal year ended February 29, 2020.

(6) Mr. Cross is currently the Chief Executive Officer and the Chairman of the Board. He was appointed on September 16th, 2020.

(7) The US Dollar value of this award was calculated using the Bank of Canada exchange rate in effect on April 16, 2021, which $1.00 to C$1.2503.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all awards outstanding for the principal executive officer as of February 29, 2020. The compensation of the Company's other Named Executive Officers did not rise to the level requiring disclosure in this table.

	Option-Based Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Michael Dalsin	442,200	0(1)	0.21(3)	May 28, 2025
	313,225	0(2)	0.15(3)	August 18, 2030
Roger Greene	442,200	0(1)	0.21(3)	May 28, 2025
	294,800	0(2)	0.15(3)	August 18, 2030
Leslie Cross	Nil	Nil	NA	NA

Notes:

(1) The vesting dates of the $0.21(3) options granted to Mr. Dalsin and Mr. Green was January 1st, 2021.

(2) The vesting dates of the $0.15(3) options granted to Mr. Dalsin and Mr. Green were upon the approval of a Change of Business by the Company’s shareholders.

(3) The US Dollar value of the exercise price was calculated using the Bank of Canada exchange rate in effect on April 16, 2021, which $1.00 to C$1.2503.

Pension Plan Benefits

The Company has not implemented a pension plan.

Termination and Change of Control Benefits

As at the end of the Company's most recently completed fiscal year (February 29, 2020), the Company had not entered into any contract, agreement, plan or arrangement that provides for payments to a Named Executive Officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of the Company or a change in a Named Executive Officer's responsibilities.

Director Compensation

The Company may compensate directors by paying fees for their services; however, the amounts of such fees are determined at the discretion of the Board of the Company on a case-by-case basis based on the nature of the work and the time required.  The Company typically compensates directors for services rendered by granting stock options to purchase the Company's common shares.

Directors Compensation

The following table sets forth all compensation provided to each of the directors of the Company (other than the Named Executive Officers, whose disclosure with respect to compensation is set forth above) for the fiscal year ended February 28, 2021:

Name	Fees earned or paid in cash ($)	Share- based awards ($)	Option-based awards(1) ($)	Non-equity incentive plan compensation ($)	All other compensation ($)	Total ($)
Michael Dalsin(2)	114,707	N/A	75,684(9)	N/A	N/A	190,401
Roger Greene(3)	96,340	N/A	73,674(9)	N/A	N/A	170,014
Randy Berholtz(4)	N/A	N/A	36,314(9)	N/A	N/A	36,314
Leslie Cross(5)	88,000	N/A	N/A	N/A	N/A	88,000
Jane Kiernan(6)	3,383	N/A	N/A	N/A	N/A	3,383
Ken Kashkin(7)	N/A	N/A	N/A	N/A	N/A	N/A
Kyle Wilks(8)	N/A	N/A	N/A	N/A	N/A	N/A

Notes:

(1) Calculated at the date of the grant using the Black-Scholes options pricing model with the following assumptions: Risk free interest rate of 1.40%; Dividend yield of Nil; Expected volatility of 115%; Option life of 5 years.

(2) Mr. Dalsin resigned as a director of the Company on September 16, 2020.

(3) Mr. Greene resigned as a director of the Company on September 16, 2020

(4) Mr. Berholtz resigned as a director of the Company on September 16, 2020.

(5) Mr. Cross was appointed as a director of the Company on September 16, 2020.

(6) Ms. Kiernan was appointed as a director of the Company on September 16, 2020.

(7) Mr. Kashkin was appointed as a director of the Company on September 16, 2020.

(8) Mr. Wilks was appointed as a director of the Company on September 16, 2020.

(9) The US Dollar value of this award was calculated using the Bank of Canada exchange rate in effect on April 16, 2021, which $1.00 to C$1.2503

SDP Compensation

During the fiscal year ended December 31, 2020, SDP's executive compensation program was administered by the board of directors of SDP (the "SDP Board"). SDP's executive compensation program has the objective of attracting and retaining a qualified and cohesive group of executives, motivating team performance and the aligning of the interests of executives with the interests of shareholders through a package of compensation that is simple and easy to understand and implement. Compensation under the program was designed to achieve both current and longer term goals of SDP and to optimize returns to shareholders. In addition, in order to further align the interests of executives with the interests of shareholders, SDP has implemented share ownership incentives through incentive stock options. SDP's overall compensation objectives are in line with its peer group of healthcare companies.

In determining the total compensation of any member of senior management, the directors of SDP consider all elements of compensation in total rather than one element in isolation. The directors of SDP also examine the competitive positioning of total compensation and the mix of fixed, incentive and share-based compensation.

Base Salary

While there is no official set of benchmarks that SDP relies on and there is not a defined list of issuers that SDP uses as a benchmark, SDP makes itself aware of, and is cognizant of, how comparable issuers in its business compensate their executives. The base salary for each executive officer of SDP is reviewed and established by the SDP Board annually. Base salaries are established by the SDP Board, taking into consideration an Named Executive Officer's performance and seniority, comparability within industry norms, and contribution to SDP's growth and profitability. SDP believes that a competitive base salary is an imperative element of any compensation program that is designed to attract talented and experienced executives.

Group Benefits

SDP offers a group benefits plan, which includes medical benefits. SDP's benefits plan is available to all full-time employees who choose to enroll, including Named Executive Officers of SDP.

Perquisites and Personal Benefits

While SDP reimburses its executive officers for expenses incurred in the course of performing their duties as executive officers of SDP, SDP did not provide any compensation that would be considered a perquisite or personal benefit to its executive officers.

Incentive Plan Awards

As of the date of this prospectus, SDP does not have any outstanding share-based or option-based awards, nor were any such awards outstanding during the year ended December 31, 2019.

Pension Plan Benefits

SDP has not implemented a pension plan.

Termination and Change of Control Benefits

As of the date of this prospectus, SDP is not party to any contract, agreement, plan or arrangement that provides for payments to an executive officer at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, a change in control of SDP or a change in an executive officer's responsibilities.

Director Compensation

As of the date hereof, the SDP Board consists of two directors, being Luke Faulstick and Steve Hollis. No compensation of any kind was paid, nor were options issued, to the directors of SDP during the years ended December 31, 2020 or 2019, other than Luke Faulstick, who received compensation as an executive officer of SDP during the applicable periods.

It is anticipated that the composition of the SDP Board will remain unchanged following completion of the Change of Business.

As of the date hereof, both Luke Faulstick and Steve Hollis have provided Personal Guarantees in connection with the outstanding indebtedness of SDP. Pursuant to the Definitive Agreement, following the Closing, the Company, though Brattle Acquireco, will be required to use commercially reasonable efforts to cause the release of such Personal Guarantees, without any obligation to guarantee such obligations itself. In addition, Brattle Acquireco shall be required to elect each of Mr. Faulstick and Mr. Hollis as the only directors of the SDP Board until the earlier of: (i) the termination of the Personal Guarantees; (ii) the acceptance by SDP of financial assistance from the Company or any affiliate thereof (i.e., an equity investment, shareholder loan); (iii) the termination of Mr. Faulstick's employment with SDP for "cause" or by reason of his death, disability or incapacity, in which case Mr. Hollis shall be elected as the sole director until such time as his resignation, death, disability or incapacity. Notwithstanding anything to the contrary contained herein, it is a condition to the TSXV granting final approval in respect of the Change of Business that, to the extent any Personal Guarantees remain outstanding on Closing, the parties to the Definitive Agreement will agree that the Company will no longer be obligated to elect each of Mr. Faulstick and Mr. Hollis to act as directors of SDP after the third anniversary of Closing.

Company Compensation Following the Change of Business

Executive Compensation

As of the date of this prospectus, and other than as disclosed below and under "Options to Purchase Securities", the anticipated compensation for the Company's Named Executive Officers following the completion of the Change of Business is not known.

The Company entered into an employment letter with Luke Faulstick on September 8, 2020, who is expected to serve as Chief Operating Officer of the Company upon completion of the Change of Business, to outline his continued at-will employment with the Company following the Change of Business. Mr. Faulstick also entered into an employment agreement with the Company on September 8, 2020.  The employment letter and the employment agreement  provide that Mr. Faulstick will receive an annual salary of $200,000 from SDP, which may be increased, in his discretion, to an amount not exceeding $300,000 at any time during the 12 month period immediately following the Closing, conditioned on his continued employment with SDP and certain other conditions set forth in the employment agreement.

Option Based Awards

The Company has not currently decided to grant any share-based awards or option-based awards to its Named Executive Officers and/or directors upon completion of the Change of Business, except for 663,300 Company Options (as defined below) to be granted to Luke Faulstick following his appointment as the Chief Operating Officer of the Company upon completion of the Change of Business. However, the Company may decide to grant option-based awards to its officers during the 12 month period following completion of the Change of Business. Details of such grants will be announced by the Company in the event such a determination is made.

Pension Plan Benefits

The Company does not plan to have a pension plan, defined benefit plan, defined contribution plan or deferred compensation plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with retirement.

Termination of Employment, Change in Responsibilities and Employment Contracts

Except as set forth in this prospectus, the Company does not expect to have any employment or consulting agreements with any Named Executive Officers upon completion of the Change of Business. The Company may enter into employment or consulting agreements with any Named Executive Officers in the 12 months following completion of the Change of Business, which agreements may agreements may include terms with respect to: (a) the resignation, retirement or other termination of employment of the Named Executive Officer; (b) a change in control of the Company; or (c) a change in the Named Executive Officer's responsibilities following a change in control of the Company.

Mr. Faulstick's employment agreement with the Company provides that, in the event Mr. Faulstick is terminated without "cause", he will be entitled to a termination payment in the amount of $75,000.

Directors Compensation

The Company may compensate directors by paying fees for their services; however, the amounts of such fees will be determined in the discretion of the Board following completion of the Change of Business.

It is also expected that the Company will grant stock options to directors in recognition of the time and effort that such directors devote to the Company. The timing, amounts, exercise price of these future option-based awards are not yet determined.

Pension Plan Benefits for Directors

The Company does not plan to have a pension plan, defined benefit plan, defined contribution plan or deferred compensation plan that provides for payments or benefits to the directors, other than Named Executive Officers, at, following, or in connection with retirement.

Options to Purchase Securities

There are 2,793,380 options that are outstanding as of April 15, 2021. On completion of the Change of Business, the following incentive stock options to purchase common shares of the Company (the "Company Options") will be outstanding:

Group / Other Optionee	Expiry Date	Number of Options	Exercise Price
Randy Berholtz	09/16/2021	337,851	$0.15
	09/16/2021	229,206	$0.15
Jaime Gerber	06/08/2021	44,220	$0.55
	09/23/2024	56,309	$0.15
Michael Dalsin	05/28/2025	442,200	$0.22
	08/18/2030	313,225	$0.15
Roger Greene	05/28/2025	442,200	$0.22
	08/18/2030	294,800	$0.15
Luke Faulstick(1)	At completion of the Change of Business.	663,300

The closing price of the Company's common shares on the TSXV on the fifth trading day after resumption of trading of the Company's common shares on the TSXV following completion of the Change of Business.

Leslie Cross(2)	At completion of the Change of Business.	921,250	$0.68
Jane Kiernan(2)	At completion of the Change of Business.	228,470	$0.68
Ken Kashkin(2)	At completion of the Change of Business.	228,470	$0.68
Kyle Wilks(2)	At completion of the Change of Business.	294,800	$0.68
Employees	05/28/2025	73,700	$0.22
	08/18/2030	73,700	$0.15
	02/27/2022	25,247	$0.36
	At completion of the Change of Business.	250,000(3)	$0.68
Consultants	03/28/2024	5,102	$1.69
	06/30/2021	343,934	$0.33
	06/30/2021	171,966	$0.33
TOTAL	5,189,950

Note:

(1)  663,300 Company Options are expected to be granted to Luke Faulstick following his appointment as the Chief Operating Officer of the Company at the completion of the Change of Business.

(2)  1,672,990 Company Options in the aggregate are expected to be granted to each of Leslie Cross, Jane Kiernan, Ken Kashkin and Kyle Wilks at the completion of the Change of Business.

(3)  250,000 Company Options in the aggregate are expected to be granted to an employee of the Company at the completion of the Change of Business.

(4)  The US Dollar value of the exercise prices were calculated using the Bank of Canada exchange rate in effect on February 24, 2021, which $1.00 to C$1.2548.

The Company reserves the right to grant Company options to directors, officers, employees consultants and charities subsequent to completion of the Change of Business, with the exercise price and amount to be determined by the Board.

There are no assurances that the Company Options described above will be exercised in whole or in part.

There are no options outstanding or being granted to insiders other than as detailed above.

Stock Option Plan

The Company intends to adopt a 2021 Option Plan (the "2021 Option Plan") subject to completion of the Change of Business. The principal difference between the 2015 Option Plan and the 2021 Option Plan is to increase the number of shares reserved for issuance, combined with any equity securities granted under all other compensation arrangements adopted by the Company, to 20% of the Company's issued and outstanding common shares immediately following the completion of the Change of Business, which is estimated to be based on the number of issued and outstanding common shares as of the Closing: (i) and assuming the conversion of the Salona Subscription Receipts and the Finco Shares into common shares and the issuance of common shares in accordance with the Shares for Debt Transaction, in each case prior to or concurrent with the completion of the Change of Business, 8,908,109 shares reserved for issuance thereunder; or (ii) assuming the issuance of common shares in accordance with the Shares for Debt Transaction prior to or concurrent with the completion of the Change of Business but not the conversion of the Salona Subscription Receipts or the Finco Shares into common shares, 6,910,061 shares reserved for issuance thereunder. In addition, pursuant to the 2021 Option Plan, the price at which an optionee, being any director, officer or employee of the Company as well as "Management Company Employees" and "Consultants" (as such terms are defined in Policy 4.4 of the TSXV as amended from time to time), may purchase a common shares upon the exercise of a Company option shall be determined from time to time by the Company's Board and shall be as set forth in the certificate issued in respect of such Company option but, in any event, shall not be less than the "Market Price" (as such term is defined in Policy 1.1 (Interpretation) of the TSXV Corporate Finance Manual).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common shares as of April 29, 2021:

• each of our executive officers and directors;

• all of our executive officers and directors as a group; and

• each person known to us to own beneficially more than 5% of our common shares.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

The percentage ownership of each individual or entity before this offering is based on 33,813,308 common shares outstanding as of April 29, 2021.

Unless otherwise indicated, the address for each director and executive officer is c/o Salona Global Medical Device Corporation, 3330 Caminito Daniella, Del Mar, California, 92014.

Name and Address of Beneficial Owner	Number of shares	%
Directors, Executive Officers
Leslie Cross, Chairman of the Board and Interim Chief Executive Officer	0	*
Jane Kiernan, Vice Chairwoman of the Board	0	*
Dr. Ken Kashkin, Director	0	*
Kyle Wilks, Director	0	*
Jaime Gerber, Former Chief Executive Officer and Former Director(1)	72,374	*
Rodrigo Mera, Former Chief Financial Officer(2)	0	*
Michael Dalsin, Former Chief Financial Officer and Former Director(3)	4,084,300	12%
Roger Greene, Former Chief Executive Officer and Former Director(4)	4,058,546	12%
All Directors and Executive Officers as a Group (8 Individuals)
Five Percent Holders:
Samara Master Fund Ltd(5) 90 Fort St. George Town KY1-1104, Cayman Islands	2,588,159	8%

__________________

∗ Represents beneficial ownership of less than 1%.

(1) Mr. Gerber was the Chief Executive Officer of the Company from January 11, 2019 to August 6, 2019 and was a director of the Company from June 8, 2016 to August 6, 2019, and is a current consultant of the Company.

(2) Mr. Mera was the Chief Financial Officer of the Company from August 15, 2018 to September 23, 2019.

(3) Mr. Dalsin was the Interim Chief Financial Officer of the Company from September 23, 2019 to September 16, 2020, and he was a director of the Company from August 6, 2019 to September 16, 2020. Concurrently with the completion of the Change of Business, we anticipate that Mr. Dalsin will enter into a share exchange agreement pursuant to which he will no longer hold voting common shares representing 10% or more of the total outstanding shares of the Company. See "Change of Business and Related Transactions" for more information.

(4) Mr. Greene was the Chief Executive Officer and a director of the Company from August 6, 2019 to September 16, 2020.  Concurrently with the completion of the Change of Business, we anticipate that Mr. Greene will enter into a share exchange agreement pursuant to which he will no longer hold voting common shares representing 10% or more of the total outstanding shares of the Company. See "Change of Business and Related Transactions" for more information.

(5) Management believes that Samara Master Fund Ltd. has full voting and investment power over these shares.

TRANSACTIONS WITH RELATED PARTIES

Since March 1, 2020, the date of the beginning of our last fiscal year, other than employment and executive and director compensation matters described under "Executive Officer and Director Compensation" and the transactions described below, there have been no related party transactions.

Shares for Debt

On September 6, 2020, the Company entered into a debt conversion agreement with Leslie Cross (the "Debt Conversion Agreement") for consulting services provided by Mr. Cross prior to his appointment as an officer and director of the Company. Pursuant to the Debt Conversion Agreement, the Company agreed to issue an aggregate of 737,000 common shares to Mr. Cross, at a deemed price of $0.119 per share, in full and final satisfaction of the debt of $88,000 for services owing to him (the "Debt") by the Company (the "Shares for Debt Transaction"). The Company determined to satisfy the Debt with common shares in order to preserve its cash.  The Shares For Debt Transaction is subject to the approval of the TSXV.

Share Exchange

Concurrent with the completion of the Change of Business, we anticipate that Roger Greene, our former Chief Executive Officer and a former director on our Board, and Michael Dalsin, our former interim Chief Financial Officer and a former director on our Board, each of whom is currently a consultant of the Company and is expected to remain as such following the Change of Business, will enter into respective Share Exchange Agreements with us pursuant to which the Company's common shares held by Mr. Greene and Mr. Dalsin, respectively, will be exchanged for 500,000 Consideration Shares and 1,018,000 Consideration Shares, respectively. For more information, see "Change of Business and Related Transactions-Share Exchange".

Former Executive Officer and Consultant Compensation

Roger Greene served as our former Chief Executive Officer from August 6, 2019 to September 16, 2020 and during that time received total compensation of $85,000. Mr. Greene now serves as a consultant to the Company and has received payments from the Company in that capacity totaling $166,720. Michael Dalsin served as our former Interim Chief Financial Officer from September 23, 2019 to September 16, 2020 and during that time received total compensation of $94,000. Mr. Dalsin now serves as a consultant to the Company and has received payments from the Company in that capacity totaling $232,237.

Employee Relationship to Interim Chief Executive Officer and Director

The son of Leslie Cross, our Chairman of the Board and Interim Chief Executive Officer, is employed by the Company's wholly-owned subsidiary, Inspira Financial Company, in a non-executive officer position and received total compensation of less than $160,000 since the beginning of fiscal year 2020. His compensation was established by the Company in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without the involvement of Leslie Cross.

SDP Transactions

GAP Partners Inc., the majority securityholder of SDP, is also the majority securityholder of Precision Partners LLC, an entity that owns all of the issued and outstanding shares of StampSource, LLC, a metal fabrication business. Over the course of the financial years ended December 31, 2018 and 2019, SDP loaned $757,104.28 to Precision Partners LLC to help fund growth and build-out. These were intercompany loans that were unsecured and non-interest bearing. As of December 31, 2018 and 2019, the outstanding balance of each loan was fully provided for.

SDP, from time to time, orders stamped metal products from StampSource, LLC at market rates, which products are used by SDP in the production of certain medical devices. During the last 24 months, the total consideration paid by SDP to StampSource, LLC for these products was $ 48,675.44 in the aggregate, all of which was in 2020.

SDP paid $400,000 to Precision Partners LLC as a success fee in connection with the successful sale of the real estate property located at 205 Hwy 22 E, Clear Lake, SD 57226 on October 26, 2018. This was a one-time transaction.

Conflicts of Interest

There are potential conflicts of interest to which our directors and executive officers may be subject in connection with the operations of the Company. In particular, certain of the directors and executive officers may be involved in managerial or director positions with issuers or businesses whose operations may, from time to time, be in direct competition with those of the Company or with entities which may, from time to time, provide financing to, or make equity investments in, competitors of the Company.

Leslie Cross, who did not join the Board until after the negotiation, approval and execution of the Definitive Agreement, owns 4.4% of the shares of SDP. He is not an officer or director of SDP, and will comply with all rules regarding conflicts in connection with decisions to close the transactions contemplated thereby.

GAP Partners, Inc., the majority shareholder of SDP, continues to be the majority shareholder of StampSource, LLC. SDP may continue to order products from StampSource LLC. The Definitive Agreement provides that any such purchases will be made at or below market prices. Following the completion of the Change of Business and Related Transactions, we intend to have independent parties review any such transactions, and report to the Audit Committee of the Board.

Following the completion of the Change of Business, a determination must be made about the final number of Consideration Shares that the SDP Sellers will receive in exchange for the Exchangeable Shares, which number will depend upon the financial performance of SDP during the Measurement Period. Leslie Cross will not participate in the decision regarding the adjustment to the number of Consideration Shares to be issued, the calculation of financial performance of SDP during the Measurement Period, or any dispute between SDP and the Company regarding such determinations required to be made pursuant to the Definitive Agreement.

Conflicts, if any, will be subject to the procedures and remedies available under the BCBCA. The BCBCA provides that in the event that a director has an interest in a contract or proposed contract or agreement, the director shall disclose his interest in such contract or agreement and shall refrain from voting on any matter in respect of such contract or agreement unless otherwise provided by the BCBCA.

LEGAL PROCEEDINGS

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. We are not currently a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, results of operations or prospects.

DESCRIPTION OF COMMON SHARES

The holders of the common shares are entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Company and each common share shall confer the right to one vote in person or by proxy at all meetings of the shareholders of the Company. The holders of common shares shall be entitled, subject to the prior rights, if any, of any other class of shares of the Company, to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may declare no dividend payable in cash or property on the common shares unless the directors simultaneously declare a dividend payable in cash or property on the Consideration Shares, in an amount per Consideration Share equal to the amount of the dividend declared per common share. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of common shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company pari passu with the holders of Consideration Shares, with the amount of such distribution per common share equal to the amount of such distribution per Consideration Share.

The Consideration Shares have the same rights and privileges as the common shares with the following exceptions:

  they are non-voting; and
  the holders are not entitled to notice of or attend shareholder meetings unless it is for the purpose of voting on dissolution or the sale of all or substantially all of the Company’s assets.

Dividends may be declared by the Board of Directors on the Consideration Shares but only if dividends are simultaneously declared on the common shares.  Upon dissolution of the Company, the holders of the Consideration Shares are entitled to receive the property and assets of the Company on a pari passu basis with the holders of common shares

The Company does not currently have a dividend policy. Any decision to pay dividends on its shares in the future will be made by the Board on the basis of the Company's financial condition, earnings, results of operations, financial requirements and other conditions existing at such time. The Company does not know of any restrictions that could prevent it from declaring and paying a dividend.

The Company paid no dividends during its three previously completed financial years. The Company intends to retain any earnings to finance growth and expand its operations and does not anticipate paying any dividends on its common shares in the foreseeable future.

The Company expects that, except for the amendment of its Articles to restate the terms of the common share and to create a new class of shares, being the Consideration Shares, there will be no change in the existing share structure of the Company as a result of the Change of Business, and that, except: (i) the securities to be issued in accordance with the Concurrent Financings, including, without limitation, the Salona Compensation Options; (ii) the Resulting Issuer Warrants, the Company's common shares and Exchanged Compensation Options to be issued in exchange for the Finco Warrants, Finco Shares and Finco Compensation Options, respectively, in connection with the Amalgamation; and (iii) the Consideration Shares to be issued following the Measurement Period, no common shares or other securities of the Company will be issued in connection with the Change of Business. In addition, subject to receiving the final approval of the TSXV, the Company also anticipates issuing common shares in connection with the Shares for Debt Transaction.

Transfer Agent

The transfer agent and registrar of the common shares is, and will continue to be following the Change of Business, Computershare Trust Company of Canada, 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9.

Trading Symbol and Market

Our common shares are listed on the TSXV under the symbol "SGMD."

SHARES ELIGIBLE FOR FUTURE SALE

Following the completion of this offering, based on the number of our common shares outstanding as of April 15, 2021, as if the Change of Business and Related Transactions occurred on April 15, 2021, a total of 44,540,545 common shares will be outstanding. Of these shares, all 13,231,375 common shares covered by this prospectus will be eligible for sale in the public market without restriction under the Securities Act, except that any of our common shares covered by this prospectus purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act, would only be able to be sold in compliance with the conditions of Rule 144 described below. In addition, pursuant to the Concurrent Salona Financing, 20% of the 7,869,005 common shares sold pursuant to that non-brokered private placement will be initially free trading upon the completion of the Change of Business and an additional 20% will unrestricted each month thereafter pursuant to the policies of the TSXV.

Our remaining common shares not covered by this prospectus will be deemed "restricted securities," as that term is defined in Rule 144 under the Securities Act. These restricted securities will be eligible for sale in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. Subject to the applicable conditions of Rule 144 or Rule 701, these restricted securities will be eligible for sale in the public market from time to time beginning 181 days after the date of this prospectus.

Rule 144

In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose common shares are required to be aggregated) who is not deemed to have been one of our "affiliates" for purposes of Rule 144 at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, including the holding period of any prior owner other than one of our "affiliates," is entitled to sell those shares in the public market (subject to the lock-up agreement referred to below, if applicable) without complying with the manner of sale, volume limitations or notice provisions of Rule 144, but subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than "affiliates," then such person is entitled to sell such shares in the public market without complying with any of the requirements of Rule 144 (subject to the lock-up agreement referred to below, if applicable). In general, under Rule 144, as currently in effect, once we have been subject to the public company reporting requirements of the Exchange Act for at least 90 days, our "affiliates," as defined in Rule 144, who have beneficially owned the common shares proposed to be sold for at least six months are entitled to sell in the public market, upon expiration of any applicable lock-up agreements and within any three-month period, a number of those common shares that do not exceed the greater of:

• 1% of the number of shares of our capital stock then outstanding; or

• the average weekly trading volume of our common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales of our common shares made in reliance upon Rule 144 by a shareholder who is deemed to have been one of our affiliates at any time during the preceding 90 days are also subject to the current public information, manner of sale and notice conditions of Rule 144.

Rule 701

Rule 701 generally provides that, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, (i) a shareholder who purchased our common shares pursuant to a written compensatory benefit plan or contract and who is not deemed to have been one of our affiliates at any time during the preceding 90 days may sell such shares in reliance upon Rule 144 without complying with the current public information or holding period conditions of Rule 144 and (ii) a shareholder who purchased our common shares pursuant to a written compensatory benefit plan or contract and who is deemed to have been one of our affiliates during the preceding 90 days may sell such shares under Rule 144 without complying with the holding period condition of Rule 144.

Equity Incentive Plan

We intend to file a registration statement on Form S-8 under the Securities Act to register the offer and sale of all common shares subject to outstanding stock options, and common shares issued or issuable under our 2021 Option Plan. We expect to file the registration statement covering shares offered pursuant to our 2021 Option Plan after the date of this prospectus, permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act and the sale by affiliates in the public market subject to compliance with the resale provisions of Rule 144 and any lock up agreements entered into in connection with this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of the common shares acquired pursuant to this prospectus.

  This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition of common shares pursuant to this offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of  common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

  No opinion from legal counsel or ruling from the Internal Revenue Service (the "IRS") has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders as discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed) promulgated under the Code, published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions, that are in effect and available as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of common shares acquired pursuant to this prospectus that is for U.S. federal income tax purposes:

  a citizen or individual resident of the United States;
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are brokers or dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) have a "functional currency" other than the U.S. dollar; (e) own common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are subject to special tax accounting rules with respect to common shares; (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the U.S.; or (l) are subject to taxing jurisdictions other than, or in addition to, the U.S. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of common shares.

  If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds common shares, the U.S. federal income tax consequences to such entity or arrangement and the owners of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such entity or arrangement or partner (or other owner). Partners (or other owners) of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisor regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of common shares.

General Rules Applicable to U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the common shares but is subject in its entirety to the special rules described below under the heading "Passive Foreign Investment Company Rules."

Distributions on Common Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated "earnings and profits", as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated "earnings and profits", such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see "Sale or Other Taxable Disposition of Common Shares" below). However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder may be required to assume that any distribution by us with respect to the common shares will constitute ordinary dividend income. Dividends received on common shares generally will not be eligible for the "dividends received deduction" generally applicable to corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended, or the common shares are readily tradable on a United States securities market, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder's tax basis in such common shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares have been held for more than one year. Preferential tax rates may apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a "passive foreign investment company" ("PFIC") for any year during a U.S. Holder's holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares.  Based on current business plans and financial expectations, we expect that we should not be a PFIC for the current tax year and expect that we should not be a PFIC for the foreseeable future.  No opinion of legal counsel or ruling from the IRS concerning the our status as a PFIC has been obtained or is currently planned to be requested.  However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  Consequently, there can be no assurance that we have never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In any year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require.  In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax.  U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain "look-through" rules with respect to subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the "income test") or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the "asset test"), based on the quarterly average of the fair market value of such assets.  "Gross income" generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and "passive income" generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If we were a PFIC in any tax year during which a U.S. Holder held common shares, such holder generally would be subject to special rules with respect to "excess distributions" made by us on the common shares and with respect to gain from the disposition of common shares. An "excess distribution" generally is defined as the excess of distributions with respect to the common shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from us during the shorter of the three preceding tax years, or such U.S. Holder's holding period for the common shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the common shares ratably over its holding period for the common shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the "QEF Election" under Section 1295 of the Code and the "Mark-to-Market Election" under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether the U.S. Holder makes a QEF Election.  These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.  Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit.  U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Tax Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency or on the sale, exchange or other taxable disposition of common shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year.  The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder's particular circumstances.  Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax laws certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person. U. S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of the common shares generally may be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that it has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

  The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder (the "Regulations") generally applicable to a beneficial holder of Common Shares acquired pursuant to this prospectus, who, at all relevant times, for the purposes of the Tax Act, deals at arm's length with the Company, is not affiliated with the Company, and will acquire and hold such common shares as capital property (each, a "Holder"), all within the meaning of the Tax Act. Common shares will generally be considered to be capital property to a Holder unless the Holder holds or uses the common shares or is deemed to hold or use the common shares in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to a Holder (a) that is a "financial institution" for purposes of the "mark-to-market property" rules in the Tax Act, (b) an interest in which is or would constitute a "tax shelter investment" (as defined in the Tax Act), (c) that is a "specified financial institution" (as defined in the Tax Act), (d) that reports its "Canadian tax results" for purposes of the Tax Act in a currency other than Canadian currency, (e) that is exempt from tax under the Tax Act, (f) that has entered into, or will enter into, a "synthetic disposition arrangement" or a "derivative forward agreement" (as those terms are defined in the Tax Act) with respect to the common shares, or (g) that is a corporation resident in Canada that is, or becomes, controlled by a non-resident person, or a group of persons comprising any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm's length, for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Any such Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences to them of acquiring common shares pursuant to this prospectus.

This summary does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the acquisition of common shares.

This summary is based upon the current provisions of the Tax Act and the Regulations in force as of the date hereof, specific proposals to amend the Tax Act and the Regulations (the "Tax Proposals") which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-United States Tax Convention (1980) (the "Canada-U.S. Tax Convention"), and counsel's understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the "CRA"). This summary assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in common shares. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Residents of Canada

This portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (a "Resident Holder"). Certain Resident Holders whose common shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the common shares, and every other "Canadian security" (as defined by the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Taxation of Dividends

Dividends received or deemed to be received on the common shares will be included in computing a Resident Holder's income. In the case of a Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the common shares will be included in the Resident Holder's income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for "eligible dividends" properly designated as such by the Company. There may be limitations on the Company's ability to designate dividends as "eligible dividends".

In the case of a Resident Holder that is a corporation, dividends (including deemed dividends) received on the common shares will be included in the Resident Holder's income and will normally be deductible in computing such Resident Holder's taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a "private corporation" or "subject corporation" (as those terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received or deemed to be received on the common shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the year.

Dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Disposition of Common Shares

A Resident Holder who disposes of, or is deemed to have disposed of, a common share (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the common share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such common share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Resident Holder of a common share will be determined by averaging the cost of that common share with the adjusted cost base of all other common shares held as capital property at that time by the Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading "Residents of Canada - Taxation of Capital Gains and Capital Losses".

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a "taxable capital gain") realized by a Resident Holder must be included in the Resident Holder's income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Tax Act, one-half of any capital loss incurred by a Resident Holder (an "allowable capital loss") must be deducted from taxable capital gains realized by the Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years, in the circumstances and to the extent provided in the Tax Act.

A capital loss realized on the disposition of a common share by a Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Resident Holder on the common share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns common shares. Resident Holders to whom these rules may be relevant are urged to consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax on its "aggregate investment income" (as defined in the Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains.

Capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, common shares in a business carried on in Canada (a "Non-Resident Holder"). The term "U.S. Holder", for the purposes of this summary, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a "qualifying person" within the meaning of the Canada-U.S. Tax Convention.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an "authorized foreign bank" (as defined in the Tax Act). Such Non-Resident Holders should consult their own advisors.

Taxation of Dividends

Subject to an applicable tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on the common shares will be subject to Canadian withholding tax under the Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% of the gross amount of the dividend if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company.

Disposition of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of common shares, unless the common shares constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and are not "treaty-protected property" (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition.

Provided the common shares are listed on a "designated stock exchange" (as defined in the Tax Act) (which currently includes the TSXV) at the time of the disposition, the common shares will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm's length, partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons who do not deal at arm's length with the Non-Resident Holder, or any combination of them, owned 25% or more of the issued shares of any class or series of shares of the capital stock of the Company; and (b) more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the Tax Act), "timber resource properties" (as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists).

Notwithstanding the foregoing, a common share may otherwise be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Tax Act in particular circumstances.

The common shares of a U.S. Holder will generally constitute "treaty-protected property" for purposes of the Tax Act, unless the value of the common shares is derived principally from real property situated in Canada. For this purpose, "real property" has the meaning that term has under the taxation laws of Canada and includes any option or similar right in respect thereof and usufruct of real property, rights to explore for or to exploit mineral deposits, sources and other natural resources and rights to amounts computed by reference to the amount or value of production from such resources.

If common shares are taxable Canadian property (or deemed to be taxable Canadian property) of a Non-Resident Holder and are not treaty-protected property of the Non-Resident Holder at the time of their disposition, the consequences above under "Residents of Canada - Disposition of Common Shares" and "Residents of Canada - Taxation of Capital Gains and Capital Losses" will generally apply.

Non-Resident Holders whose common shares are taxable Canadian property should consult their own advisors.

PLAN OF DISTRIBUTION

The common shares offered by this prospectus are being offering by the selling shareholders. The common shares may be sold or distributed from time to time by the selling shareholders, and any of their permitted transferees, directly to one or more purchasers on any stock exchange, market or trading facility on which the common shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  The selling shareholders may use any one or more of the following methods when selling their common shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•       block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for our account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        in underwriting transactions;

•        short sales;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price;

•        distribution to members, limited partners or stockholders of selling shareholders;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer their securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To our knowledge, the selling shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the common shares covered by this prospectus. At any time a particular offer of the common shares covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of common shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters' or agents' compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the common shares covered by this prospectus.

The aggregate proceeds to the selling shareholders from the sale of the common shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of the common shares being offered by the selling shareholders named herein.

The selling shareholders also may resell all or a portion of their securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of shares of its securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable common shares pursuant to the distribution through a registration statement.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling shareholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the securities by the selling shareholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act. Beacon Securities Limited will be deemed an underwriter for the resale of Common Shares it receives upon (i) conversion of Subscription Receipts, (ii) exchange of Finco Shares and (iii) exercise of Resulting Issuer Warrants.

To the extent required, the securities to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common shares at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Blue Sky Restrictions on Resale

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states our common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

If a selling shareholder wants to sell his, her or its common shares under this prospectus in the United States, the selling shareholders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemptions from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12 of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling shareholder will be able to advise a selling shareholder in which states our securities are exempt from registration for secondary sales.

Any person who purchases securities from a selling shareholder offered by this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify, to the extent permitted by law, the selling shareholders (and each selling shareholder's officers and directors and each person who controls such selling shareholder) against liabilities caused by any untrue or alleged untrue statement of material fact contained in this prospectus or the registration statement of which this prospectus forms a part (including any amendment or supplement thereof) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such selling shareholder expressly for use herein.

We are required to pay all fees and expenses incident to the registration of the common shares covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, all discounts, commissions or fees incurred in connection with the sale of the common shares offered hereby will be paid by the selling shareholders.

LEGAL MATTERS

The validity of the securities covered by this prospectus will be passed upon for us by DLA Piper (Canada) LLP.

EXPERTS

The financial statements of Salona Global Medical Device Corporation (formerly known as Brattle Street Investment Corp. and Inspira Financial Inc. (the "Company")) for the balance sheets as of February 28, 2021 and February 29, 2020, the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years ended February 28, 2021 and February 29, 2020, and the related notes, included in this prospectus and elsewhere in the registration statement have been audited by SRCO Professional Corporation, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of SDP as of and for the year ended December 31, 2020 and 2019, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of SRCO Professional Corporation, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the common shares offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the effectiveness of our registration statement on Form S-1, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.salonaglobal.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

In addition, the Canadian Securities Administrators maintains the System for Electronic Document Analysis and Retrieval, or "SEDAR," website at www.sedar.com that contains reports, proxy and information statements and other information regarding reporting issuers under their relevant SEDAR profile. You can inspect our Canadian securities filings on this website.

Our filings with the SEC (other than those exhibits specifically incorporated by reference into the registration statement of which this prospectus forms a part) and the Canadian Securities Administrators are not incorporated by reference into this prospectus.

SALONA GLOBAL MEDICAL DEVICE
CORPORATION

(Formerly Brattle Street Investment Corp.)

Consolidated Financial Statements

For the Years Ended February 28, 2021 and February 29, 2020

(In Canadian Dollars)

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.) Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.):

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.) and subsidiaries (the "Company") as of February 28, 2021 and February 29, 2020 and the related consolidated statements of operations and comprehensive loss, stockholders' deficiency, and cash flows for each of the years in the two-year period ended February 28, 2021 and related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at February 28, 2021 and February 29, 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended February 28, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the United States Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2020 Richmond Hill, Ontario, Canada April 15, 2021	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

F-3 |

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Consolidated Balance Sheets

As at February 28, 2021 and February 29, 2020

(In Canadian Dollars)

	Note	February 28, 2021	February 29, 2020
Assets
Cash and cash equivalents		$7,080,768	$8,349,423
Restricted cash	7	5,425,374	-
Marketable securities	19	488,684	843,220
Prepaids and other receivables		135,065	139,733
Credit receivables	6	-	396,630
Total assets		$13,129,891	$9,729,006

Liabilities and equity
Liabilities
Subscription receipts	7	$5,425,374	$-
Accounts payable and accrued liabilities	8	1,047,784	217,484
Other liabilities		15,000	15,000
Total Liabilities		$6,488,158	$232,484

Stockholders' equity
Common stock; no par value, unlimited shares authorized; 33,813,308 shares issued and outstanding as of February 28, 2021 (February 29, 2020: 33,785,154) (1)	9	$31,065,513	$31,055,842
Additional paid-in-capital	9	3,625,762	3,392,371
Accumulated other comprehensive income		943,320	1,373,748
Deficit		(28,992,862)	(26,325,439)
Total stockholders' equity		$6,641,733	$9,496,522

Total liabilities and stockholders' equity		$13,129,891	$9,729,006

Subsequent events (Note 20)

Contingencies (Note 21)

(1) Prior period results have been adjusted to reflect the consolidation of shares (see Note 1 for details)

Approved on behalf of the Board

"signed"	"signed"
Les Cross	Jane Kiernan

F-4 | The accompanying notes are an integral part of these consolidated financial statements

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)
Consolidated Statements of Operations and Comprehensive Loss
For the years ended February 28, 2021 and February 29, 2020

(In Canadian Dollars)

	Note	February 28, 2021	February 29, 2020
Continuing operations
Revenues
Loan interest revenue	5	42,838	50,276
Interest expense		-	-
Net interest revenue		42,838	50,276
Fees and other	5	49,910	83,484
Interest, fees, and other recovered	5	43,365	145,635
Investment income	5	14,618	110,366
Other income		-	18,558
Change in fair value of marketable securities	5	(812)	(6,480)
Impairment of other investments	5	(183,466)	(49,710)
Total non-interest revenues		(76,385)	301,853
Total revenue, net of interest expense		(33,547)	352,129
Cost of revenue
Allowance for losses		-	17,760
Financial (loss) margin		(33,547)	334,369
Expenses
General and administrative	15	752,570	1,623,446
Impairment of equipment		-	39,613
Share based compensation	9	237,714	21,962
Total expenses		990,284	1,685,021
Net loss before tax from continuing operations		(1,023,831)	(1,350,652)
Transaction costs including legal, audit, US regulatory	16	(1,643,592)	-
		(2,667,423)	(1,350,652)
Income tax expense	17	-	-
Net loss from continuing operations		(2,667,423)	(1,350,652)
Discontinued operations
(Loss) income after tax from discontinued operations	18	-	(573,496)
Net loss		$(2,667,423)	(1,924,148)
Other comprehensive gain (loss)
Foreign currency translation gain (loss)		(430,428)	160,300
Comprehensive loss		$(3,097,851)	(1,763,848)
Net loss per share
Basic and diluted	13	(0.08)	(0.06)
Weighted average number of common shares outstanding (1)		33,795,132	33,785,154

(1) Prior period results have been adjusted to reflect the consolidation of shares (see Note 1 for details)

F-5 | The accompanying notes are an integral part of these consolidated financial statements

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.) Consolidated Statements of Equity For the years ended February 28, 2021 and February 29, 2020 (In Canadian Dollars)

	Share Capital			Accumulated
				Other
			Additional	comprehensive
	Number (1)	Amount	paid-in capital	income	Deficit	Total

Balance -February 28, 2019	33,785,154	31,055,842	3,370,409	1,213,448	(24,401,291)	11,238,408
Share based compensation	-	-	21,962	-	-	21,962
Foreign currency translation loss	-	-	-	160,300	-	160,300
Net loss from discontinued operations	-	-	-	-	(573,496)	(573,496)
Net loss from continuing operations	-	-	-	-	(1,350,652)	(1,350,652)

Balance -February 29, 2020	33,785,154	31,055,842	3,392,371	1,373,748	(26,325,439)	9,496,522
Share based compensation	-	-	237,714	-	-	237,714
Exercise of stock options	28,154	9,671	(4,323)	-	-	5,348
Foreign currency translation gain	-	-	-	(430,428)	-	(430,428)
Net loss from continuing operations	-	-	-	-	(2,667,423)	(2,667,423)
Balance -February 28, 2021	33,813,308	31,065,513	3,625,762	943,320	(28,992,862)	6,641,733

(1) Prior period results have been adjusted to reflect the consolidation of shares (see Note 1 for details)

F-6 | The accompanying notes are an integral part of these consolidated financial statements

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Consolidated Statements of Cash Flows
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

		February 28, 2021	February 29, 2020
Operating activities	Note
Net loss		$(2,667,423)	$(1,924,148)
Loss after tax from discontinued operations		-	573,496
Net loss from continuing operations		(2,667,423)	(1,350,652)
Non-cash items:
Depreciation		-	54,520
Impairment of equipment		-	39,613
Share based compensation	9	237,714	21,962
Change in fair value of marketable securities		812	6,480
Impairment of other investments		183,466	49,710
Allowance for losses	6	-	17,760
Changes in operating assets and liabilities:
Net repayment of credit receivable		394,091	476,532
Prepaid and other receivables		(2,440)	313,768
Accounts payable and accrued liabilities		878,606	(44,089)
Cash flows used in continued operating activities		(975,174)	(414,396)
Cash flows provided by discontinued operating activities	18	-	216,789
Net cash used in operating activities		(975,174)	(197,607)
Investing activities
Sale of marketable securities		445,101	-
Purchase of marketable securities		(186,765)	(849,700)
Purchase of other investments		(183,466)	(49,710)
Net cash provided by (used in) investing activities		74,870	(899,410)
Financing activities
Proceeds from subscription receipts		5,425,374	-
Proceeds from exercise of stock options		5,348	-
Net cash from financing activities		5,433,722	-
Effect of foreign exchange rates		(373,699)	142,540
Increase (decrease) in cash and cash equivalents and restricted cash		4,533,418	(1,097,017)
Cash and cash equivalents and restricted cash, opening		8,349,423	9,303,900
Cash and cash equivalents and restricted cash, closing		$12,509,142	$8,349,423
Supplemental cash flow information:
Interest paid		-	-
Income taxes paid		-	-
Restricted cash included in the closing balance above		5,425,374	-

F-7 | The accompanying notes are an integral part of these consolidated financial statements

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

1. Description of the business

Salona Global Medical Device Corporation (formerly Brattle Street Investment Corp.) ("Salona" or the "Company"), is a publicly traded company listed on the TSX Venture Exchange (the "Exchange"). The Company is currently undergoing a Change of Business as defined by the TSX Venture Exchange to become a Tier 1 Industrial/Technology/Life Sciences Issuer. Upon completion of the Change of Business, the Company will focus on transitioning to an acquisition oriented, US-based and revenue generating MedTech company. The Company aims to leverage the liquid Canadian capital markets to acquire small to midsize US and internationally based medical device products and companies with the goal of expanding sales and improving operations. The company's aim is to create a large, broad-based medical device company with global reach.

Salona was incorporated under the Canada Business Corporations Act on September 17, 2013. The common shares in the capital of the Company ("common shares") trade on the Exchange under the symbol "SGMD". The Company's registered office is Suite 200E - 1515A Bayview Avenue, East York, Ontario.

On September 8, 2020 the Company signed a binding purchase agreement to acquire 100% of the outstanding shares of South Dakota Partners Inc ("SDP"). Transaction is contingent on regulatory and shareholder approval.

On December 21, 2020, Company consolidated its issued and outstanding common shares on the basis of 7.37 post-consolidation common shares for 10 pre-consolidation common shares (the "Consolidation").

The Company's operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company's operations and ability to finance its operations.

F-8 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

2. Basis of presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Functional and presentation currency

These consolidated financial statements are expressed in Canadian dollars unless otherwise stated. The functional currency of the Company is Canadian dollars, and the functional currency of its subsidiary Inspira Financial Company and Inspira SaaS Billing Services is US dollars.

3. Significant accounting policies

a) Basis of consolidation

These statements consolidate the accounts of the Company and its wholly owned subsidiaries, namely, Inspira Financial Company ("IFC"), 1077863 B.C., Ltd ("1077863"), and Inspira SAAS Billing Inc. ("IFS") in the United States. The Company owns 100% of its subsidiaries. Intercompany balances and transactions are eliminated upon consolidation.

b) Basis of measurement

The consolidated financial statements of the Company have been prepared on an historical cost basis except marketable securities which are carried at fair value.

c) Fair value of financial instruments

The Company's financial instruments, including cash and cash equivalents, restricted cash, marketable securities, other investments, billing receivables, credit receivables, other receivable, accounts payable, and other liabilities, the carrying amounts approximate their fair values due to their short term maturities.

F-9 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization, low risk of counterparty default and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -	Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As of February 28, 2021 and February 29, 2020, the Company did not identify any financial assets and liabilities required to be presented on the balance sheet at fair value, except for marketable securities which are carried at fair value using Level 1 inputs.

d) Revenue recognition -from Contracts

In accordance with Accounting Standards Codification 606 Revenue from Contracts with Customers ("ASC 606"), the Company recognizes revenue upon the transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services. The principles in ASC 606 are applied using the following five steps:

(i) Identify the contract with a customer;

(ii) Identify the performance obligation(s) in the contract;

(iii) Determine the transaction price;

(iv) Allocate the transaction price to the performance obligation(s) in the contract; and

(v) Recognize revenue when (or as) the Company satisfies our performance obligation(s).

F-10 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

Revenue principally comprises interest and fees from the Company's recourse and nonrecourse revolving line of credit business and billing service fees (which were discontinued in 2019 (note 18)) from the Company's medical billing business. Other revenues, such as management fees, banking fees, and standby fees, are recognized as revenue when earned.

Revenue recognition - from financial instruments

Interest and fees revenues are recognized in the consolidated statements of income and comprehensive income using the effective interest method. Interest and fees revenues include the company's share of any fees received, as well as the effect of any discount or premium on the loan.  Interest revenue is calculated on the gross carrying amount for credit and loan receivable which are current and on the net carrying amount for receivable which are in default; such interest is recognized only if the Company receives or expects the interest to be received based on the financial condition of the credit and loan receivable counterparty.

The effective interest method derives the interest rate that discounts the estimated future cash receipts during the expected life of the credit and loan receivable (which is the contractual life, if a shorter period is not expected) to its carrying amount. The calculation of the effective interest rate includes all fees and transaction costs paid or received. Fees and transaction costs include incremental revenues and costs that are directly attributable to the acquisition or issuance of the credit and loan receivable.

e) Credit receivables

The Company provides asset-based revolving lines of credit to its clients, secured by their accounts receivables, assets of the company, and in most cases personal indemnifications. Credit receivables are non-derivative financial assets with fixed or determinable payments (United States prime rate plus a spread) that are not quoted in an active market and that the Company does not intend to sell immediately or in the near term. Credit receivables to clients are initially measured at fair value plus transaction costs and subsequently measured at amortized cost using the effective interest rate method.

F-11 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

f) Allowances for losses

The Company makes judgments as to its ability to collect outstanding receivables and provides an allowance for specific receivables if and when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding balances as well as a review of the overall quality and age of those receivables not specifically reviewed. In determining the provision for invoices not specifically reviewed, the Company analyzes historical collection experience and current economic trends.

g) Income taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

h) Foreign subsidiaries

The Company's foreign subsidiaries functional currencies are US dollars and their functional currencies and assets and liabilities are translated into Canadian dollars at the exchange rate prevailing at the reporting date. Revenue and expenses are translated into Canadian dollars at the average exchange rate then prevailing. Resulting translation gains and losses are credited or charged to other comprehensive income or loss and presented in the accumulated other comprehensive income or loss component of equity.

F-12 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

i) Foreign currency transactions

Monetary assets and liabilities denominated in currencies other than the Canadian dollar for the parent company are translated into Canadian dollars at the exchange rate prevailing at the reporting date. Any non-monetary assets and liabilities denominated in foreign currencies are translated at historical rates. Revenue and expenses are translated into Canadian dollars at the prevailing average exchange rate. Translation gains and losses are credited or charged to earnings.

j) Cash and cash equivalents

Cash and cash equivalents comprise highly liquid interest-bearing securities that are readily convertible to cash and are subject to an insignificant risk of changes in value. The maturities of these securities as at the purchase date are three months or less. A variable amount of the cash is held in cash backed, liquid US money market funds with high institutional credit ratings. Most of these money market funds are composed of the United States dollar and securities issued by the United States Government.

k) Restricted Cash

Restricted cash consists of funds that are contractually or legally restricted as to usage or withdrawal and have been presented separately from cash and cash equivalents on the Company's consolidated balance sheets.

l) Share-based compensation

The Company measures equity settled share-based payments based on their fair value at the grant date and recognizes compensation expense over the vesting period based on the Company's estimate of equity instruments that will eventually vest. Fair value is measured using the Black-Scholes option pricing model. Expected forfeitures are estimated at the date of grant and subsequently adjusted if further information indicates actual forfeitures may vary from the original estimate. Any revisions are recognized in profit or loss such that the cumulative expense reflects the revised estimate.

F-13 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

m) Offsetting

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to set off the recognized amounts and it intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. Revenue and expenses are presented on a net basis only when permitted under US GAAP, or for gains and losses arising from a group of similar transactions.

n) Earnings per share

Basic earnings (loss) per share is calculated using the weighted average number of common shares outstanding during the period. The dilutive effect on earnings per share is calculated presuming the exercise of outstanding options, warrants and similar instruments. It assumes that the proceeds of such exercise would be used to repurchase common shares at the average market price during the period. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

o) Financial instruments

Financial instruments includes cash and cash equivalents, marketable securities, credit and other receivables, accounts payable and accrued liabilities which are all initially measured at fair value.

Marketable securities represents a non- discretionary portfolio of fixed maturity investments managed by a portfolio manager. Marketable securities include  callable stock, short term bond exchange traded fund (ETF) and publicly traded common stock which are carried at fair value with changes in fair value recognized in earnings.

Dividend, interest, profit or loss on sale of marketable securities and other returns are recorded in the consolidated statements of income and comprehensive income when received from the portfolio manager.

F-14 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

p) Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. This applies in particular to allowance for doubtful accounts, credit losses, impairment of other investments, valuation of stock-based compensation expense and valuation allowance for deferred tax assets. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

q) Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components. All operating segments' operating results are reviewed regularly by the Company's CEO to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. During 2019, the Company discontinued its Billings operating segment. As at February 28, 2021, the Company has one segment, providing asset-based financial services to healthcare providers in the United States. Assets, liabilities, revenues and expense from these segments are disclosed in the statement of financial position and statement of income and comprehensive income.

F-15 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

r) Adoption of new standards

Adoption of ASC 842

On March 1, 2019, the Company adopted Accounting Standards Codification Topic 842, "Leases" ("ASC 842") to replace existing lease accounting guidance. This pronouncement is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet for most leases. Expenses associated with leases will continue to be recognized in a manner similar to previous accounting guidance. The Company adopted ASC 842 utilizing the transition practical expedient added by the Financial Accounting Standards Board ("FASB"), which eliminates the requirement that entities apply the new lease standard to the comparative periods presented in the year of adoption.

The Company is the lessee in a lease contract when the Company obtains the right to use the asset. Operating leases are included in the line items right-of-use asset, lease obligation, current, and lease obligation, long-term in the consolidated balance sheet.

Right-of-use ("ROU") asset represents the Company's right to use an underlying asset for the lease term and lease obligations represent the Company's obligations to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of operations and comprehensive loss. The Company determines the lease term based on the lease agreement.

As the Company's lease of office space, at the commencement, had a term of less than 12 months given the lease was terminated during the fiscal year, the Company elected not to apply the recognition requirements of ASC 842 to the short-term lease. Instead lease payments are recognized in statement of operations and comprehensive loss on a straight-line basis over the lease term. The adoption of ASC 842 did not have any significant impact on the Company's consolidated financial statements.

F-16 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

s) Standards, amendments, and interpretations issued but not yet adopted

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses ("ASU 2016-13"), which changes the accounting for recognizing impairments of financial assets. Under the new guidance, credit losses for certain types of financial instruments will be estimated based on expected losses. The new guidance also modifies the impairment models for available-for-sale debt securities and for purchased financial assets with credit deterioration since their origination. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its Consolidated Financial Statements as well as whether to early adopt the new guidance.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which modifies Accounting Standard Codification 740 - Income Taxes, to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions for intraperiod tax allocation, recognizing deferred taxes for investments and simplifies guidance to reduce complexity in certain areas. This update is effective for annual periods beginning after December 15, 2020, and interim periods within those periods, and early adoption is permitted.

The Company is in the process of determining the impact the adoption will have on its consolidated financial statements as well as whether to early adopt the new guidance.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

t) Share consolidation

On December 21, 2020, the Company effected a 7.37 post consolidation common shares for 10 pre-consolidation common shares. Unless otherwise noted, impacted amounts and share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first period presented.

F-17 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

u) Credit risk

Credit risk is the risk of financial loss to the Company if a counterparty fails to meet its contractual obligations or commitment. In the Company's case, credit risk arises with respect to its cash and cash equivalents, the lines of credit to clients and any other financial transaction with a counterparty including amounts advanced as loans.

The Company manages credit risk in respect of cash and cash equivalents, by maintaining the majority of cash and cash equivalents at high credit rated financial institutions. The carrying amount of these lines of credit represents the Company's maximum credit exposure and is the most significant measurable risk that it faces. The nature of the Company's asset-based lending business involves funding the receivables offered to it by its clients. Typically, the Company files a lien against the pledged receivables and requires either a single or double virtual lockbox arrangement.

The Company does not lend on an unsecured basis. No new asset-based loans were provided in the fiscal 2020 year. The maximum credit risk is the full value of the credit and loans receivable.

The Company monitors and controls its risks and exposures through financial, credit, legal and technology-based systems and, accordingly, believes that it has procedures in place for evaluating and limiting the credit risks to which it is subject. Credit is subject to ongoing management review. Nevertheless, for a variety of reasons, there will inevitably be defaults by clients or their customers.

The Company's billing customers have varying payment terms depending on the industries in which they operate, although most customers have payment terms of 30 to 60 days from the invoice date. Clients' receivables generally become "ineligible" for further credit when they reach a certain predetermined age, usually above 90 or 120 days from the due date.

F-18 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

3. Significant accounting policies (continued)

u) Credit risk (continued)

The Company employs a 5-step client approval process to assess credit risk, which reviews, amongst other things, the financial strength of each client and the Company's underlying security. Credit risk is primarily managed by ensuring that, as far as possible, the receivables financed are of the highest quality, that being due from the US Government healthcare programs such as Medicare and Medicaid. The Company does not lend against any patient pay ("co-pay"), inventory, equipment or any other tangible asset.

The Company also minimizes credit risk by limiting the maximum amount that it will lend to any one client, enforcing strict advance rates, disallowing certain types of receivables and making receivables ineligible for lending purposes as they become older.

The Company generally mandates the use of a single or double virtual lockbox system, where the clients' receivables are flowed through bank accounts controlled by the Company, thereby allowing it to quickly identify problems as and when they arise and act promptly to minimize credit losses.

The Company's credit exposure at February 28, 2021 relates to its gross credit receivables and interest and other receivables. As at February 28, 2021 and February 29, 2020 no unprovisioned receivables were outstanding.

v) Concentration

Concentration risk arises as a result of the concentration of exposures within a single client. The Company minimizes concentration risk by limiting the maximum amount that it will lend to any one client.

Concentrations of risk arises as a result in the concentration of customers.  During fiscal 2021, Inspira SaaS Billing Services, Inc. had no customers (2020 - one customer) with one of those customers accounting for over 90% of revenues, which is a material concentration of risks. In August 2019, this business was discontinued.

F-19 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

4. Billing receivables

The Company is exposed to credit risk on the billing receivables from its customers. As at February 28, 2021, 100% (2019 - 40%) of the billing receivable balance are more than 90 days past due, nil% (2019 - 21%) of the billing receivable are between 60 - 90 days past due. As at February 28, 2021 and February 29, 2020, the Company made a provision for the full amount given the uncertainty of collectability. In August 2019, revenue from billing services ceased as the company discontinued these operations (see note 18).

	February 28, 2021	February 29, 2020

Opening	$-	$653,811
Amounts invoiced	-	536,217
Amounts collected	-	(241,504)
Impairment of receivables	-	(947,501)
Impact of foreign exchange rates	-	(1,023)
Closing balance	$-	$-

5. Disaggregation of Revenues

Revenue from continued operations	February 28, 2021	February 29, 2020
Interest	$42,838	$50,276
Fees and other	49,910	83,484
Interest, fees, and other from provisioned loans	43,365	145,635
Total Loan Revenues	$136,113	$279,395

Revenue from discontinued operations
Billing Service Revenues (note 18)	-	$511,375

Gross investment income	$14,618	$110,366
Change in fair value of marketable securities	(812)	(6,480)
Impairment of other investments	(183,466)	(49,710)

F-20 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

5. Disaggregation of Revenues (continued)

The Company recognizes the interest and other amounts collected, on the impaired loans, as revenue only on collection as the future economic benefits are uncertain. Revenues for credit receivables (loans) have been disaggregated between loans that are provisioned and those that have not been provisioned.  Loans that are not provisioned are accounted for under the accrual method of accounting.  The principal loan repayments of fully provisioned loans are recorded as an offset to provision for losses. The interest, fees, and other revenue is recorded on a cash basis as reflected above. The other investments were to a related company and were considered fully impaired.

6. Credit receivables

Credit receivables are measured at amortized cost, which is net of an allowance for losses. During the year ended February 28, 2021, $394,091 were collected (year ended February 29, 2020: $476,532).

	February 28, 2021	February 29, 2020

Revolving line of credit receivables, gross	$4,561,924	$5,226,120
Less allowance for losses	(4,561,924)	(4,829,490)
	$-	$396,630

Movement in gross credit receivables during the year is as follows:

	February 28, 2021	February 29, 2020

Opening balance, gross	$5,226,120	$5,639,278
Collected during the year	(394,091)	(476,532)
Charge offs during the year	(327,854)	-
Impact of foreign exchange rates	57,749	63,374
	$4,561,924	$5,226,120

F-21 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

6. Disaggregation of Revenues (continued)

The nature of the Company's business involves funding or assuming the credit risk on receivables offered to it by its clients. These transactions are conducted on terms that are usual and customary to the Company's revolving line of credit activities. The loans are structured as revolving lines of credit that can be repaid at any time. However, the facilities are subject to early termination penalties.

	February 28, 2021	February 29, 2020

Allowance for losses opening	$4,829,490	$4,766,116
Provision for credit losses	-	17,760
Charge-offs, net of recoveries	(327,854)
Impact of foreign exchange rates	60,288	45,614
Allowance for credit losses, closing	$4,561,924	$4,829,490

Allowance as percentage of credit receivables	100%	92%

	February 28, 2021	February 29, 2020
Allowance summary
Allowance allocated to billing	$-	$-
Allowance allocated to credit receivables	-	17,760
Allowance total	-	$17,760

In light of the COVID-19 outbreak, Management has re-evaluated all credit receivables with consideration of how this outbreak has negatively impacted US based healthcare practitioners. As many of the Company's receivables are due from US based healthcare practitioners specializing in what are considered elective treatments and surgeries, they represent a higher than usual risk of default. Many states in the US have or had severely curtailed the amount of elective treatments and surgeries that could be performed resulting in negative revenue impacts. The Company evaluates the credit worthiness of all receivables on a quarterly basis.

F-22 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

7. Subscription receipts

On December 21, 2020 The Company completed a concurrent financing alongside its previously disclosed Change of Business (as defined by the TSXV) for $5,550,258. In connection with this financing the Company issued 7,869,005 subscription receipts at a post-Consolidation price of approximately $0.4749 per subscription receipt, for gross proceeds of $3,736,982, and the Company's wholly owned British Columbia subsidiary ("Finco") issued a further 2,121,232 subscription receipts at a post-Consolidation price of approximately $0.8548 per subscription receipt, for gross proceeds of $1,813,276.

Less dealer fees, the Company currently has $5,425,374 held in trust with the Company's attorney. The funds will remain in escrow with the escrow agent until the completion of the Change of Business among other conditions. Once the conditions are met, the funds will be provided to the Company for working capital and to fund future acquisitions. If the Company is unsuccessful in fulfilling these conditions the funds will be returned to the respective investors. Accordingly these advances are presented as restricted cash.

8. Accounts payable and accrued liabilities

	February 28, 2021	February 29, 2020

Accounts payable	$479,767	$168,780
Accrued liabilities	568,017	48,704
	$1,047,784	$217,484

F-23 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

9. Stockholders' equity

a. Share capital

Unlimited voting common shares without par value

Issued

As at February 28, 2021 and February 29, 2020, the Company had 33,813,308 and 33,785,154 (post-consolidation) common shares outstanding, respectively, with a value of $31,065,513 and  $31,055,842, respectively.

On September 6, 2020 the Company entered into a shares for debt agreement, pursuant to which it will issue an aggregate of 737,000 common shares in satisfaction of US$88,000 of indebtedness owed to a service provider. The Company determined to satisfy the foregoing indebtedness with common shares in order to preserve its cash. The transaction is subject to approval of the TSX Venture Exchange.

On October 22, 2020, 28,154 common shares were issued on the exercise of 28,154 stock options for proceeds of $5,348 at an exercise price of $0.19 per share. The options had a fair value of $4,323.

On December 21, 2020, the Company consolidated its issued and outstanding common shares on the basis of 7.37 post-consolidation common shares for 10 pre-consolidation common shares (the "Consolidation").

b. Share based compensation

The Company amended its stock option plan ("Option Plan") as follows:

• changing the Option Plan from a rolling stock option plan to a fixed stock option plan;

• fixing the number of common shares issuable under the plan at 47,175,923 being 20% of the number of common shares issued and outstanding immediately following the completion of the Qualifying Transaction; and amending the Option Plan to include provisions relating to the grant of options to a person who is a citizen or resident of the United State, in accordance with the requirements of Section 409A of the United States Internal Revenue Code of 1986, as amended.

F-24 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

9. Stockholders' equity (continued)

The Company's Board of Directors determines, among other things, the eligibility of individuals to participate in the Option Plan and the term, vesting periods, and the exercise price of options granted under the Option Plan. The stock option vesting ranges over a 1 year to 10-year period. The outstanding stock options at February 28, 2021 are as follows:

	Exercise price	Number of options	Number of vested options	Weighted Avg
Grant date				Remaining Life (years)
March 28, 2014	$ 2.13	5,103	5,103	3.1
June 8, 2016	0.69	44,220	44,220	0.3
June 30, 2016	0.41	515,900	515,900	0.3
February 27, 2017	0.45	25,246	25,246	1.0
September 23, 2019	0.19	563,086	506,777	3.4
May 29, 2020	0.27	958,100	884,400	4.25
August 18, 2020	0.19	681,725	608,025	9.5
Total	$ 0.27	2,793,380	2,589,670	4.4

A summary of the Company's stock options are as follows:

	Number of Options	Weighted Avg. Exercise Price
Balance as at February 28, 2019	1,950,081	$0.61
Options issued	591,240	0.19
Options cancelled	(1,359,612)	0.69
Balance as at February 29, 2020	1,181,709	0.31
Options exercised	(28,154)	0.19
Options issued	1,639,825	0.23
Balance as at February 28, 2021	2,793,380	$0.27

The Company recognized $237,714 of share-based compensation for the year ended February 28, 2021 (2020 - $21,962).

F-25 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

9. Stockholder's Equity (continued)

On September 23, 2019, the Company issued 506,777 options to a director and 84,463 options to a consultant of the Company. The options were exercisable for a period of five years at an exercise price of $0.19 per option. The fair value of the options was estimated on the date of the grant at $0.15 per option using the Black-Scholes option pricing model with the following assumptions: expected volatility of 115%; expected dividend yield of 0%; risk-free interest rate of 98.34%; stock price of $0.20; and expected life of 5 years. On September 16th, 2020, 76, 402 of these options were accelerated by the board. An additional 76,403 options were accelerated upon the condition that the consultant introduce the company to an acquisition target that is subsequently acquired.

On May 29, 2020, the Company issued 884,400 options to two directors, which were fully vested,  and 73,700 options to an employee of the Company. The options are exercisable for a period of five years at an exercise price of $0.27 per option. The fair value of the options was estimated on the date of the grant at $0.12 per option using the Black-Scholes option pricing model with the following assumptions: expected volatility of 115%; expected dividend yield of 0%; risk-free interest rate of 99.62%; stock price of $0.16; and expected life of 3 years.

On August 18, 2020, the Company issued 608,025 options to two directors, which were fully vested,  and 73,700 options to an employee of the Company. The options are exercisable for a period of ten years at an exercise price of $0.19 per option. The fair value of the options was estimated on the date of the grant at $0.12 per option using the Black-Scholes option pricing model with the following assumptions: expected volatility of 115%; expected dividend yield of 0%; risk-free interest rate of 99.71%; stock price of $0.16; and expected life of 3 years.

F-26 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

10. Related party transactions

The Company's transactions with related parties were carried out on normal commercial terms and in the course of the Company's business. Other than disclosed elsewhere in the Company's consolidated financial statements, related party transactions are as follows.

	2021	2020
Salaries and short-term benefits	$251,145	$170,144
Share based compensation	237,714	21,962
Total	$488,859	$192,106

Salary, allowance and other include salary, consulting fees, car allowance, vacation pay, bonus and other allowances paid or payable to a shareholder, directors and executive officers of the Company. Included in accounts payable and accrued liabilities is $114,498 (February 29, 2020 - $13,705) due to a director of the Company.

11. Capital management

The Company's current capital structure includes total shareholder equity. The Company's objectives when managing capital are to: (a) maintain financial flexibility in order to preserve its ability to meet financial obligations and continue as a going concern; (b) maintain a capital structure that allows the Company to finance its growth using internally generated cash flow and debt capacity; and (c) optimize the use of its capital to provide an appropriate investment return to its shareholders commensurate with risk.

The Company's financial strategy is formulated and adapted according to market conditions in order to maintain a flexible capital structure that is consistent with its objectives and the risk characteristics of its underlying assets.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. To maintain or adjust its capital structure, the Company may, from time to time, change the amount of dividends paid to shareholders, return capital to shareholders by way of normal course issuer bid, issue new shares, or reduce liquid assets to repay other debt.

F-27 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

12. Segmented information

The Company operated and managed its business in two operating segments during 2019- providing asset-based financial services to healthcare providers in the United States and medical billing for its customers in the United States. While the Company operates in two geographic areas, being the United States and Canada, substantially all revenues from external customers are earned in the United States. In August 2019, the medical billing business was discontinued (note 18). At February 28, 2021 total assets for the financial services segment were $7,569,452 (February 29, 2020 - $9,192,642) and total assets for the medical billing segment were $nil (February 29, 2020 - $nil). At February 28, 2021 total liabilities for the financial services segment were $494,769 (February 29, 2020 - $57,779) and total liabilities for the medical billing segment were $nil (February 29, 2020 - $nil).

13.  Net loss per share

	February 28, 2021	February 29, 2020

Net loss from continuing operations	$(2,667,423)	$(1,350,652)
Net income (loss) from discontinued operations	-	$(573,496)
Weighted average number of common shares diluted	33,795,132	33,785,154

Net loss per share from continuing operations
Basic	$(0.08)	$(0.04)
Diluted	$(0.08)	$(0.04)
Net income (loss) per share from discontinued operations
Basic	-	$(0.02)
Diluted	-	$(0.02)

F-28 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

14. Lease

On January 27, 2017, the Company entered into a 64-month lease agreement for office space with an option to extend an additional 5 years. Under the lease, the Company was required to pay a monthly rent of $7,062. The lease was terminated during December 2019 and there were no principal payments made during the year. The balance owing were included in the cancellation fees of $67,885, in accordance with the cancellation agreement and recorded in general and administrative expenses for the year ended February 29, 2020.

15. Expenses by nature

General and Administrative Expenses	February 28, 2021	February 29, 2020
Included in general and administrative:
Labor & consulting expenses	$346,237	$1,168,466

Professional fees	68,376	192,577
Facility leases	-	39,201
Public company expenses	145,329
General expenses	192,628	223,202
Total General and Administrative Expenses	$752,570	$1,623,446

F-29 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

16. Transaction Costs Including: Audit, Legal, US Regulatory

The Company incurred substantial cost associated with the ongoing Change of Business transaction, due diligence of acquisition targets, financing costs, US regulatory costs and the associated accounting and regulatory costs. While these costs are crucial to future operations, they do not represent regular operational costs of the business. The Company presents these costs separately to better allow investors to evaluate the operational status of the company independently of financing, regulatory and other transaction focused expenses.

February 28, 2021
Consulting expenses	$295,637
Professional fees	1,140,880
General expenses	207,075
Transaction Costs Including: Audit, Legal, and US Regulatory	$1,643,592

17. Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Deferred income tax assets and liabilities are recognized for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes are measured using the current or substantively enacted rates expected to apply when the differences reverse. A deferred tax asset is recognized to the extent that the recoverability of deferred income tax assets is considered probable.

The Company's provision for (recovery of) income taxes differs from the amount that is computed by applying the combined Federal and state statutory income tax rate of 26.5% in the United Sates to the Company's net loss before income taxes as follows:

F-30 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

17. Income taxes (continued)

	February 28, 2021	February 29, 2020
Net loss before income taxes on continued operations	(2,667,423)	(1,350,652)
Net (loss) profit before income taxes on discontinued operations	-	(573,496)
Expected income tax recovery	(706,866)	(509,899)

Tax rate changes and other adjustments	354,687	-
Shares based compensation and non-deductible expenses	62,994	8,024
Expiry of warrants		-
Unrealized foreign exchange	-	25,171
Change in tax benefits not recognized	289,185	476,704
Income tax (recovery) expense	-	-
Current tax expense on continuing operations	-	-
Current tax expense on discontinuing operations	-	-
Deferred tax expense (recovery)	-	-
	-	-

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right and intent to offset. The future benefit of US non-capital losses carried forward may be limited on an annual basis and in total under Section 382 of the US Internal Revenue Code as a result of prior and future ownership changes.

The Company has not yet recognized deferred tax assets related to these amounts as it is not yet probable that these carryforward losses and temporary differences will be utilized in the foreseeable future. Therefore, a net deferred income tax asset is not being recognized for US non-capital loss carry-forwards and other available tax assets.

F-31 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

17. Income taxes (continued)

The Company has US non-capital loss carryforwards of approximately $2,685,587 which can be used to reduce taxable income of future years. The benefit from the non-capital loss carryforward balance has not been recorded in the financial statements. These losses expire from 2035 to 2041.

The Canadian non-capital loss carryforwards of $8,420,150 expire from 2032 to 2041. There are no uncertain tax provisions as at February 28, 2021 and February 29, 2020.

Unrecognized deferred tax assets

The significant components of the temporary differences not recognized as at February 28, 2021 as follows:

February 28, 2021
Non-capital losses carried forward - Canada	8,420,150
Non-capital losses carried forward - US	2,685,587
Equipment	-
Provisions	6,834,536
17,940,273
Deferred tax asset on continuing operations	-
Deferred tax asset attributable to discontinuing operations	-
-

F-32 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

18. Discontinued operations

In August 2019, the Company decided to discontinue its billing operations. And therefore, no longer generated revenue from billing operations.

Results of discontinued operations for the years ended February 28, 2021 and February 29, 2020 are as follows:

	February 28, 2021	February 29, 2020
Revenue
Loan Interest	$-	$-
Billing Service	-	511,375
Total revenue	-	511,375

Cost of revenue
Impairment of billing receivables	-	947,501
Provision for losses	-	-
Total cost of revenue	-	947,501
Net revenue	-	(436,126)

Expenses
General, administrative and collections	-	44,442
Depreciation	-	44,408
Impairment of equipment	-	48,520
Sales and marketing	-	-
Total expenses	-	137,370
Net (loss) income from discontinued operations	$-	$(573,496)

F-33 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

18. Discontinued operations (continued)

Cash flows from discontinued operations for the years ended February 28, 2021 and February 29, 2020 are as follows:

	February 28, 2021	February 29, 2020

Operating Activities

Net (loss) gain	$-	$(573,496)
Non-cash items:
Depreciation	-	44,408
Impairment of equipment	-	48,520
Provision for losses	-	-
Changes in operating assets and liabilities:
Billing receivables	-	653,811
Prepaid and other receivables	-	43,546
Net cash provided by discontinued operating activities	$-	$216,789

F-34 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

19. Marketable Securities

Marketable securities are classified as held for trading. The fair value of marketable securities is based on quoted prices in active markets and are measured at level 1 in the fair value hierarchy. The investments comprise of the following equities and balances as at February 28, 2021:

Details	Quantity	Average cost	Market price/ unit	Total fair value 2021	Total fair value 2020
		$	$	$	$
Callable shares	10,000	31.71	31.05	310,529	331,830
Short term bond ETF	2,400	69.39	74.69	166,267	190,838
Publicly traded common shares	400	31.45	31.94	11,888	320,552(1)
Total investments				488,684	843,220

(1) Decrease in fair value of FYe 2.28.21 is mostly the result of the sale of securities over the period as opposed to a significant decrease in value.

For the marketable securities investments, the Company is exposed to general market risk as well as risk associated with the specific industries it as invested in. It is Management's goal to maximize return while minimizing risk. However, there are additional risk factors at play with these investments. All securities are for companies or Exchange Traded Funds listed in the United States.

Description of security industry	Value of holdings as at February 28, 2021 $
Real estate investment trust	310,529
Bond exchange trade fund	166,267
Other United States securities	11,888

Specifically, the Company is exposed to enhanced risk related to the value of real estate and the value of and ratings of corporate and government debt. The majority of the Company's debt exposure is related to debt issued by the United States Government substantially reducing credit exposure as the United States Government is evaluated by Management as having exceptional credit worthiness.

F-35 | Salona Global Medical Device Corporation

Salona Global Medical Device Corporation (Formerly Brattle Street Investment Corp.)

Notes to the Consolidated Financial Statements
For the years ended February 28, 2021 and February 29, 2020
(In Canadian Dollars)

20. Subsequent Events

On March 11, 2021 the Company held the annual general and special shareholders' meeting to discuss the business laid out in the management information circular dated January 26, 2021. All business discussed at the meeting passed overwhelmingly including the acquisition of SDP and the Change of Business as defined by the TSXV.

21. Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At February 28, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations. There are also no proceedings in which any of the Company's directors, officers or affiliates is an adverse party or has a material interest adverse to the Company's interest.

F-36 | Salona Global Medical Device Corporation

South Dakota Partners Inc.

Financial Statements

December 31 2020 and 2019

(In United States Dollars)

South Dakota Partners Inc. Index to the Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of South Dakota Partners Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of South Dakota Partners Inc. (the Company) as of December 31, 2020 and 2019 and the related statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2020 and 2019 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 3 to the financial statements, the Company changed its method of accounting for leases as of January 1, 2019 due to the adoption of ASC 842 - Leases.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2020 Richmond Hill, Ontario, Canada February 26, 2021	/s/ SRCO Professional Corporation CHARTERED PROFESSIONAL ACCOUNTANTS Authorized to practice public accounting by the Chartered Professional Accountants of Ontario

South Dakota Partners Inc.
Balance Sheets
As at December 31, 2020 and December 31, 2019

	Note	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	4	$596	$30,925
Accounts receivable, net	5	2,003,242	3,308,694
Inventories	7	4,343,562	4,450,858
Prepaid expenses and other current assets		214,993	187,678
Total current assets		6,562,393	7,978,155

Restricted cash	4	381,930	381,930
Property and equipment, net	9	1,231,614	1,377,586
Right-of-use asset, net	16	1,986,837	2,098,249
Intangible asset, net	10	1,065,909	1,411,617
Total assets		$11,228,683	$13,247,537
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	6	$1,555,467	$1,621,343
Accrued expenses	6	169,822	217,376
Line of credit	11	2,751,840	3,063,671
Current portion of debt	11	1,026,034	450,670
Current portion of lease liability	16	65,316	55,481
Other liabilities	6	346,923	1,327,382
Total current liabilities		5,915,402	6,735,923

Lease liability, net of current portion	16	2,037,937	2,103,253
Debt, net of current portion	11	1,024,245	1,799,281
Total liabilities		8,977,584	10,638,457

Stockholders' equity
Common stock: $1 par value; 25,000 authorized; 1,502 shares issued and outstanding at December 31, 2020 and 2019, respectively	12	1,502	1,502
Additional paid-in capital		2,898,330	2,898,330
Retained earnings (deficit)		(648,733)	(290,752)
Total stockholders' equity		2,251,099	2,609,080
Total liabilities and stockholders' equity		$11,228,683	$13,247,537

Subsequent events (Note 19)

Contingencies (Note 20)

South Dakota Partners Inc.
Statements of Operations and Comprehensive Loss
For the years ended December 31, 2020 and December 31, 2019

	Note	December 31, 2020	December 31, 2019

Revenue		$9,536,155	$11,969,662

Cost of revenue
Direct service personnel		1,459,393	1,860,827
Rent and building costs		149,401	181,805
Direct material costs		5,254,865	6,834,778
New products infrastructure costs	8	-	774,228
		6,863,659	9,651,638
Gross margin		2,672,496	2,318,024
Operating expenses:
Selling, general and administrative expenses	17	793,733	638,052
Administrative personnel		909,411	1,324,979
Executive compensation	13	297,639	304,450
Subtotal		2,000,783	2,267,481
Profit before other items		671,713	50,543
Other items:
Amortization of intangible asset	10	(345,708)	(316,894)
Depreciation of property and equipment	9	(187,539)	(106,017)
Amortization of right-of-use asset	16	(111,412)	(111,412)
Interest expense		(371,189)	(465,774)
Other income		2,377	-
Other expense		(16,223)	(43,999)
Impairment of loan receivable		-	(199,000)
New products infrastructure costs	8	-	(370,761)
Net loss before income tax		(357,981)	(1,563,314)
Income tax recovery (expense)		-	164,445
Net loss and comprehensive loss		$(357,981)	$(1,398,869)
Net loss per share
Basic and diluted	15	$(238)	$(941)
Weighted average shares outstanding - basic and diluted		1,502	1,487

South Dakota Partners Inc.
Statements of Stockholders’ Equity
For the years ended December 31, 2020 and December 31, 2019

	Common Stock		Additional paid-in capital	Retained earnings (deficit)	Total
	Shares	Amount
	#	$	$	$	$

Balance, January 1, 2019	1,308	1,308	1,898,524	1,108,117	3,007,949
Common stock issued for cash	194	194	999,806	-	1,000,000
Net loss	-	-	-	(1,398,869)	(1,398,869)
Balance, December 31, 2019	1,502	1,502	2,898,330	(290,752)	2,609,080
Net loss	-	-	-	(357,981)	(357,981)
Balance, December 31, 2020	1,502	1,502	2,898,330	(648,733)	2,251,099

South Dakota Partners Inc.
Statements of Cash Flows
For the years ended December 31, 2020 and December 31, 2019

Operating activities	December 31, 2020	December 31, 2019
Net loss	$(357,981)	$(1,398,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible asset	345,708	316,894
Depreciation of property and equipment	187,539	106,017
Amortization of right-of-use asset	111,412	111,412
Interest on lease liability	136,677	140,038
Allowance for doubtful accounts provision	-	20,932
Impairment of loan receivable	-	199,000
Forgiveness of payroll protection program	(740,000)	-
	(316,645)	(504,576)
Changes in operating assets and liabilities:
Accounts receivable	1,305,452	(942,995)
Inventories	107,296	(1,879,901)
Prepaid expenses and other current assets	(27,315)	(31,334)
Accounts payable	(65,876)	534,810
Accrued expenses	(47,554)	(38,786)
Income tax payable	-	(219,446)
Deferred tax liability	-	(164,445)
Other liabilities	(980,459)	1,327,382
Cash flows used in operating activities	(25,101)	(1,919,291)
Investing activities
Proceeds from restricted cash	-	200,001
Acquisition of intangible asset	-	(1,728,511)
Advances made on loan receivable	-	(282,020)
Repayment received on loan receivable	-	83,020
Purchase of property and equipment	(41,567)	(917,886)
Cash flows used in investing activities	(41,567)	(2,645,396)
Financing activities
Proceeds from capital stock	-	1,000,000
Proceeds from debt	890,000	1,889,442
Principal repayment of debt	(349,672)	(267,527)
Proceeds (payment) from line of credit, net	(311,831)	2,161,302
Lease payments	(192,158)	(190,965)
Cash flows provided by financing activities	36,339	4,592,252
Net (decrease) increase in cash	(30,328)	27,565
Cash, beginning of the year	30,925	3,360
Cash, end of the year	$596	$30,925

Supplementary cash flow information
Interest paid	$235,878	$226,112
Income tax paid	-	219,446

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

1. Organization and description of business

South Dakota Partners Inc. (the Company) was incorporated on April 8, 2016, under the laws of the state of South Dakota. The Company is a manufacturer specializing in medical devices, electronic products, and related components, and serves customers primarily located in the south eastern United States and California.

On September 8, 2020, the Company entered into a binding purchase agreement with Salona Global Medical Device Corporation (formerly Brattle Street Investment Corp.) ("Salona") wherein Salona will purchase 100% of the outstanding shares of the Company in exchange for up to 26,000,000 shares of Salona subject to fulfillment of certain conditions under the agreement. Salona is listed on the TSX-V a subsidiary of the Toronto Stock Exchange.

2. Liquidity and Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are expressed in United States ("U.S.") dollars, the functional currency of the Company.

The Company has incurred recurring losses from operations, and as at December 31, 2020, has a deficit of $648,733. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and after additional equity or debt capitalization of the Company. The Company's ability to transition to profitability is dependent upon achieving a level of revenue adequate to support its cost structure through expanding its product offering and consequently increasing its product revenues. The Company has developed and continues to pursue sources of funding that management believes if successful would be sufficient to support the Company's operating plan and alleviate any substantial doubt as to its ability to meet its obligations at least for a period of one year from the date of these financial statements. The Company has also raised funding provided for economic support during COVID-19 (see Note 19 - Subsequent Events).

The Company's operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates. There can be no assurance that these assumptions will prove to be accurate in all material respects, or that the Company will be able to successfully execute its operating plan.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. This applies in particular to useful lives of non-current assets, impairment of non-current assets, allowance for doubtful accounts, provisions for inventory and valuation allowance for deferred tax assets. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

3. Summary of significant accounting policies

Recent accounting pronouncements not yet adopted

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses ("ASU 2016-13"), which changes the accounting for recognizing impairments of financial assets. Under the new guidance, credit losses for certain types of financial instruments will be estimated based on expected losses. The new guidance also modifies the impairment models for available-for-sale debt securities and for purchased financial assets with credit deterioration since their origination. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements as well as whether to early adopt the new guidance.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which modifies Accounting Standard Codification 740 - Income Taxes, to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions for intraperiod tax allocation, recognizing deferred taxes for investments and simplifies guidance to reduce complexity in certain areas. This update is effective for annual periods beginning after December 15, 2020, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements.

In August 2020, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity's Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity's Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. The new guidance also requires the if-converted method to be applied for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. The Company is in the process of determining the impact the adoption will have on its financial statements as well as whether to early adopt the new guidance.

Recently adopted accounting standards

In August 2018, the FASB issued Accounting Standards Update No. 2018-13, Fair Value Measurement: Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"), which adds and modifies certain disclosure requirements for fair value measurements. Under the new guidance, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, or valuation processes for Level 3 fair value measurements. However, public companies will be required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and related changes in unrealized gains and losses included in other comprehensive income. This update is effective for annual periods beginning after December 15, 2019, and interim periods within those periods, and early adoption is permitted. The Company adopted ASU 2018-13 on January 1, 2020. The impact of adoption of this standard on the financial statements, including accounting policies, processes, and systems, was not material.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 - Leases, which introduced a new comprehensive lease accounting model. The standard effectively replaced Accounting Standards Codification 840 with Accounting Standards Codification 842 ("ASC 842"). In summary, the changes to the guidance for lease accounting under ASC 842 requires lessees to recognize right-of-use assets and corresponding lease liabilities for all leases with lease terms of greater than twelve months on the balance sheet. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The Company adopted ASC 842 as of January 1, 2019. As a result of the adoption, the Company recorded right-of-use asset of $2,209,661 and lease liability of $2,209,661. The adoption had no cumulative impact to retained earnings. See Note 16 to the financial statements for further disclosure on the Company's leasing arrangements.

In July 2017, the FASB issued Accounting Standards Update No. 2017-11, Earnings Per Share, Distinguishing Liabilities from Equity, Derivatives and Hedging ("ASU 2017-11"), which changed the accounting treatment and the earnings per share calculation for certain instruments with down round features. The amendments in this update are applied using a cumulative-effect adjustment as of the beginning of the fiscal year of adoption or retrospective adjustment to each period presented. The Company adopted ASU 2017-11 as of January 1, 2019. The adoption did not have any impact on the Company's financial statements.

Cash

Cash includes cash on hand and balances with banks.

Restricted cash

Cash balances that are subject to legal or contractual restrictions on their use are classified separately as restricted cash within non-current assets.

Fair value of financial instruments

The Company's financial instruments consist principally of cash, restricted cash, accounts receivable, accounts payable, accrued expenses, line of credit, long term debt, and other payables.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization, low risk of counterparty default and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.
Level 2 -

Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the ability to observe valuation inputs may result in a reclassification of levels for certain assets or liabilities within the fair value hierarchy. The Company did not have any transfers of assets and liabilities between the levels of the fair value measurement hierarchy during the years presented.

As of December 31, 2020 and 2019, respectively, the Company did not identify any financial assets and liabilities required to be presented on the balance sheet at fair value.

Concentration risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and accounts receivable. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. During fiscal 2020, SDP had 805 customers (2019 - 158 customers) with two of those customers accounting for over 83% (2019 - 89%) of revenues, which is a material concentration of risks.

Accounts receivable

Accounts receivable in the accompanying balance sheets are presented net of allowances for doubtful accounts. The Company performs credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company makes judgments as to its ability to collect outstanding receivables and provides an allowance for specific receivables if and when collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding invoices as well as a review of the overall quality and age of those invoices not specifically reviewed. In determining the provision for invoices not specifically reviewed, the Company analyzes historical collection experience and current economic trends.

Inventories

Inventories comprises of raw-material, work-in-progress and finished goods, which consist principally of electrodes, electronic components, subassemblies, steel, hardware, and fasteners and are stated at the lower of cost (first-in, first-out) or net realizable value and include direct labor, materials, and manufacturing overhead. The Company periodically reviews inventory for evidence of slow-moving or obsolete items, and writes inventory down to net realizable value, as needed.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

This write-down is based on management's review of inventories on hand, compared to estimated future usage and sales, shelf life assumptions, and assumptions about the likelihood of obsolescence. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required. Inventory impairment charges establish a new cost basis for inventory and charges are not reversed subsequently to income, even if circumstances later suggest that increased carrying amounts are recoverable.

Property and equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Asset	Life
Building	25 - 30 years
Machinery and equipment	3 - 10 years
Computer equipment and software	3 - 5 years
Furniture and fixtures	7 - 10 years
Leasehold improvements	Lower of 15 years or lease period

Right-of-use asset

The Company's right-of-use asset consist of leased asset recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company's right to use an underlying asset for the lease term and lease liability represents the Company's obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the balance sheet and are expensed on a straight-line basis over the lease term in the statement of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company's incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets, including right-of-use assets, used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2020 and 2019, the Company believes there was no impairment of its long-lived assets.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

Intangible asset

Intangible asset consists of a supply agreement with Compass Richmar, LLC (Note 10). The amortization term for the supply agreement is based on the contractual terms of the agreements, which is 5 years.  Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives and are measured at cost less accumulated amortization and accumulated impairment losses.

The intangible assets with finite useful lives are reviewed for impairment when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Based on its reviews at December 31, 2020 and 2019, the Company believes there was no impairment of its intangible assets.

Long-term debt

Long-term debt is initially recognized at fair value, net of financing costs incurred. Debt is subsequently measured at amortized cost. Any difference between the amounts received and the redemption value of the debt is recognized in the statements of operations and comprehensive loss over the period to maturity using the effective interest method.

Revenue recognition

In accordance with Accounting Standards Codification 606 Revenue from Contracts with Customers ("ASC 606"), the Company recognizes revenue upon the transfer of goods or services to a customer at an amount that reflects the expected consideration to be received in exchange for those goods or services. The principles in ASC 606 are applied using the following five steps:

(i) Identify the contract with a customer;

(ii) Identify the performance obligation(s) in the contract;

(iii) Determine the transaction price;

(iv) Allocate the transaction price to the performance obligation(s) in the contract; and

(v) Recognize revenue when (or as) the performance obligation(s) are satisfied.

Revenue is recognized at a point-in-time upon transfer of control of goods or services to customers, which is generally upon shipment or delivery, depending on the delivery terms set forth in the customer contract, at an amount that reflects the consideration the Company expects to receive in exchange for the goods or services.

Revenue comprises of goods and services provided to the Company's contracted customers.

Provisions for discounts, returns and other adjustments are provided for in the period the related sales are recorded.

The Company has concluded that it is the principal in its revenue arrangements because it typically controls the goods or services before transferring them to the customer.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

The Company typically provides warranties for general repairs of defects that existed at the time of sale. These assurance-type warranties are accounted for as warranty provisions, if any.

Income taxes

The Company is subject to income taxes in the United States. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the deferred tax asset or liability is expected to be realized or settled.

In evaluating its ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income. Based on the level of historical losses, the Company have established a valuation allowance to reduce our net deferred tax assets to the amount that is more likely than not to be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in our financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized.

Operating segments

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Company's other components.  As at December 31, 2020 and 2019, the Company has one segment, involved in the development, marketing, packaging, and manufacturing of medical devices

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 260-10 which provides for calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at December 31, 2020 and 2019.

4. Cash & restricted cash

The Company maintains both cash and restricted cash accounts. The Company's cash accounts sweep, on a daily basis, to the revolving line of credit the Company maintains with Dacotah Bank.

The Company's restricted cash is held as collateral for a line of credit extended by the Fifth Third Bank to the Company's arms-length landlord as part of the lease agreement. The line of credit is for an amount of $381,930, non-interest bearing and automatically renewed annually.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

	December 31, 2020	December 31, 2019
Cash	$596	$30,925
Restricted cash	381,930	381,930
Total	$382,526	$412,855

5.  Accounts receivable

The Company is exposed to credit risk on the sales receivables from its customers. As at December 31, 2020, 4.95% (2019 - 0.95%) of the sales receivable balance are more than 90 days past due, 95.05% (2019 - 99.95%) of the billing receivable are between 0 - 90 days past due.

	December 31, 2020	December 31, 2019
Trade accounts receivable	$2,024,174	$3,329,626
Allowance for doubtful accounts	(20,932)	(20,932)
Total accounts receivable	$2,003,242	$3,308,694

6. Accounts payable and other liabilities

	December 31, 2020	December 31, 2019
Trade payable	$1,555,467	$1,621,343
Accrued expenses	169,822	217,376
Total payable and accrued expenses	$1,725,289	$1,838,719

Included in trade payable was a balance of $30,726 (2019 - $nil) owing to a relate company, by virtue of common ownership by the majority shareholder, for purchases incurred in the normal course of operations during the year ended December 31, 2020.

Other liabilities primarily comprises of obligations to Compass Richmar LLC for the asset purchase of selected inventory assets, as part of the February 9, 2019 transaction.

7. Inventories

The Company tracks inventory as it progresses through the production process. The Company allocates inventory into three major buckets: Raw material, work in progress, and finished goods.

	December 31, 2020	December 31, 2019
Raw materials	$3,991,933	$4,139,321
Work in process	274,611	291,694
Finished goods	77,018	19,843
Total	$4,343,562	$4,450,858

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

8. New product infrastructure costs

The Company undertook an expansion of capacity, staff, and equipment in advance of and in conjunction with the execution of the February 9, 2019 supply agreement with Richmar Compass LLC. This capacity expansion resulted in an enhanced work force, more functioning production capacity on site, and enables the business to easily Integrate future growth depending on product specifications. The costs break down as follows:

	December 31, 2020	December 31, 2019

Cost of revenue
New infrastructure testing & inventory write-off	$-	$774,228

Other items
Salaries and wages	$-	$214,932
Legal fees	-	27,969
Recruiting costs	-	1,898
Repairs and maintenance	-	8,533
Travel	-	37,956
Other service providers	-	47,790
Supplies	-	18,821
Meals	-	83
Office supplies	-	6,825
Employee benefits	-	5,954
Total	$-	$370,761

9. Property and equipment

Cost	December 31, 2019	Additions	Disposal	December 31, 2020
Machinery and equipment	$1,506,627	$34,490	$-	$1,541,117
Computer equipment and software	117,741	5,610	-	123,351
Furniture and fixtures	10,197	-	-	10,197
Leasehold improvements	22,526	1,467	-	23,993
Total	$1,657,091	$41,567	$-	$1,698,658

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

Accumulated depreciation	December 31, 2019	Additions	Disposal	December 31, 2020
Machinery and equipment	$233,768	$168,859	$-	$402,627
Computer equipment and software	43,828	15,285	-	59,113
Furniture and fixtures	595	1,020	-	1,615
Leasehold improvements	1,314	2,375	-	3,689
Total	$279,505	$187,539	$-	$467,044
Net book value	$1,377,586			$1,231,614
Cost	December 31, 2018	Additions	Disposal	December 31, 2019
Machinery and equipment	$626,364	$880,263	$-	$1,506,627
Computer equipment and software	112,841	4,900	-	117,741
Furniture and fixtures	-	10,197	-	10,197
Leasehold improvements	-	22,526	-	22,526
Total	$739,205	$917,886	$-	$1,657,091
Accumulated depreciation	December 31, 2018	Additions	Disposal	December 31, 2019
Machinery and equipment	$143,861	$89,907	$-	$233,768
Computer equipment and software	29,627	14,201	-	43,828
Furniture and fixtures	-	595	-	595
Leasehold improvements	-	1,314	-	1,314
Total	$173,488	$106,017	$-	$279,505
Net book value	$565,717			$1,377,586

In addition to the supply agreement in Note 10, the Company purchased $271,489 worth of equipment from Compass Richmar, LLC.

10. Intangible assets

On February 5, 2019, the Company entered into a medical device supply agreement with Compass Richamar, LLC. Under the agreement, the Company has acquired the exclusive rights to supply to Compass Richmar, LLC for a period of five years for a cash consideration of $1,728,511. The cost to acquire the exclusive customer rights is being amortized over the term of the agreement.

The Company evaluated this acquisition in accordance with ASC 805, Business Combinations to discern whether the assets met the definition of a business. The Company concluded there was not an input and a substantive process that together significantly contribute to the ability to create outputs. Accordingly, the Company accounted for this transaction as an asset acquisition.

Management has assessed the value of the intangible at year end and determined that no impairment is required.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

Cost	2019	Additions	Disposal	2020
Intangible asset - customer rights	$1,728,511	$-	$-	$1,728,511
Total	$1,728,511	$-	$-	$1,728,511

Accumulated Amortization	2019	Additions	Disposal	2020
Intangible asset - customer rights	$316,894	$345,708	$-	$662,602
Total	$316,894	$345,708	$-	$662,602

Net Book Value	$1,411,617			$1,065,909

Cost	2018	Additions	Disposal	2019
Intangible asset - customer rights	$-	$1,728,511	$-	$1,728,511
Total	$-	$1,728,511	$-	$1,728,511

Accumulated amortization	2018	Additions	Disposal	2019
Intangible asset - customer rights	$-	$316,894	$-	$316,894
Total	$-	$316,894	$-	$316,894

Net Book Value	$-			$1,411,617

11. Lines of credit and debt

Lines of credit

In December 2016, the Company entered into one loan and security agreement with a financial institution. Pursuant to the agreement entered into by the Company, amended during May 2019, and renewed August 31, 2020, the Company may borrow up to the lesser of $3,500,000 or the total of eligible accounts receivable as defined in the agreement. Borrowings bear interest at 4.5% at December 31, 2019. The balance is secured by substantially all assets of the Company. As of December 31, 2019, and 2018, the balance outstanding under the agreements was $nil and $785,561, respectively. The line of credit was paid in full and closed during 2019.

In December 2019, the Company entered into an agreement with a financial institution whereby the Company may borrow up to $3,500,000. The agreement was subsequently renewed in August of 2020 with a maturity on August 1, 2021. Borrowings bear interest at 4.5% and any accrued unpaid interest is due on a monthly basis. The balance is secured by substantially all assets of the Company. As of December 31, 2020, the balance outstanding under the agreement was $2,743,680. As of December 31, 2020, approximately $750,000 was available to borrow under the line of credit.

In accordance with the agreement, the Company is subject to a financial covenant and is required to maintain a minimum debt service coverage ratio of 1.25 to 1.00 financial covenant. For the year ended December 31, 2020, the Company was in compliance with the financial covenant.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

Debt

	South Dakota Development Corporation	State of South Dakota Governor's Office of Economic Development	Other Notes payable	Covid-related loans	Total Debt
Balance, December 31, 2019	$444,290	$96,684	$1,708,977	$-	$2,249,951
Additions	-	-	-	890,000	890,000
Forgiveness of loan	-	-	-	(740,000)	(740,000)
Principal repayments	(12,709)	(50,062)	(286,901)	-	(349,672)
Balance, December 31, 2020	431,581	46,622	1,422,076	150,000	2,050,279
Less: current portion	(431,581)	(46,622)	(397,831)	(150,000)	(1,026,034)
Long-term portion	$-	$-	$1,024,245	$-	$1,024,245

Balance December 31, 2018	$465,527	$162,509	$-	$-	$628,036
Additions	-	-	1,889,442	-	1,889,442
Principal repayments	(21,237)	(65,825)	(180,465)	-	(267,527)
Balance, December 31, 2019	444,290	96,684	1,708,977	-	2,249,951
Less: current portion	(21,670)	(67,820)	(361,180)	-	(450,670)
Long-term portion	$422,620	$28,864	$1,347,797	$-	$1,799,281

Undiscounted Cash Flows as at December 31, 2020
Within one year	$1,099,817
One to two years	466,390
Two to three years	458,330
Three to four years	169,136
Four to five years	-
Total undiscounted debt	2,193,673
Interest	(143,394)
Total present value of minimum debt payments	2,050,279
Current portion	1,026,034
Long term portion	1,024,245
Total net liability	$2,050,279

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

South Dakota Development Corporation

On May 13, 2016, the Company borrowed $500,000 in connection with the purchase of the assets of DJO Global Empi Division. The debt accrues interest at 2% with monthly payments of principal and interest beginning in March 2017 through maturity in May 2021. The Company may borrow up to $800,000 under the promissory note agreement and borrowings are guaranteed by the stockholders of the Company. As of December 31, 2020 and 2019, the balance of the note was $431,581 and $444,290, respectively.

State of South Dakota Governor's Office of Economic Development

On March 6, 2018, the Company borrowed $200,000 with the State of South Dakota Governor's Office of Economic Development for the purpose of financing the growth of the Company. The debt accrues interest at 3 % with monthly payments of principal and interest beginning in June 2018 through maturity in May 2021. The borrowings are guaranteed by the stockholders of the Company. As of December 31, 2020, and 2019, the balance of the note was $46,622 and $96,684, respectively.

Other Notes Payable

On February 1, 2019, the Company borrowed $1,500,120 from a financial institution in connection with the acquisition in Note 10. The debt accrues interest at 5.25% with monthly principal and interest payments required through maturity in January 2024. The borrowings are secured by substantially all the assets of the Company. As of December 31, 2020, the balance of the note was $1,106,537.

The Company is also party to two additional notes payable with maturity dates of October 2023 and November 2024, with interest rates of 9.00% and 5.25%, respectively. As of December 31, 2020, the balances on these notes totaled $315,539. The borrowings are secured by the assets of the Company.

COVID-19-Related Loans

On April 17, 2020, the Company borrowed $740,000 from a financial institution in connection with the United States Payroll Protection Program ("PPP"). The PPP is a fully forgivable loan issued by accredited financial institutions on behalf of the US Government. The loan bears interest at 1.00% with payments of principal and interest of $41,652 beginning on November 17, 2020. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company initially recorded the proceeds of the PPP Loan of $740,000 as debt and derecognizes the liability when the loan is paid off or it believes forgiveness is reasonably certain. Forgiveness is based on the employer maintaining or quickly rehiring employees and maintaining salary levels. Forgiveness is reduced if full-time headcount declines, or if salaries and wages decrease. The Company had recognized the government grant over the period to match the grant with the related costs. The Company applied for forgiveness and the loan was forgiven in November 2020. Accordingly, the loan of $740,000 was initially recorded to debt and subsequently $740,000 forgiveness was recognized as credit against wage expenses, as all conditions were met.

On May 8, 2020 the Company borrowed $150,000 from the United States Small Business Administration ("SBA") in connection with the Economic Injury Disaster Loan ("EIDL") program. EIDL is designed to provide economic relief to businesses that are currently experiencing a temporary loss of revenue. EIDL proceeds can be used to cover a wide array of working capital and normal operating expenses, such as continuation to health care benefits, rent, utilities, and fixed debt payments. The debt bears interest at 2.75% per year and is not forgivable. Payments of principal and interest of $641 per month begin 12 months from inception of the loan over a 30-year period. The debt balance as at December 31, 2020 was $150,000.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

12. Stockholders' equity

Share capital

Authorized

25,000 voting common shares with par value of $1.00.

Issued

During the year ended December 31, 2019 194 shares were issued for $1,000,000 to an existing investor.

As at December 31, 2020 and 2019, the Company had 1,502 common shares outstanding with a value of $2,899,832.

	Number of shares	Amount
Balance, January 1, 2019	1,308	1,899,832
Issued	194	1,000,000
Balance, December 31, 2019	1,502	2,899,832
Balance, December 31, 2020	1,502	2,899,832

13. Related party transactions

The Company's transactions with related parties were carried out on normal commercial terms and in the course of the Company's business. Other than disclosed elsewhere in the Company's financial statements, related party transactions are as follows.

	2020	2019
Salaries and short-term benefits	$297,639	$304,450

Salaries and short-term benefits include salary, consulting fees, car allowance, vacation pay, bonus and other allowances paid or payable to a shareholder, directors and executive officers of the Company.

14. Capital management

The Company's current capital structure includes total stockholders' equity. The Company's objectives when managing capital are to: (a) maintain financial flexibility in order to preserve its ability to meet financial obligations and continue as a going concern; (b) maintain a capital structure that allows the Company to finance its growth using internally generated cash flow and debt capacity; and (c) optimize the use of its capital to provide an appropriate investment return to its shareholders commensurate with risk.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

The Company's financial strategy is formulated and adapted according to market conditions in order to maintain a flexible capital structure that is consistent with its objectives and the risk characteristics of its underlying assets. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. To maintain or adjust its capital structure, the Company may, from time to time, change the amount of dividends paid to stockholders, return capital to stockholders by way of normal course issuer bid, issue new shares, or reduce liquid assets to repay other debt.

15.  Net loss per share

For the year ended December 31	2020	2019
Net loss	$(357,981)	$(1,398,869)
Weighted average shares outstanding - basic and diluted	1,502	1,487
Net loss per share - basic and diluted	$(238)	$(941)

16. Leases

In October 2018, the Company sold its facility in Clear Lake, South Dakota for $2,182,461. In connection with the sale, the Company entered into a lease agreement for the facility with an initial lease term of 15 years for a base annual rental of $190,965, with four extension options of five years each. The base rental amount increases annually on the first day of the lease year at the lesser of 2% or 1.25 times the change in the price index, as defined.  Per the lease agreement, the Company delivered a letter of credit in the amount of $381,930, which is recorded in restricted cash on the statement of financial position. The following details the right-of-use asset transactions from the date of adoption on January 1, 2019, related to the leased facility:

		Right-of-use assets
Balance, January 1, 2019		$2,209,661
Amortization		(111,412)
Balance, December 31, 2019		2,098,249
Amortization		(111,412)
Balance, December 31, 2020		1,986,837
		Lease liability
Balance, January 1, 2019		$2,209,661
Interest lease expense		140,038
Lease payments		(190,965)
Balance, December 31, 2019		2,158,734
Interest lease expense		136,677
Lease payments		(192,158)
Balance, December 31, 2020		2,103,253
Future minimum lease payments payable are as follows:
	2021	$198,123
	2022	198,123
	2023	198,123
	2024	198,123
	2025	198,123
	2026 and thereafter	2,542,582
Total future minimum lease payments		3,533,197
Less: Interest on lease liabilities		(1,429,944)
Total present value of minimum lease payments		2,103,253
Less: current portion		65,316
Non-current portion		2,037,937

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

The lease expense for the year ended December 31, 2020 was $248,089 (2019 - $251,450). The cash paid during the year ended December 31, 2020 was $192,158 (2019 - $190,965). At December 31, 2020, the weighted average remaining lease terms were 17.83 years (2019 - 18.83 years) and the weighted average discount rate was 6.47% (2019 - 6.47%).

17. Expenses by nature

	2020	2019
Rent and occupancy costs	$34,063	$35,342
Office and administration	235,973	326,212
Penalty and interest	17,126	-
Professional fees	209,907	44,271
Selling, marketing and promotion	125,278	44,913
Travel and accommodation	20,126	53,474
Research and development	26,189	44,903
Repair and maintenance	125,071	88,937
Total	$793,733	$638,052

18. Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Deferred income tax assets and liabilities are recognized for temporary differences between the tax and accounting basis of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes are measured using the current or substantively enacted rates expected to apply when the differences reverse. A deferred tax asset is recognized to the extent that the recoverability of deferred income tax assets is considered probable.

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

The Company's provision for (recovery of) income taxes differs from the amount that is computed by applying the combined Federal and state statutory income tax rate of 21% in the United Sates to the Company's net loss before income taxes as follows:

	December 31, 2020	December 31, 2019
Net loss before taxes	$(357,981)	$(1,398,869)
Statutory rate	21.0%	21.0%

Expected tax (recovery) expense	(75,176)	(293,762)
Permanent differences and other	105,218	50,980
Change in deferred tax assets not recognized	(30,042)	242,872
Income tax provision	$-	$-

Deferred tax assets and liabilities have been offset where they relate to income taxes levied by the same taxation authority and the Company has the legal right and intent to offset. The future benefit of US non-capital losses carried forward may be limited on an annual basis and in total under Section 382 of the US Internal Revenue Code as a result of prior and future ownership changes.

The Company has not yet recognized deferred tax assets related to these amounts as it is not yet probable that these carryforward losses and temporary differences will be utilized in the foreseeable future. Therefore, a net deferred income tax asset is not being recognized for US non-capital loss carryforwards and other available tax assets.

The Company has US non-capital loss carryforwards of approximately $1,715,729 (2019 - $1,858,786) which can be used to reduce taxable income of future years. The benefit from the non-capital loss carryforward balance has not been recorded in the financial statements. These losses expire from 2035 to 2039.

Unrecognized deferred tax assets

The significant components of the temporary differences not recognized are as follows:

	December 31, 2020	December 31, 2019
Deferred tax asset (liability)
Net operating losses carryforward	$360,303	$390,345
Amortization of intangible assets	70,549	49,880
Accrued expenses	-	16,337
Property and equipment, principally due to depreciation and amortization	30,654	(284,385)
Prepaid expenses	2,826	(3,809)
Partnership income	-	(9,927)
Lease obligations	-	(5,395)
Other	-	194
Net deferred tax asset	$464,332	$153,240

South Dakota Partners Inc. Notes to the Financial Statements For the years ended December 31, 2020 and 2019

19. Subsequent events

The Company's operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company's operations and ability to finance its operations.

On February 1, 2021 the Company received a loan from Dakotah Bank under the United States Federal Paycheck Protection Program for $736,000. The loan accrues interest at 1% and matures on February 1, 2023. Management expects the majority of this loan to be forgiven under the most recent guidance released by the US Small Business Administration as of the date of this filing.

20. Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At December 31, 2020, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations. There are also no proceedings in which any of the Company's directors, officers or affiliates is an adverse party or has a material interest adverse to the Company's interest.

South Dakota Partners Inc.

Condensed Interim Financial Statements

For the Three Months Ended March 31, 2021 and March 31, 2020

(UNAUDITED)

(In United States Dollars)

South Dakota Partners Inc. Index to the Condensed Interim Financial Statements (UNAUDITED)

Condensed Interim Financial Statements

Condensed Interim Balance Sheets	F-64

Condensed Interim Statements of Operations and Comprehensive loss	F-65

Condensed Interim Statements of Stockholders' Equity	F-66

Condensed Interim Statements of Cash Flows	F-67

Notes to the Condensed Interim Financial Statements	F-68 - F-80

South Dakota Partners Inc.
Condensed Interim Balance Sheets
As at March 31, 2021 and December 31, 2020
(Unaudited)

	Note	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	2	$548	$596
Accounts receivable, net	3	2,468,689	2,003,242
Inventories	5	4,195,538	4,343,562
Prepaid expenses and other current assets		270,128	214,993
Total current assets		6,934,903	6,562,393

Restricted cash	2	381,930	381,930
Property and equipment, net	6	1,192,897	1,231,614
Right-of-use asset, net	13	1,958,984	1,986,837
Intangible asset, net	7	979,482	1,065,909
Total assets		$11,448,196	$11,228,683
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	4	$1,257,379	$1,555,467
Accrued expenses	4	217,854	169,822
Lines of credit	8	2,965,848	2,751,840
Current portion of debt	8	1,656,478	1,026,034
Current portion of lease liability	13	66,368	65,316
Other liabilities	4	347,937	346,923
Total current liabilities		6,511,864	5,915,402

Lease liability, net of current portion	13	2,020,939	2,037,937
Debt, net of current portion	8	916,647	1,024,245
Total liabilities		9,449,450	8,977,584

Stockholders' equity
Common stock: $1 par value; 25,000 authorized; 1,502 shares issued and outstanding at March 31, 2021 and December 31, 2020	9	1,502	1,502
Additional paid-in capital		2,898,330	2,898,330
Deficit		(901,086)	(648,733)
Total stockholders' equity		1,998,746	2,251,099
Total liabilities and stockholders' equity		$11,448,196	$11,228,683

Contingencies (Note 15)

See accompanying notes are an integral part of these unaudited condensed interim financial statements.

South Dakota Partners Inc.
Condensed Interim Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2021 and March 31, 2020
(Unaudited)

	Note	March 31, 2021	March 31, 2020

Revenue		$2,569,409	$2,981,654

Cost of revenue
Direct service personnel		367,124	540,318
Rent and building costs		42,052	44,984
Direct material costs		1,613,512	1,589,837
		2,022,688	2,175,139
Gross margin		546,721	806,515
Operating expenses:
Selling, general and administrative expenses	14	285,741	157,856
Administrative personnel		196,009	282,329
Executive compensation	10	65,269	113,536
Subtotal		547,019	553,721
Profit (loss) before other items		(298)	252,794
Other items:
Amortization of intangible asset	7	(86,427)	(86,427)
Depreciation of property and equipment	6	(48,300)	(45,475)
Amortization of right-of-use asset	13	(27,853)	(27,853)
Interest expense		(84,383)	(104,637)
Other expense		(5,092)	(3,473)
Net loss before income tax		$(252,353)	$(15,071)
Income tax recovery (expense)
Net loss and comprehensive loss		$(252,353)	$(15,071)
Net loss per share
Basic and diluted	12	$(168.01)	$(10.03)
Weighted average shares outstanding - basic and diluted		1,502	1,502

See accompanying notes are an integral part of these unaudited condensed interim financial statements.

South Dakota Partners Inc.
Condensed Interim Statements of Stockholders’ Equity
For the three months ended March 31, 2021 and March 31, 2020
(Unaudited)

	Common Stock		Additional paid-in capital	Retained earnings (deficit)	Total
	Shares	Amount
	#	$	$	$	$

Balance, December 31, 2020	1,502	1,502	2,898,330	(648,733)	2,251,099
Net loss for the period	-	-	-	(252,353)	(252,353)
Balance, March 31, 2021	1,502	1,502	2,898,330	(901,086)	1,998,746

Balance, December 31, 2019	1,502	1,502	2,898,330	(290,752)	2,609,080
Net loss for the period	-	-	-	(15,071)	(15,071)
Balance, March 31, 2020	1,502	1,502	2,898,330	(305,823)	2,594,009

See accompanying notes are an integral part of these unaudited condensed interim financial statements.

South Dakota Partners Inc.
Condensed Interim Statements of Cash Flows
For the three months ended March 31, 2021 and March 31, 2020
(Unaudited)

Operating activities	March 31, 2021	March 31, 2020
Net loss	$(252,353)	$(15,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible asset	86,427	86,427
Depreciation of property and equipment	48,300	45,475
Amortization of right-of-use asset	27,853	27,853
Interest on lease liability	33,585	34,493
Forgiveness of payroll protection program	(170,000)	-
	(226,188)	179,177
Changes in operating assets and liabilities:
Accounts receivable	(465,447)	386,377
Inventories	148,024	30,489
Prepaid expenses and other current assets	(55,135)	92,181
Accounts payable	(298,088)	(5,249)
Accrued expenses	48,042	(19,721)
Other liabilities	1,014	(436,395)
Cash flows (used in) provided by operating activities	(847,778)	226,859
Investing activities
Purchase of property and equipment	(9,583)	(2,639)
Cash flows used in investing activities	(9,583)	(2,639)
Financing activities
Proceeds from debt	812,972	-
Principal repayment of debt	(120,136)	(112,804)
Proceeds (payment) from lines of credit, net	214,008	(92,310)
Lease payments	(49,531)	(49,531)
Cash flows provided by (used in) financing activities	857,313	(254,645)
Net decrease in cash	(48)	(30,425)
Cash, beginning of the year	596	30,925
Cash, end of the year	$548	$500

Supplementary cash flow information
Interest paid	$50,798	$70,144
Income tax paid	-	-

See accompanying notes are an integral part of these unaudited condensed interim financial statements.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

1. Organization and Basis of Presentation

South Dakota Partners Inc. (the "Company") was incorporated on April 8, 2016, under the laws of the state of South Dakota. The Company is a manufacturer specializing in medical devices, electronic products, and related components, and serves customers primarily located in the south eastern United States and California.

On September 8, 2020, the Company entered into a binding purchase agreement with Salona Global Medical Device Corporation (formerly Brattle Street Investment Corp.) ("Salona") wherein Salona will purchase 100% of the outstanding shares of the Company in exchange for up to 26,000,000 shares of Salona subject to fulfillment of certain conditions under the agreement. Salona is listed on the TSX-V a subsidiary of the Toronto Stock Exchange.

Liquidity and Basis of presentation

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information. The information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of its operations, and cash flows for the periods presented. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with U.S. GAAP were omitted pursuant to such rules and regulations. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's audited financial statements for the years ended December 31, 2020 and their accompanying notes. These condensed interim financial statements and are expressed in United States ("U.S.") dollars, the functional currency of the Company.

The Company has incurred recurring losses from operations, and as at Mach 31, 2021, has a deficit of $901,086 and operating cash loss for the quarter then ended of $847,777. Management anticipates the Company will attain profitable status and improve its liquidity through continued business development and after additional equity or debt capitalization of the Company. The Company's ability to transition to profitability is dependent upon achieving a level of revenue adequate to support its cost structure through expanding its product offering and consequently increasing its product revenues. The Company has developed and continues to pursue sources of funding that management believes if successful would be sufficient to support the Company's operating plan and alleviate any substantial doubt as to its ability to meet its obligations at least for a period of one year from the date of these financial statements.

The Company's operating plan is predicated on a variety of assumptions including, but not limited to, the level of product demand, cost estimates, its ability to continue to raise additional financing and the state of the general economic environment in which the Company operates. There can be no assurance that these assumptions will prove to be accurate in all material respects, or that the Company will be able to successfully execute its operating plan.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

1. Organization and Basis of Presentation (continued)

Use of estimates

The preparation of Condensed Interim Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Interim Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. This applies in particular to useful lives of non-current assets, impairment of non-current assets, allowance for doubtful accounts, provisions for inventory and valuation allowance for deferred tax assets.

Impact of COVID-19

The Company's operations could be significantly adversely affected by the effects of a widespread global outbreak of a contagious disease, including the recent outbreak of respiratory illness caused by COVID-19. The Company cannot accurately predict the impact COVID-19 will have on its operations and the ability of others to meet their obligations with the Company, including uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of travel and quarantine restrictions imposed by governments of affected countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could further affect the Company's operations and ability to finance its operations.

Recent accounting pronouncements

In June 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses ("ASU 2016-13"), which changes the accounting for recognizing impairments of financial assets. Under the new guidance, credit losses for certain types of financial instruments will be estimated based on expected losses. The new guidance also modifies the impairment models for available-for-sale debt securities and for purchased financial assets with credit deterioration since their origination. This update is effective for annual periods beginning after December 15, 2022, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements as well as whether to early adopt the new guidance.

In December 2019, the FASB issued Accounting Standards Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes ("ASU 2019-12"), which modifies Accounting Standard Codification 740 - Income Taxes, to simplify the accounting for income taxes. ASU 2019-12 removes certain exceptions for intra-period tax allocation, recognizing deferred taxes for investments and simplifies guidance to reduce complexity in certain areas.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

1. Organization and Basis of Presentation (continued)

This update is effective for annual periods beginning after December 15, 2021, and interim periods within those periods, and early adoption is permitted. The Company is in the process of determining the impact the adoption will have on its financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

2. Cash & restricted cash

The Company maintains both cash and restricted cash accounts. The Company's cash accounts sweep, on a daily basis, to the revolving lines of credit the Company maintains with Dacotah Bank.

The Company's restricted cash is held as collateral for a lines of credit extended by the Fifth Third Bank to the Company's arms-length landlord as part of the lease agreement. The lines of credit is for an amount of $381,930, non-interest bearing and automatically renewed annually.

	March 31, 2021	December 31, 2020
Cash	$548	$596
Restricted cash	381,930	381,930
Total	$382,478	$382,526

3.  Accounts receivable

The Company is exposed to credit risk on the sales receivables from its customers. As at March 31, 2021, 4.1% (December 31, 2020 - 4.95%) of the trade receivable balance are more than 90 days past due, 95.9% (December 31, 2020  - 95.05%) of the billing receivable are between 0 - 90 days past due.

	March 31, 2021	December 31, 2020
Trade accounts receivable	$2,468,689	$2,024,174
Allowance for doubtful accounts	-	(20,932)
Total accounts receivable	$2,468,689	$2,003,242

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

4. Accounts payable, Accrued Expenses and Other Liabilities

	March 31, 2021	December 31, 2020
Trade payable	$1,257,379	$1,555,467
Accrued expenses	217,854	169,822
Total payable and accrued expenses	$1,475,233	$1,725,289

Included in trade payable was a balance of $45,453 (December 31, 2020 - $30,726) owing to a related company, by virtue of common ownership by the majority shareholder, for purchases made in the normal course of operations during the three months ended March 31, 2021.

Other liabilities primarily comprise of obligations to Compass Richmar LLC for the asset purchase of selected inventory assets, as part of the February 9, 2019 transaction.

5. Inventories

The Company tracks inventory as it progresses through the production process. The Company classifies inventory into three major buckets: raw materials, work in process, and finished goods.

	March 31, 2021	December 31, 2020
Raw materials	$3,828,236	$3,991,933
Work in process	292,798	274,611
Finished goods	74,504	77,018
Total	$4,195,538	$4,343,562

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

6. Property and equipment

Cost	December 31, 2020	Additions	Disposal	March 31, 2021
Machinery and equipment	$1,541,117	5,738	-	1,546,855
Computer equipment and software	123,351	-	-	123,351
Furniture and fixtures	10,197	-	-	10,197
Leasehold improvements	23,993	3,845	-	27,838
Total	$1,698,658	9,584	-	1,708,242

Accumulated amortization	December 31, 2020	Additions	Disposal	March 31, 2021
Machinery and equipment	$402,627	43,500	-	446,127
Computer equipment and software	59,113	3,900	-	63,013
Furniture and fixtures	1,615	330	-	1,945
Leasehold improvements	3,689	570	-	4,259
Total	$467,044	48,300	-	515,344

Net Book Value	$1,231,614			1,192,897

Cost	December 31, 2019	Additions	Disposal	December 31, 2020
Machinery and equipment	$1,506,627	34,490	-	1,541,117
Computer equipment and software	117,741	5,610	-	123,351
Furniture and fixtures	10,197	-	-	10,197
Leasehold improvements	22,526	1,467	-	23,993
Total	$1,657,091	41,567	-	1,698,658

Accumulated depreciation	December 31, 2019	Additions	Disposal	December 31, 2020
Machinery and equipment	$233,768	168,858	-	402,627
Computer equipment and software	43,828	15,284	-	59,113
Furniture and fixtures	595	1,019	-	1,615
Leasehold improvements	1,314	2,374	-	3,689
Total	$279,506	187,535	-	467,044

Net Book Value	$1,192,897			1,231,614

In addition to the supply agreement in Note 7, the Company purchased $271,489 worth of equipment from Compass Richmar, LLC. The depreciation for the quarter ended March 31, 2020 was $45,475.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

7. Intangible assets

On February 5, 2019, the Company entered into a medical device supply agreement with Compass Richamar, LLC. Under the agreement, the Company has acquired the exclusive rights to supply to Compass Richmar, LLC for a period of five years for a cash consideration of $1,728,511. The cost to acquire the exclusive customer rights is being amortized over the term of the agreement.

The Company evaluated this acquisition in accordance with ASC 805, Business Combinations to discern whether the assets met the definition of a business. The Company concluded there was not an input and a substantive process that together significantly contribute to the ability to create outputs. Accordingly, the Company accounted for this transaction as an asset acquisition.

Management has assessed the value of the intangible at year ended December 31, 2020 and determined that no impairment is required.

Cost	December 31, 2020	Additions	Disposal	March 31, 2021
Intangible asset - customer rights	$1,728,511	-	-	1,728,511
Total	$1,728,511	-	-	1,728,511

Accumulated amortization	December 31, 2020	Additions	Disposal	March 31, 2021
Intangible asset - customer rights	$662,602	86,427	-	749,029
Total	$662,602	86,427	-	749,029

Net Book Value	$1,065,909			979,482

Cost	December 31, 2019	Additions	Disposal	December 31, 2020
Intangible asset - customer rights	$1,728,511	-	-	1,728,511
Total	$1,728,511	-	-	1,728,511

Accumulated Amortization	December 31, 2019	Additions	Disposal	December 31, 2020
Intangible asset - customer rights	$316,894	345,708	-	662,602
Total	316,894	345,708	-	662,602

Net Book Value	$1,411,617			1,065,909

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

8. Lines of credit and debt

Lines of credit

In December 2019, the Company entered into an agreement with a financial institution whereby the Company may borrow up to $3,500,000. The agreement was subsequently renewed in August of 2020 with a maturity on August 1, 2021. Borrowings bear interest at 4.5% and any accrued unpaid interest is due on a monthly basis. The balance is secured by substantially all assets of the Company. As of March 31, 2021, the balance outstanding under the agreement was $2,926,569 (December 31, 2020 - $2,743,680). As of March 31, 2021, approximately $570,000 was available to borrow under the lines of credit.

In accordance with the agreement, the Company is subject to a financial covenant and is required to maintain a minimum debt service coverage ratio of 1.25 to 1.00 financial covenant on an annual basis. For the year ended December 31, 2020, the Company was in compliance with the financial covenant.

Debt

	South Dakota Development Corporation	State of South Dakota Governor's Office of Economic Development	Other Notes payable	Covid-related loans	Total Debt
Balance December 31, 2020	$431,581	46,622	1,422,076	150,000	2,050,279
Additions	-	-	-	812,972	812,972
Forgiveness of loan	-	-	-	(170,000)	(170,000)
Principal repayments	(5,471)	(17,141)	(97,514)	-	(120,126)
Balance, March 31, 2021	$426,110	29,481	1,324,562	792,972	2,573,125
Less: current portion	$(426,110)	(29,481)	(407,915)	(792,972)	(1,656,478)
Long-term portion	$-	-	916,647	-	916,647

Balance, December 31, 2019	$444,290	96,684	1,708,977	-	2,249,951
Additions	-	-	-	890,000	890,000
Forgiveness of loan	-	-	-	(740,000)	(740,000)
Principal repayments	(12,709)	(50,062)	(286,901)	-	(349,672)
Balance, December 31, 2020	$431,581	46,622	1,422,076	150,000	2,050,279
Less: current portion	(431,581)	(46,622)	(397,831)	(150,000)	(1,026,034)
Long-term portion	$-	-	1,024,245	-	1,024,245

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

8. Lines of credit and debt (continued)

Contractual Debt Payments
March 31, 2021
Within one year	$1,601,153
One to two years	466,390
Two to three years	458,330
Three to four years	169,136
Total gross debt repayable	2,695,010
Interest	121,885
Total contractual debt payments net of interest	$2,573,125
Current portion	1,656,478
Long term portion	$916,647

South Dakota Development Corporation

On May 13, 2016, the Company borrowed $500,000 in connection with the purchase of the assets of DJO Global Empi Division. The debt accrues interest at 2% with monthly payments of principal and interest beginning in March 2017 through maturity in May 2021. The Company may borrow up to $800,000 under the promissory note agreement and borrowings are guaranteed by the stockholders of the Company. As of March 31, 2021 and December 31, 2020, the balance of the note was $426,110 and $431,581, respectively.

State of South Dakota Governor's Office of Economic Development

On March 6, 2018, the Company borrowed $200,000 with the State of South Dakota Governor's Office of Economic Development for the purpose of financing the growth of the Company. The debt accrues interest at 3% with monthly payments of principal and interest beginning in June 2018 through maturity in May 2021. The borrowings are guaranteed by the stockholders of the Company. As of March 31, 2021 and December 31, 2020, the balance of the note was $29,481 and $46,622, respectively.

Other Notes Payable

On February 1, 2019, the Company borrowed $1,500,120 from a financial institution in connection with the acquisition in Note 7. The debt accrues interest at 5.25% with monthly principal and interest payments required through maturity in January 2024. The borrowings are secured by substantially all the assets of the Company. As of March 31, 2021 and December 31, 2020, the balance of the note was $1,030,352 and $1,106,537, respectively.

The Company is also party to two additional notes payable with maturity dates of October 2023 and November 2024, with interest rates of 9.00% and 5.25%, respectively. As of March 31, 2021 and December 31, 2020, the balances on these notes totaled $294,210 and $315,539. The borrowings are secured by the assets of the Company.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

8. Lines of credit and debt (continued)

COVID-19-Related Loans

On April 17, 2020, the Company borrowed $740,000 from a financial institution in connection with the United States Payroll Protection Program ("PPP"). The PPP is a fully forgivable loan issued by accredited financial institutions on behalf of the US Government. The loan bears interest at 1.00% with payments of principal and interest of $41,652 beginning on November 17, 2020. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company initially recorded the proceeds of the PPP Loan of $740,000 as debt and derecognizes the liability when the loan is paid off or it believes forgiveness is reasonably certain. Forgiveness is based on the employer maintaining or quickly rehiring employees and maintaining salary levels. Forgiveness is reduced if full-time headcount declines, or if salaries and wages decrease. The Company had recognized the government grant over the period to match the grant with the related costs. The Company applied for forgiveness and the loan was forgiven in November 2020. Accordingly, the loan of $740,000 was initially recorded to debt and subsequently $740,000 forgiveness was recognized as credit against wage expenses during the year ended December 31, 2020, as all conditions were met.

On May 8, 2020 the Company borrowed $150,000 from the United States Small Business Administration ("SBA") in connection with the Economic Injury Disaster Loan ("EIDL") program. EIDL is designed to provide economic relief to businesses that are currently experiencing a temporary loss of revenue. EIDL proceeds can be used to cover a wide array of working capital and normal operating expenses, such as continuation to health care benefits, rent, utilities, and fixed debt payments. The debt bears interest at 2.75% per year and is not forgivable. Payments of principal and interest of $641 per month begin 12 months from inception of the loan over a 30-year period.

On February 02, 2021, the Company borrowed an additional $736,887 from a financial institution in connection with the Company's second draw on the United States Payroll Protection Program ("PPP"). The PPP is a fully forgivable loan issued by accredited financial institutions on behalf of the US Government. The loan bears interest at 1.00% with payments of $13,740 plus interest beginning on December 02, 2021. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The Company initially records the proceeds of the PPP Loan of $736,887 as debt and derecognizes the liability when the loan is paid off or it believes forgiveness is reasonably certain. Forgiveness is based on the employer maintaining or quickly rehiring employees and maintaining salary levels. Forgiveness is reduced if full-time headcount declines, or if salaries and wages decrease. The Company had recognized the government grant over the period to match the grant with the related costs. The Company has recognized forgiveness of $170,000 of the principal used, as a reduction to the payroll expenses, in line with SBA PPP forgiveness guidelines.

On January 29, 2021 the Company received a grant of $76,085 from the State of South Dakota which is initially recognized as a loan until full paperwork, confirming that the amount was not required to be repaid, was received. The grant is non-interest bearing and fully earned at the time of issuance. There are no repayment terms. As of the date of these financial statements the Company is awaiting final paperwork confirming this amount does not need to be repaid.

The debt balance as at March 31, 2021 and December 31, 2020 was $792,972 and $150,000, respectively.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

9. Stockholders' equity

Share capital

Authorized

25,000 voting common shares with par value of $1.00.

Issued

As at March 31, 2021 and December 31, 2020, the Company had 1,502 common shares outstanding with a value of $2,899,832.

	Number of shares	Amount
Balance, December 31, 2019	1,502	2,899,832
Balance, December 31, 2020	1,502	2,899,832
Balance, March 31, 2021	1,502	2,899,832

10. Related party transactions

The Company's transactions with related parties were carried out on normal commercial terms and in the course of the Company's business. Other than disclosed elsewhere in the Company's Unaudited Condensed Interim Financial Statements, related party transactions are as follows.

For the three months ended March 31	2021	2020
Salaries and short-term benefits	$65,269	$113,536

Salaries and short-term benefits include salary, consulting fees, car allowance, vacation pay, bonus and other allowances paid or payable to a shareholder, directors and executive officers of the Company.

11. Capital management

The Company's current capital structure includes total stockholders' equity. The Company's objectives when managing capital are to: (a) maintain financial flexibility in order to preserve its ability to meet financial obligations and continue as a going concern; (b) maintain a capital structure that allows the Company to finance its growth using internally generated cash flow and debt capacity; and (c) optimize the use of its capital to provide an appropriate investment return to its shareholders commensurate with risk.

The Company's financial strategy is formulated and adapted according to market conditions in order to maintain a flexible capital structure that is consistent with its objectives and the risk characteristics of its underlying assets. The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of its underlying assets. To maintain or adjust its capital structure, the Company may, from time to time, change the amount of dividends paid to stockholders, return capital to stockholders by way of normal course issuer bid, issue new shares, or reduce liquid assets to repay other debt.

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

12.  Net loss per share

For the three months ended March 31	2021	2020
Net loss	$(252,353)	$(15,071)
Weighted average shares outstanding - basic and diluted	1,502	1,502
Net loss per share - basic and diluted	$(168)	$(10)

13. Leases

In October 2018, the Company sold its facility in Clear Lake, South Dakota for $2,182,461. In connection with the sale, the Company entered into a lease agreement for the facility with an initial lease term of 15 years for a base annual rental of $190,965, with four extension options of five years each. The base rental amount increases annually on the first day of the lease year at the lesser of 2% or 1.25 times the change in the price index, as defined.  Per the lease agreement, the Company delivered a letter of credit in the amount of $381,930, which is recorded in restricted cash on the statement of financial position. The following details the right-of-use asset transactions from December 31, 2019, related to the leased facility:

	Right-of-use assets
Balance, December 31, 2019	$2,098,249
Amortization	(111,412)
Balance, December 31, 2020	1,986,837
Amortization	(27,853)
Balance, March 31, 2021	$1,958,984

	Lease liability	Current	Long-term
Balance, December 31, 2019	$2,158,734	$55,481	$2,103,253
Interest lease expense	136,677
Lease payments	(192,158)
Balance, December 31, 2020	2,103,253	65,316	2,037,937
Interest lease expense	33,585
Lease payments	(49,531)
Balance, March 31, 2021	$2,087,307	$66,368	$2,020,939

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

13. Leases (continued)

Future minimum lease payments for the twelve months ending March 31, are as follows:
2022	$198,123
2023	198,123
2024	198,123
2025	198,123
2026	198,123
2027 and thereafter	2,493,051
Total future minimum lease payments	3,483,666
Less: Interest on lease liabilities	(1,396,359)
Total present value of minimum lease payments	2,087,307
Less: current portion	66,368
Non-current portion	$2,020,939

The lease expense for the three months ended March 31, 2021 was $33,585 (March 31, 2020 - $34,493). The cash paid during the three months ended March 31, 2021 was $49,531 (March 31, 2020 - $49,531). At March 31, 2021, the weighted average remaining lease terms were 17.58 years (December 31, 2020 - 17.83 years) and the incremental borrowing rate was 6.47% (December 31, 2020 - 6.47%).

14. Expenses by nature

For the three months ended March 31	2021	2020
Rent and occupancy costs	$6,884	$7,996
Office and administration	49,904	50,266
Penalty and interest	-	14,626
Professional fees	139,278	11,744
Selling, marketing and promotion	35,823	30,056
Travel and accommodation	3,183	7,158
Research and development	5,448	5,283
Repair and maintenance	45,221	30,727
Total	$285,741	$157,856

South Dakota Partners Inc. Notes to the Condensed Interim Financial Statements For the three months ended March 31, 2021 and 2020 (Unaudited)

15. Contingencies

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. At March 31, 2021 there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company's operations. There are also no proceedings in which any of the Company's directors, officers or affiliates is an adverse party or has a material interest adverse to the Company's interest.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

13,231,375

Common Shares

PROSPECTUS

, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities being registered hereby. All such expenses are estimated except for the SEC registration fee.

SEC registration fee	$1,192.81
Legal fees and expenses	$241,889.00
Accounting fees and expenses	$9,120.00
Printing expenses	$7,271.99
Total	$59,473.80

Item 14. Indemnification of Directors and Officers

The BCBCA provides that:

1. The Company may indemnify an individual who: (i) is or was a director, alternate director or officer of the Company; (ii) is or was a director, alternate director or officer of another corporation: (A) at a time when such other corporation is or was an affiliate of the Company; or (B) at the request of the Company; or (iii) at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, and his or her heirs and personal or other legal representatives of that individual (each such person referred to herein as an "eligible party.")

2. Such indemnity may provide for indemnification against any judgment, penalty, fine or settlement paid in respect of a proceeding in which such individual, by reason being or having been an eligible party is or may be joined as a party, or is or may be liable for provided, (a) he or she acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

3. If the Company declines to provide indemnification, a court may, on the application of the Company or an eligible party: (i) order the Company to indemnify an eligible party in the manner provided under (1); (ii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company; or (iii) order the Company to pay some or all of the expenses incurred by any person in obtaining an order for indemnification under this item (3).

4. An eligible party is entitled to indemnity from the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he or she is made a party by reason of being an eligible party, if the person seeking indemnity, (a) was substantially successful on the merits in his or her defense of the action or proceeding; and (b) fulfills the conditions set out in clauses (2)(a) and (b) above.

5. The Company may purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

The Company's Articles provide that the Company must indemnify, to the extent allowed under the BCBCA, each eligible party against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The Articles further provides that the Company may advance expenses to an eligible party to the extent permitted under the BCBCA. The Articles also authorize the Company to obtain directors' and officers' liability insurance.

Each director and officer is also a party to an indemnification agreement with the Company, pursuant to which the Company has agreed, to the fullest extent not prohibited by law and promptly upon demand, to indemnify and hold harmless such director or officer, his or her heirs and legal representatives from and against (i) all costs, charges and expenses incurred by such director or officer in respect of any claim, demand, suit, action, proceeding or investigation in which such director or officer is involved or is subject by reason of being or having been a director or officer and (ii) all liabilities, damages, costs, charges and expenses whatsoever that the director or officer may sustain or incur as a result of serving as a director or officer in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted or acquiesced in by such director or officer in his or her capacity as a director or officer, whether before or after the effective date of such indemnification agreement.

The Company currently maintains directors' and officers' liability insurance for its officers and directors. Effective upon completion of the Change of Business, the Company anticipates carrying a directors' and officers' liability insurance policy, which provides $1,000,000. The retention is $1,000,000. The aggregate premium paid for the coverage was $120,000.

Item 15. Recent Sales of Unregistered Securities.

The following information represents securities sold by the Company within the past three years through April 29, 2021 which were not registered under the Securities Act. Included are new issues, securities issued in exchange for property, services or other securities, securities issued upon conversion from other share classes and new securities resulting from the modification of outstanding securities. We sold all of the securities listed below to accredited investors pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act.

On December 18, 2020, the Company completed a financing of 7,869,005 subscription receipts ("Salona Subscription Receipts") on a non-brokered private placement basis at a price of C$0.4749 per Salona Subscription Receipt, for gross proceeds to us of C$3,736,982 (the "Concurrent Salona Financing"). Each Salona Subscription Receipt will automatically convert into one common share on the effective date of this registration statement. In connection with the Concurrent Salona Financing, registered dealers were entitled to cash compensation in the aggregate amount of C$166,448 (50% payable on the closing of the Concurrent Salona Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 876,231 options ("Salona Compensation Options"), each of which shall be exercisable to purchase one common share at a price of C$0.4749 per common share until December 18, 2022.

In addition, on December 18, 2020, our wholly-owned British Columbia incorporated subsidiary ("Finco") completed a financing of 2,121,232 subscription receipts ("Finco Subscription Receipts") on a non-brokered private placement basis, at a price of C$0.8548 per Finco Subscription Receipt, for gross proceeds to Finco of C$1,813,276 (the "Concurrent Finco Financing"). Each Finco Subscription Receipt will automatically convert into one unit (each, a "Unit") on the Escrow Release Date, without any further consideration on the part of the subscriber. Each Unit shall consist of one share of Finco (a "Finco Share") and one Finco Share purchase warrant (a "Finco Warrant"), with each Finco Warrant exercisable for one Finco Share at C$1.25 per share until December 18, 2022, subject to acceleration. In connection with the Concurrent Finco Financing, registered dealers were entitled to (i) cash compensation in the aggregate amount of C$83,320 (50% payable on closing of the Concurrent Finco Financing and 50% payable on the Escrow Release Date), and (ii) on the Escrow Release Date, an aggregate of 243,675 options ("Finco Compensation Options"), each of which shall be exercisable to purchase one Finco Share at a price of C$0.8548 per share until December 18, 2022.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1#*

Purchase Agreement among Brattle Street Investment Corp., Brattle Acquisition I Corp, South Dakota Partners, Inc., GAP Partners, Inc., Luke Faulstick, Steve Hollis and the Additional Shareholders set forth therein, dated September 8, 2020.

3.1*	Certificate of Incorporation of Chrysalis Capital IX Corporation, dated September 17, 2013.
3.2*	Chrysalis Capital IX Corporation By-Law No. 1., dated September 17, 2013.
3.3*	Certificate of Amendment of Chrysalis Capital IX Corporation, dated February 21, 2014.
3.4*	Notice of Articles and Certificate of Amalgamation of 1040096 B.C. Ltd. and Inspira Financial Inc., dated July 7, 2015.
3.5*	Notice of Articles and Certificate of Amalgamation of 1042000 B.C. Ltd. and Inspira Financial Inc., dated July 7, 2015.
3.6*	Certificate of Change of Name of 104200 B.C. Ltd., dated July 7, 2015.
3.7*	Certificate of Amendment of Chrysalis Capital IX Corporation, dated July 7, 2015.
3.8*	Notice of Articles and Certificate of Change of Name of Inspira Financial Inc., dated January 5, 2020.
3.9*	Notice of Alteration, Notice of Articles and Certificate of Change of Name of Brattle Street Investment Corp., dated December 14, 2020.
4.1*	Salona Specimen Certificate
4.2*	Form of Subscription Agreement for U.S. Subscribers of Subscription Receipts for Shares of Brattle Street Investment Corp.
4.3*	Form of Subscription Agreement for Non-U.S. Subscribers of Subscription Receipts for Shares of Brattle Street Investment Corp.
4.4*	Form of Subscription Agreement for U.S. Subscribers of Subscription Receipts for Units of Brattle Finco B.C. Ltd.
4.5*	Form of Subscription Agreement for Non-U.S. Subscribers of Subscription Receipts for Units of Brattle Finco B.C. Ltd.
5.1*	Opinion of DLA Piper (Canada) LLP
10.1*	Stock Option Plan of Inspira Financial Inc.
10.2+*	Supply Agreement between DJO, LLC and South Dakota Partners Inc., dated May 4, 2016.
10.3*	Lease Agreement between Store Capital Acquisitions, LLC and South Dakota Partners, Inc., dated October 19, 2018.
10.4*	Promissory Note of South Dakota Partners to Dacotah Bank, dated February 1, 2019.
10.5*	Business Loan Agreement between South Dakota Partners and Dacotah Bank, dated December 3, 2019.
10.6*	Commercial Security Agreement between South Dakota Partners and Dacotah Bank, dated December 3, 2019.
10.7*	Promissory Note of South Dakota Partners to Dacotah Bank, dated February 1, 2019.
10.8*	Commercial Guaranty among South Dakota Partners Inc, Dacotah Bank and Luke Faulstick, dated December 3, 2019.

10.9*	Commercial Guaranty among South Dakota Partners Inc, Dacotah Bank and Stephen Hollis, dated December 3, 2019.
10.10+*	Supply Agreement between Compass Richmar, LLC and South Dakota Partners, Inc., dated February 5, 2020.
10.11*	Change in Terms Agreement between South Dakota Partners Inc. and Dacotah Bank, dated April 20, 2020.
10.12*	Change in Terms Agreement between South Dakota Partners Inc. and Dacotah Bank, dated July 10, 2020.
10.13*	Business Loan Agreement between South Dakota Partners Inc. and Dacotah Bank, dated August 31, 2020.
10.14*	Promissory Note of South Dakota Partners Inc. to Dacotah Bank, dated August 31, 2020.
10.15*	Debt Conversion Agreement between Brattle Street Investment Corp. and Leslie H. Cross, dated September 6, 2020.
10.16*	Employment Letter Agreement between Battle Street Investment Corp. and Luke Faulstick, dated September 8, 2020.
10.17*	Form of 2021 Option Plan
21.1*	List of Subsidiaries
23.1	Consent of Independent Registered Public Accounting Firm (SRCO Professional Corporation)
23.2*	Consent of DLA Piper (Canada) LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

__________________

# Certain schedules and exhibits have been redacted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

+ Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Del Mar, State of California on April 30, 2021.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

By	/s/ Kyle Appleby
Kyle Appleby
Interim Chief Financial Officer (in his capacity as Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Leslie Cross and Jane Kiernan, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Name and Signature	Title	Date

/s/ Leslie Cross	Chairman of the Board and Interim Chief Executive Officer (Principal Executive Officer)	April 30, 2021
Leslie Cross

/s/ Kyle Appleby	Interim Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	April 30, 2021
Kyle Appleby

/s/ Jane Kiernan	Director	April 30, 2021
Jane Kiernan

/s/ Kyle Wilks	Director	April 30, 2021
Kyle Wilks

/s/ Dr. Ken Kashkin	Director	April 30, 2021
Dr. Ken Kashkin